UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )

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COLUMBIA BANKING SYSTEM, INC.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 8, 2024

TIME

10:00 a.m. Pacific time on Wednesday, May 8, 2024

VIRTUAL MEETING

www.virtualshareholdermeeting.com/COLB2024

HOW TO PARTICIPATE

Visit www.virtualshareholdermeeting.com/COLB2024 and enter the control number found on your notice, proxy card or instruction form.

RECORD DATE

You are entitled to vote at the annual meeting and at any adjournments or postponements of the meeting if you were a shareholder at the close of business on March 11, 2024.

ITEMS OF BUSINESS

The purposes of the meeting are as follows:	Board Recommendation	Page Reference

(1) To elect the 14 nominees for director named in the accompanying proxy statement to serve on the Board of Directors until the 2025 Annual Meeting of Shareholders or until their successors have been elected and have qualified.	FOR	6

(2) To approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR	76

(3) To approve the 2024 Equity Incentive Plan.	FOR	82

(4) To approve an amendment to the Amended and Restated Employee Stock Purchase Plan.	FOR	90

(5) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR	94
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Dated: March 27, 2024 By Order of the Board of Directors, Kumi Yamamoto Baruffi General Counsel & Corporate Secretary Tacoma, Washington

VOTING
By Internet To vote before the meeting, visit www.proxyvote.com. To vote at the meeting, visit www.virtualshareholder meeting.com/ COLB2024
By Toll Free Number 1-800-690-6903
By Mail Follow the instructions on your proxy card

VOTING BY PROXY

Please vote online or by telephone or submit your proxy card (if you received one) as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions in the proxy statement and on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the proxy materials, on the enclosed proxy card.

PROXY STATEMENT

The Columbia Board of Directors (the “Board”) is soliciting proxies for this year’s Annual Meeting of Shareholders (the “Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. In this proxy statement, the terms the “Company,” “Columbia,” “we,” “us” or “our” refer to Columbia Banking System, Inc. The term “the Bank,” as used in reference to the period of time preceding March 1, 2023, refers to Columbia State Bank (“Columbia Bank”), our wholly owned subsidiary that was merged into Umpqua Bank on March 1, 2023; and as used in reference to the period of time commencing on March 1, 2023, refers to our wholly owned subsidiary Umpqua Bank.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 SHAREHOLDER MEETING:

This proxy statement, the Notice of Internet Availability of Proxy Materials (the “Notice”) and our annual report to shareholders for the year ended December 31, 2023 (the “2023 Annual Report”) are available at www.columbiabankingsystem.com.*

*References in this proxy statement to our website address are provided only as a convenience and do not constitute, and should not be viewed as, an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this proxy statement.

Proxy Summary

This summary does not contain all the information you should consider, and you should carefully read the entire Proxy Statement before voting. For information about voting and the virtual Annual Meeting please see Questions and Answers About Voting and the Meeting at the end of this Proxy Statement. Your vote is very important. The Board is requesting that you allow your common stock to be represented at the meeting by proxy.

INFORMATION ABOUT THE ANNUAL MEETING

VIRTUAL ANNUAL MEETING

The meeting will be a virtual meeting conducted exclusively via live webcast at

www.virtualshareholdermeeting.com/COLB2024 at 10:00 a.m. Pacific time on Wednesday, May 8, 2024.

The Board set March 11, 2024 as the record date for the meeting (the “Record Date”). Shareholders who owned Columbia common stock at the close of business on that date are entitled to vote at the Annual Meeting, with each share entitled to one vote for each matter to be voted on at the meeting. There were 209,311,089 shares of Columbia common stock outstanding on the Record Date.

Under the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders on the Internet, rather than mailing paper copies of the materials (including the 2023 Annual Report) to each shareholder. As a result, unless you previously elected to receive paper copies or request them this year, you will not receive paper copies of these proxy materials. We are sending to our shareholders (other than those that previously elected to receive paper copies) a copy of the Notice, which will instruct you as to how you may access and review the proxy materials online. The Notice will also instruct you as to how you may access your proxy card to vote your shares by telephone or online. If you would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

The Notice was mailed, and the accompanying Notice of Annual Meeting of Shareholders and this proxy statement are first being made available, to shareholders on March 27, 2024.

For additional information regarding the matters to be voted on at the Annual Meeting including, among others, who is entitled to vote at the Annual Meeting, how to vote, and the minimum vote required for each proposal, please see the section of this proxy statement entitled “Questions and Answers About Voting and the Meeting” beginning at page 95.

ADMISSION AND PARTICIPATION

You will be able to participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/COLB2024. To be admitted into the virtual Annual Meeting and to participate, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you misplace your 16-digit control number and your shares are held in street name, please contact your broker for assistance. If you are the registered holder of your shares and misplace your 16-digit control number, please contact shareholders@umpquabank.com.

Contact 844-986-0822 (toll-free) if you have any technical difficulties or trouble accessing the virtual meeting.

SHAREHOLDER QUESTIONS AT THE VIRTUAL ANNUAL MEETING

Prior to the meeting, questions pertinent to meeting matters can be submitted to shareholders@umpquabank.com or mailed to Columbia Banking System, Inc., 1301 “A” Street, 9th Floor, Attn: Corporate Secretary, Tacoma, Washington 98402-4200. During the meeting questions pertinent to meeting matters can only be submitted in the question box provided at: www.virtualshareholdermeeting.com/COLB2024. We reserve the right to edit or reject questions we deem inappropriate, and to consolidate similar questions into one. Pertinent questions will be answered during the meeting, subject to time limitations.

REPLAYS

A link to a replay of the virtual Annual Meeting will be posted as soon as practical at: www.columbiabankingsystem.com.

ANNUAL MEETING BUSINESS

Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes

1. Election of Directors	Majority*	No effect; not treated as a vote cast, except for quorum purposes	No	No effect

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	No	No effect

3. To approve the 2024 Equity Incentive Plan.	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	No	No effect

4. To approve an amendment to the Amended and Restated Employee Stock Purchase Plan.	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	No	No effect

5. Ratification of selection of Independent Registered Public Accounting Firm	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	Yes	No effect

* Votes cast “For” exceed “Against” votes. See the section “Questions and Answers About Voting and the Meeting - What vote is required to elect directors” for additional information.

2023 BUSINESS HIGHLIGHTS

Merger

In October 2021, we entered into an agreement and plan of merger (the “Merger Agreement”) to combine with Umpqua Holdings Corporation (“Umpqua”) and to merge Columbia Bank with Umpqua Bank (the “Merger”). Additional detail regarding this transformational transaction can be found in the joint proxy statement/prospectus that we filed with the SEC on December 2, 2021. The combination received overwhelming support from the shareholders of both companies, and we spent 2022 preparing for the combined company’s launch.

The Merger was completed on February 28, 2023, and our legacy boards of directors and executive management teams combined on March 1, 2023. Our combined company is one of the largest banks headquartered in the West and upon completion of the Merger, Umpqua Bank had more than $50 billion in assets with approximately $37 billion in loans and $44 billion in deposits. The combined bank has offices in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah and Washington. Umpqua Bank’s corporate headquarters remain in Lake Oswego, Oregon, and Columbia Banking System, Inc. remains headquartered in Tacoma, Washington.

INCREASED SCALE
Completed merger with Umpqua Holdings Corporation

Expanded the Bank’s footprint and banking capabilities through the Merger

●   Our franchise delivers relationship-based banking through eight western states that encompass high-growth metropolitan markets and deep-rooted market share in smaller communities.

●   Our expanded customer offerings include a full suite of deposit products and services with contemporary digital capabilities, niche banking verticals across the commercial bank spectrum, and expertise in customer-focused solutions including treasury management, foreign exchange, and wealth and trust businesses.

●   We are the fifth largest bank headquartered in our footprint and the largest bank headquartered in the Northwest, where our market share stands apart with the large national and super regional banks.

●   We successfully completed the core systems conversion within 17 days following the close of the merger.

REALIZED EFFICIENCIES
$143 Million Annualized cost savings

We realized $143 million in annualized cost savings as a result of the Merger

●   Realized cost savings are net of franchise reinvestment to support deeper relationships with existing customers and new customer acquisition.

●   We continued to advance initiatives to grow sustainable, core fee income, including the conversion to a modernized wealth management platform, continued build out of our Real-Time Payments and FedNow capabilities, and other enhancements to our customer-focused systems.

●   Completed our formal integration priorities in connection with the Merger and began an operational review to improve efficiency throughout the organization in the 2024 fiscal year.

STRONG CREDIT QUALITY

Diversified Well-structured Conservative

Strong credit quality is supported by a diversified, well-structured, and conservatively underwritten loan portfolio

●   Our allowance for credit losses was 1.24% of loans and leases as of December 31, 2023, and the remaining credit discount on loans of $80 million provides an additional 21 basis points of loss-absorbing capacity.

●   Non-performing assets were 0.22% of total assets as of December 31, 2023.

Charge-off activity was centered in the higher-yielding FinPac portfolio, as bank-level net charge-offs averaged 0.03% of bank loans in the 2023 fiscal year.

STRONG CAPITAL GENERATION

11.9% Risk-Based Capital Ratio

Capital ratios were impacted by the Merger and associated rate-related asset discounts before expanding on a quarterly basis

●   Solid capital generation in the 2023 fiscal year supported organic growth, a larger regular dividend, and consistently increased our capital ratios following the closing of the Merger.

●   We increased the quarterly cash dividend payment to $0.36 per share from $0.30 for historical Columbia shareholders and $0.35 for historical Umpqua shareholders on a Merger-adjusted basis.

●   Our total risk-based capital ratio expanded by approximately 100 basis points between March 31, 2023 and December 31, 2023.

A NEW LOGO AND VISUAL IDENTITY

The new Umpqua Bank logo and visual identity build on decades of brand history while emphasizing our roots in the West

●   The sleek and modern shape draws inspiration from the brand’s iconic tree and represents our commitment to driving growth and prosperity in each of our communities.

●   The logo’s simple sophistication and style stand out among competitors and resonate with the full spectrum of our customer base from corporate clients to consumers.

DRIVING COMMUNITY PROSPERITY

Strengthening economic prosperity and building a better quality of life is the heart of our brand and purpose

●   We reinforced our commitment to communities with a $20 million endowment to the Umpqua Bank charitable foundation at the close of the Merger.

●   More than $7.7 million in sponsorships and contributions were provided to organizations working to improve economic prosperity and quality of life in our communities. Our philanthropy was recognized by the Puget Sound Business Journal and the Portland Business Journal.

●   Associates recorded more than 30,000 hours of volunteerism and board service with nonprofit organizations throughout the West.

●   Our annual Warm Hearts Winter Drive raised more than $365,000 to benefit families and individuals struggling with homelessness.

GOVERNANCE AND LEADERSHIP

The Board believes that diversity with respect to experience, gender, race, age and other characteristics is important to bring varying perspectives and breadth of experience to its membership. The following charts illustrate the age, gender, race and tenure of the 14 nominees standing for election at the Annual Meeting (with tenure determined by service on either the Columbia Board or the Umpqua board of directors, prior to the Merger).

Strong governance profile led by a diverse and independent board of directors

Proposal 1 – Election of Directors

BOARD COMPOSITION FOLLOWING THE MERGER

In connection with the Merger and pursuant to the terms of the Merger Agreement, the Company’s bylaws were amended (the “Bylaw Amendment”) to provide for the post-merger composition of the Board. The Bylaw Amendment provides that for a period of three years following the closing of the Merger (the “Closing”):

●

The Board will be comprised of 14 directors, seven of which will be legacy Umpqua directors, including Cort L. O’Haver, Umpqua’s former President and Chief Executive Officer, and seven of which will be legacy Columbia directors, including Clint E. Stein, Columbia’s current President and Chief Executive Officer.

●

If a legacy Umpqua director or a successor to a legacy Umpqua director leaves the Board, no less than a majority of the remaining legacy Umpqua directors (or their successors) must approve the successor to such departing director. Similarly, if a legacy Columbia director or a successor to a legacy Columbia director leaves the Board, no less than a majority of the remaining legacy Columbia directors (or their successors) must approve the successor to such departing director.

●

The approval of at least 75% of the entire Board must be obtained in order to remove either Mr. Stein or Mr. O’Haver from the Board or from the board of directors of Umpqua Bank, or to decline reappointing Mr. O’Haver to his position as Executive Chair of the Board or of the board of directors of Umpqua Bank.

●

If the Board Chair is not an independent director, the Board, by a majority vote, will designate a lead independent director from among the independent directors who are legacy Columbia directors or successors to legacy Columbia directors, unless there are no such Columbia directors who are willing to serve in such position, in which case the lead independent director may be designated from among any of the independent directors.

EXECUTIVE CHAIR ROLE

Prior to the Merger, the Company’s practice was for an independent director to serve as Board Chair. From May 2018 through February 28, 2023, Craig D. Eerkes served as the Columbia Board Chair. On March 1, 2023, pursuant to a letter agreement executed in connection with the Merger, Mr. O’ Haver became the Executive Chair of the Board and will continue in that capacity for three years following the Merger. The Board believes Mr. O’Haver’s role as Executive Chair is in the best interests of the shareholders and serves the Company well during this three-year period.

LEAD INDEPENDENT DIRECTOR

The Company’s Corporate Governance Policy provides for a Lead Independent Director. On March 1, 2023, Mr. Eerkes was appointed as the Lead Independent Director, who, among other things, presides at all meetings of the Board at which the Executive Chair is not present; calls executive sessions of the independent directors; advises on meeting schedules and agendas and the information to be provided to directors in conjunction with Board meetings; serves as the principal liaison between the independent directors, the chief executive officer (CEO) and the Executive Chair; serves as an advisor to the Board committees and their chairs; leads the Board in the annual evaluation of the CEO’s performance; and performs such other duties as requested by the Board.

SIZE OF THE BOARD

Our Bylaws provide that the number of directors to be elected by the shareholders will be at least five and not more than 17. As described above, the Bylaw Amendment provides that for three years following the Merger, the Board shall be comprised of seven legacy Umpqua directors and seven legacy Columbia directors. The Board has accordingly fixed the number of directors to be elected at the Annual Meeting at 14 and has nominated the persons listed on the following pages, each of whom has consented to serve as a director if elected, for election as directors to serve until the 2025 annual meeting of the Company’s shareholders or until their successors are qualified and elected.

DIRECTOR RETIREMENT AGE

Our Bylaws provide that any person who has or will attain the age of 75 prior to a meeting of shareholders may not stand for election at such meeting.

NOMINEE INDEPENDENCE

As discussed below under “Board Leadership and Director Independence,” the Board has determined that all of the nominees for election to the Board, other than Executive Chair O’ Haver and President/CEO Stein, are independent.

REPLACEMENT NOMINEES

If a nominee refuses or is unable to stand for election, the Board will designate a replacement nominee in accordance with the terms of the Bylaw Amendment. If the Board designates a substitute, shares represented by a proxy will be voted FOR the substitute nominee. The Board presently has no knowledge that any of the nominees will refuse or be unable to serve.

INFORMATION ABOUT THE 2024 NOMINEES

Information regarding each of the nominees is provided below, including each nominee’s name, age as of the Record Date, principal occupation during the past five years and public company directorships, and the year first elected or appointed a director of Columbia or Umpqua, as applicable. All of the nominees are presently directors of Columbia. There are no family relationships among any of our directors or executive officers, nor are any of the corporations or organizations referenced in the biographical information a parent, subsidiary or affiliate of Columbia.

EXECUTIVE CHAIR

Cort L. O’Haver

Age: 61

Director Since: 2017

Mr. O’Haver is Executive Chair of Columbia Banking System, Inc. He was previously President and Chief Executive Officer of Umpqua Holdings Corporation and Chief Executive Officer of Umpqua Bank, positions he held since January 2017. Mr. O’Haver served as Commercial Bank President of Umpqua Bank from April 2014 to April 2016 when he became President of Umpqua Bank. From October 2006 until he joined Umpqua Bank, Mr. O’Haver was employed by Mechanics Bank as Executive Vice President and Director of Corporate Banking

Qualifications: Mr. O’Haver has over 30 years of commercial banking experience, with extensive leadership, management and business operations experience at Umpqua Bank, Mechanics Bank and U.S. Bank.

LEAD INDEPENDENT DIRECTOR

Craig D. Eerkes

Age: 71

Director Since: 2014

Mr. Eerkes serves as the Vice-President of Sun Pacific Energy, Inc., a commercial real estate business based in the Tri-Cities, Washington. He previously served as President and Chief Executive Officer of Sun Pacific Energy when it was a retail and wholesale petroleum company, a position he held from 1981 until 2023. His experience includes founding and serving as a director and chairman of American National Bank, N.A., Kennewick, Washington, serving as a member of the board of directors of First Hawaiian Bank, and serving as a member of the board of directors of WMI Insurance Company. Mr. Eerkes served as the Chair of the Columbia Board from 2018 until the Merger, at which time he was appointed Lead Independent Director.

Qualifications: Mr. Eerkes has an extensive background and broad experience in highly regulated industries, including the insurance and petroleum industries. His expertise in community banking and risk management brings strong operational depth to the Board.

Mark A. Finkelstein

Age: 65

Director Since: 2014

Mr. Finkelstein is a director of Christensen, Inc., a solutions provider for the fuel, lubricants and propane industries. He is also a member of the Governance, Audit and Compliance Committee of the Board of Trustees of Seattle Children’s Healthcare System and a member of the Board of Directors of the Northwest Chapter of the National Association of Corporate Directors (NACD). Previously, he served as Chief Legal and Administrative Officer and Secretary of Blucora, Inc. from September 2014 through June of 2017. Prior to joining Blucora, he served as EVP-Corporate Development, General Counsel, and Corporate Secretary of Emeritus Corporation and as a strategy advisor for private investment management firms in the United States and Europe.

Qualifications: Mr. Finkelstein has extensive legal background and experience with financial institutions and public companies generally as well as expertise with respect to corporate governance, mergers and acquisitions and other types of corporate transactions. He is also an NACD Board Leadership Fellow.

Eric S. Forrest

Age: 56

Director Since: 2017

Mr. Forrest is co-President of Eugene-based beverage distributor, Bigfoot Beverages, overseeing the company’s Pepsi franchises throughout Oregon and managing its day-to-day operations, warehousing and fleet. Mr. Forrest served as a director of Pacific Continental Corporation (Nasdaq: PCBK) prior to its acquisition by Columbia in November 2017. He currently chairs the Oregon Beverage Recycling Board, which he also co-founded, and serves as the President of the Oregon Beer and Wine Distributors Association and on the board of directors of the Ford Family Foundation.

Qualifications: Mr. Forrest has strong ties within Umpqua Bank’s Eugene, Oregon market, as well as deep management and operational experience. He brings an entrepreneur’s and business owner’s perspective to the Board

Peggy Y. Fowler

Age: 72

Director Since: 2009

Ms. Fowler served as CEO and President of Portland General Electric Company (“PGE”) (NYSE: POR) from 2004-2008. She continued to serve on the PGE Board from 2009-2012, and previously served as Board Chair from 2001-2004. She is currently a director of Hawaiian Electric Industries (NYSE: HE), a position she has held since 2011. Ms. Fowler served as the Chair of Umpqua’s Board and its Executive Committee and Nominating and Governance Committee until the Merger, at which time she was appointed as the Chair of the company’s Nominating and Governance Committee.

Qualifications: Ms. Fowler has a depth of public company and strategic leadership experience, expertise serving on audit and finance committees, and banking industry experience as a former director of the Portland branch of the Federal Reserve Bank of San Francisco.

Randal L. Lund

Age: 66

Director Since: 2017

Mr. Lund served as a partner for 37 years with the accounting firm KPMG and is a retired member of the American Institute of Certified Public Accountants. He is also an NACD Board Leadership Fellow. He is a past member, Advisory Board, Portland Chapter of the National Association of Corporate Directors (NACD) as well as a past member of the Program Committee for the Portland Chapter of Financial Executives International. He is a past board member of Software Association of Oregon, the Oregon Society of Certified Public Accountants, and Metropolitan Family Services. Mr. Lund has served as the Chair of Columbia’s Audit Committee since 2019.

Qualifications: Mr. Lund has extensive accounting and operational experience with public companies, as well as deep expertise in the auditing and governance of public companies. He is one of the Board’s designated audit committee financial experts.

Luis F. Machuca

Age: 66

Director Since: 2010

Mr. Machuca served as President and Chief Executive Officer of Enli Health Intelligence Corporation, a healthcare applications company that activates collaborative care, from January 2002 until its sale on December 31, 2020. Mr. Machuca serves on the Board of Directors of UpHealth, Inc (NYSE: UPH), a position he has held since December 2022. He also serves on the Board of Directors of Cambia Health Systems, a nonprofit health care company based in Portland, Oregon. He served as the Chair of Umpqua’s Compensation Committee until the Merger, at which time he was appointed the Chair of the company’s Compensation Committee.

Qualifications: Mr. Machuca brings strong business operations and leadership experience to the Board, together with extensive civic and community ties.

S. Mae Fujita Numata

Age: 67

Director Since: 2012

Ms. Numata is the founder of Numata Consulting PLLC., a consulting business through which she has provided interim executive leadership services to privately owned companies in Washington, Oregon and Montana. Ms. Numata is a former partner with a national consulting firm, a former Chief Financial Officer in the media industry for 11 years, and a former banker for 24 years. She is a board member and Finance Committee Chair of GeoEngineers, Inc., and the Lead Director of Uwajimaya, Inc. Ms. Numata was also the Board Chair of the Girl Scouts of Western Washington until her tenure expired in February 2021.

Qualifications: Ms. Numata’s extensive accounting and banking background provide the Board and Audit Committee with valuable expertise, and she is one of the Board’s designated audit committee financial experts.

Maria M. Pope

Age: 59

Director Since: 2014

Ms. Pope is President, CEO and a member of the Board of Directors of Portland General Electric Company (NYSE: POR). She was appointed President on October 1, 2017 and Chief Executive Officer on January 1, 2018. From March 2013 to January 2018, Ms. Pope served as Senior Vice President, Power Supply, Operations, and Resource Strategy for PGE. Her current board services include the Oregon Business Counsel and the Federal Reserve Bank of San Francisco, Portland branch.

Qualifications: Ms. Pope’s extensive leadership and business management experience, as well as chief financial officer roles of three publicly traded companies, provide the Board and Audit Committee with valuable expertise. She is one of the Board’s designated audit committee financial experts.

John F. Schultz

Age: 59

Director Since: 2015

Mr. Schultz serves as Executive Vice President and Chief Operating Officer of Hewlett Packard Enterprise (NYSE: HPE), a position he has held since 2020. Prior to that, he served as HPE’s Executive Vice President, Chief Legal and Administrative Officer and Secretary from December 2017 to July 2020, and served as HPE’s Executive Vice President, General Counsel and Secretary from November 2015 to December 2017. He serves on the boards of Albright College, the National Legal Aid & Defender Association, and The Children’s Beach House, and on the advisory board of the Anti-Slavery Collective.

Qualifications: In his work at HPE, Mr. Schultz has led transformation, information technology and risk management functions, including HPE’s transformation office, IT and cybersecurity organizations, eCommerce team, ethics and compliance, legal, sustainability, global resilience and security functions. He also has deep corporate governance expertise as a result of his experience as HPE’s General Counsel and corporate secretary.

Elizabeth W. Seaton

Age: 62

Director Since: 2014

Ms. Seaton is the President and CEO of Saltchuk Aviation, an air cargo and aviation services company headquartered in Seattle, Washington. She served as Senior Vice President of Operations for Saltchuk Resources Inc., a family of diversified transportation and fuel distribution companies, headquartered in Seattle, Washington from 2014 to 2018. She spent over 20 years with Weyerhaeuser in strategic planning, capital investments and business leadership positions. She is currently a member of the Planned Parenthood Federation of America Board of Directors, serving as Secretary and as a member of the Federation Governance, Finance and Executive Committees.

Qualifications: Ms. Seaton has broad experience in business leadership, change management, strategic development, mergers and acquisitions and enterprise risk management.

Clint E. Stein

Age: 52

Director Since: 2020

Mr. Stein is the President and Chief Executive Officer of Columbia and Chief Executive Officer of Umpqua Bank. He was President and Chief Executive Officer of Columbia Bank from January 2020 until its merger with Umpqua Bank. He joined Columbia in December 2005 as Senior Vice President, Chief Accounting Officer and Controller and was appointed Executive Vice President and Chief Financial Officer in 2012. He continued to serve as Chief Financial Officer until May 2018, following his appointment in 2017 as Chief Operating Officer, a position he held until being appointed President and Chief Executive Officer.

Mr. Stein currently serves on the Federal Reserve Bank of San Francisco Board of Directors, Executive Council For A Greater Tacoma and the boards for the Washington Bankers Association and Pacific Coast Banking School.

Hilliard C. Terry, III

Age: 54

Director Since: 2010

Mr. Terry previously served as Executive Vice President and Chief Financial Officer of Textainer Group Holdings Limited (NYSE: TGH), from 2012 to 2018. Before joining Textainer, he was Vice President and Treasurer of Agilent Technologies, Inc. (NYSE: A). He serves as a director of Upstart, Inc. (Nasdaq: UPST), a cloud-based artificial intelligence lending platform, a position he has held since February 2019, and of Asbury Automotive Group, Inc. (NYSE: ABG), the 6th largest franchised automotive retailer in the United States, a position he has held since February 2022.

Qualifications: Mr. Terry has senior leadership and business management experience with small and large-cap companies as well as broad-based accounting, treasury, and cash management expertise from his CFO roles. He is one of the Board’s designated audit committee financial experts.

Anddria Varnado

Age: 38

Director Since: 2018

Ms. Varnado is the GM and Head of the Consumer Business at Kohler Company, a global leader in home products, hospitality destinations and systems, a position she has held since 2020. Immediately prior to Kohler, she served as Vice President, Strategy & Business Development, at Macy’s, Inc. (NYSE: M) from 2019 to 2020. Prior to Macy’s, from 2016 to 2019, she was Vice President and Head of Strategy and Business Development at Williams-Sonoma, Inc. (NYSE: WMS). She serves as a director of Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB), an operator, franchisor, and developer of casual dining restaurants in North America, a position she had held since March 2021.

Qualifications: Ms. Varnado has senior leadership and strong business management experience as well as industry experience in the Financial Institutions Group within a Corporate & Investment Banking division.

VOTE REQUIRED AND BOARD RECOMMENDATION

The election of each of the Board nominees named in this Proxy Statement requires the affirmative vote FOR by a majority of the shares present at the virtual meeting or by proxy and voting on this proposal. Brokers do not have discretion to cast a vote for the election of Board nominees without your direction. Therefore, if your shares are in street name and you do not instruct your broker how to vote, your shares will not be voted on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees named in this Proxy Statement.

Corporate Governance

GOVERNANCE PRACTICES AND FRAMEWORK

The Board is committed to sound business practices, transparency in financial reporting and high standards of corporate governance. We operate within a comprehensive plan of corporate governance with the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance and our corporate governance policies, practices and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. Our current best practices include:

Independent Oversight	✓ 12 of 14 directors are independent
✓ Lead Independent Director
✓ Independent committees
✓ Separation of Executive Chair and CEO

Engaged Board/ Shareholder Rights	✓ Annual election of all directors
✓ Majority vote standard (with plurality carve-out for contested elections)
✓ Limitation on other paid board service
✓ Shareholder right to call special meetings
✓ Annual Say-on-Pay voting
✓ Annual Board and committee self-evaluations

Other Governance Practices	✓ Board diversity of experience, gender, race, age and tenure
✓ Mandatory retirement age of 75
✓ Annual review of CEO succession plan by the independent directors with the CEO
✓ Annual review of senior management long-term and emergency succession plans
✓ Executive and director stock ownership requirements
✓ Board oversight of ESG through the Nominating and Governance Committee
✓ Board oversight of cybersecurity through the Enterprise Risk Management Committee

The Nominating and Governance Committee of the Board has the authority and responsibility to monitor and review the appropriateness of the Company’s principles and practices of corporate governance in light of emerging standards and best practices and the needs of the Company and its shareholders, and make such recommendations to the full Board as the Committee considers appropriate.

BOARD LEADERSHIP AND DIRECTOR INDEPENDENCE

The Board is committed to maintaining an independent board, and an overwhelming majority (including both legacy Columbia and legacy Umpqua directors) has been comprised of outside directors for many years. It has further been the practice of Columbia to separate the duties of Board Chair and Chief Executive Officer. With the Merger, Umpqua’s former President and Chief Executive Officer, Cort L. O’Haver, was appointed to the newly created position of Executive Chair, and Columbia’s Board Chair, Craig D. Eerkes, was appointed to the newly created position of Lead Independent Director. In keeping with good governance practices, the Board believes in the importance of an independent director to provide leadership and objectivity separate from the Executive Chair and Chief Executive Officer.

The Board annually reviews director independence under applicable law, the listing standards of Nasdaq and our Corporate Governance Policy. In addition, in order to identify potential conflicts of interest and to monitor and preserve independence, directors should consult the Chair of the Nominating and Governance Committee and the Chair of the Board before accepting membership on other boards or other significant commitments involving affiliation with other businesses or governmental entities. The Corporate Governance Policy limits directors from serving on more than three boards for which they receive compensation as a director, in addition to Columbia’s Board.

The Board has affirmatively determined that all directors other than Executive Chair O’ Haver and CEO Stein are independent. In determining the independence of directors, the Board considered responses to Director & Officer questionnaires that indicated no transactions between the Company or its affiliates and directors other than banking transactions with Umpqua Bank or, prior to the Merger, Columbia Bank. The Board also considered the lack of any reported conflicts of interest and transactions with the Company, which directors are required to report pursuant to the Corporate Governance Policy.

DIRECTOR QUALIFICATIONS

The Board believes each of the Company’s directors should bring a rich mix of qualities and skills to the Board. All of our directors bring to the Board a wealth of leadership experience derived from their service in a variety of professional and executive positions and extensive board experience.

The Nominating and Governance Committee is responsible for the oversight and nomination process for director nominees. The committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. The committee has not adopted, nor does it anticipate adopting, specific minimum qualifications for committee-recommended nominees, nor has the committee adopted a formal policy relating to Board diversity, although the committee and the Board value and seek to include members with diversity in professional experience and skills relevant to the Company, gender, race, and age. The committee instead evaluates each nominee on a case-by-case basis, including assessment of each nominee’s business experience, involvement in the communities served by Columbia, diversity and special skills. The Nominating and Governance Committee also evaluates whether the nominee’s skills are complementary to existing Board members’ skills, and the Board’s need for operational, management, financial, technological or other expertise. The Nominating and Governance Committee annually reviews the experience, qualifications, attributes and skills of each director and nominee as part of its evaluation of whether these are the right individuals to serve on Columbia’s Board to help Columbia successfully meet its strategic plans. Because directors are elected for one-year terms, the Nominating and Governance Committee has an annual opportunity to assess these factors and, if appropriate, determine not to re-nominate any director.

The Nominating and Governance Committee will consider nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this proxy statement under the section “Questions and Answers About Voting and the Meeting—When are proposals and director nominations for the 2025 Annual Meeting due?” The committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria.

The biographical information set forth above, under the caption “Information About the 2024 Nominees,” summarizes the experience, qualifications, attributes and skills that Columbia believes qualifies each director to serve on the Board. The Nominating and Governance Committee and the Board believe each respective director’s professional and business acumen and board experience, and the total mix of all directors’ experience and skills, are beneficial to the Company and the Board.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

The Board is committed to overseeing the Company’s corporate responsibility strategy, and the Nominating and Governance Committee is chartered with providing oversight of the Company’s Environmental, Social and Corporate

Governance (ESG) matters. The Company publishes a separate ESG report that includes alignment with the Global Reporting Initiative (GRI) and the Sustainability Accounting Standards Board (SASB). Our 2023 ESG report, which we plan to publish later this year, will include alignment with the Task Force for Climate-related Disclosures.

Building long-term value for customers, communities, associates and shareholders is underpinned by the Company’s Do Right Together culture and its commitment to community prosperity. This is demonstrated through several channels including an $8.1 billion commitment over five years that was signed in 2022 to enhance affordable homeownership access, small business formation and growth, and philanthropic and community development initiatives in communities across our footprint. This commitment is the result of collaboration with the National Community Reinvestment Coalition and ongoing engagement with community partners and stakeholders. Additionally in 2023, we initiated philanthropy programs focused on underrepresented groups. Our Connect Volunteer Network, which provides all associates with up to 40 hours of paid time off each year, continues to support a wide range of community needs.

Further commitment to community is evidenced through the achievement of “Satisfactory” in Umpqua Bank’s most recent FDIC examination. This reflects the company’s dedication and responsiveness to meeting the credit needs of its communities by lending, investing in, and serving a broad range of clients, including low- and moderate-income neighborhoods.

Additional information about ESG activities and community endeavors can be found in the “About Us-Our Impact” section at www.umpquabank.com, the “ESG” section at www.columbiabankingsystem.com or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200.

CLIMATE

Fundamental to our Do Right Together culture is a commitment to understand the needs of our communities and customers. As impacts from climate change increase, particularly in low- and moderate-income neighborhoods, we think it is essential to assess the climate-related risks that exist for our stakeholders and to our business.

We are committed to evaluating climate-related risk to our overall business and strategy. Our Sustainability & ESG program reporting for 2023 has been expanded to include disclosure aligned with the Task Force on Climate-Related Financial Disclosures, which assesses climate-related risks and opportunities across our business. Our evaluations include both physical and transition risk, which are monitored by measuring our environmental impacts as part of the annual ESG report and participating in the Risk Management Association’s Climate Risk Consortia, among other efforts.

These climate risk-focused efforts, in addition to overall risk management, are led by our Corporate Risk Committee (CRC), which is led by the Chief Risk Officer and includes select executive and senior leadership. The CRC reports to the Board’s Enterprise Risk Management Committee (ERM Committee), which is responsible for overseeing climate risk on behalf of the Company. The ERM Committee provides governance of our overarching risk objectives through risk policies, risk limits and the Risk Appetite Statement, in addition to providing an approved risk framework which is monitored by the CRC.

INCLUSION AND BELONGING

We strive to be a bank for everyone and take pride in our role as a community leader. The Company’s culture starts with providing a great place to work that includes the celebration of differences, and representing the diversity of our communities, experiences, cultures and perspectives at all levels. We are committed to creating a banking experience where the relationships we build and the solutions we offer support and attract the diversity of our communities.

●	Our diversity, equity and inclusion efforts enjoy a comprehensive support system led by the Company’s executive team and supported by our Diversity Council and Social Impact Team.

●

We seek to create environments that encourage our associates and clients to be themselves while developing a deeper sense of belonging. In support of this, diversity, equity and inclusion and discrimination prevention training is required for all associates.

●

With a goal of bringing people together based on common backgrounds and experiences, the Company offers Associate Resource Groups including: the Pride Resource Group; Women’s Resource Group; Black, Indigenous,

and People of Color (BIPOC) Resource Group; Military Resource Group; and People with Disabilities Resource Group. All associates are welcome to participate as members or as allies.

●

Our goal is to recruit the best qualified employees regardless of gender, ethnicity or other protected traits, and it is our policy to comply with all laws applicable to discrimination in the workplace. To engage and attract underrepresented talent populations, we partner with outside organizations including Direct Employers Diversity Association, BankWork$, Handshake, and Hiring our Heros.

●

Our current Board has strong diversity with 36% women and 29% people of color, with women chairing three, or 60%, of the Board committees. Our team of executive officers is comprised of 31% women and 15% people of color.

●

Further information about Diversity & Inclusion commitments, can be found in the “About Us-Our Impact-Diversity, Equity and Inclusion” section at www.umpquabank.com, or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200.

CODE OF ETHICS AND CORPORATE GOVERNANCE DOCUMENTS

The Company has adopted a code of conduct, referred to as the Business Ethics and Conduct Statements. We require all associates to adhere to this ethics code in addressing legal and ethical issues that they encounter in the course of doing their work. This ethics code requires our associates to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Annually, each associate is expected to read the ethics code and to certify that the associate is in compliance and is not aware of any non-compliance with the code.

In addition, Columbia has adopted a Code of Ethics for Senior Financial Officers, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and any persons performing similar functions.

Our Code of Ethics for Senior Financial Officers and our Business Ethics and Conduct Statements as well as the following documents, are located in the “Overview -- Governance Documents” section at www.columbiabankingsystem.com, or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200:

●	Bylaws
●	Corporate Governance Policy
●	Corporate Disclosure Policy
●	Insider Trading Policy
●	Whistleblower Program and Protections (EthicsPoint)
●	Charters of the Board’s Audit, Compensation, Nominating and Governance, and Enterprise Risk Management committees

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2023, the following board members or former directors served on the Compensation Committee: Laura Alvarez-Schrag, Craig Eerkes, Mark Finkelstein, Peggy Fowler, Michelle Lantow, Luis Machuca, Mae Numata, Maria Pope, John Schultz, Elizabeth Seaton and Anddria Varnado.

During 2023, none of our executive officers served on the compensation committee (or equivalent body) or board of directors of another entity whose executive officer served on the Compensation Committee. For information about related person transactions involving members of our Compensation Committee, see the section entitled “Certain Relationships and Related Transactions.”

SHAREHOLDER ENGAGEMENT

We value the views of our shareholders and welcome feedback from them regarding a variety of topics, including corporate strategy, risk management, corporate governance and executive compensation. We engage with shareholders throughout the year, including by attending investor conferences, roadshows and tours hosted by research firms and others. In addition, management, which includes the Investor Relations department, routinely reaches out to larger institutional and prospective shareholders to discuss topics of interest.

By regularly engaging with our shareholders, we provide perspective on our business practices and policies. Seeking input from shareholders also helps to ensure we are addressing their questions and concerns. Feedback received from shareholder engagement is shared with senior executives and the Board, as appropriate. This feedback is taken into consideration when planning future company policies, practices and disclosures in public filings. Moreover, senior management and the Board endeavor to listen, consider and respond to shareholders in shaping the goals and objectives of the Company.

In 2023, management connected with representatives from approximately 120 separate investment firms at various in-person conferences and similar events. In addition, management responded to phone calls and other communications on various topics of interest to shareholders. Columbia’s top 50 shareholders represent approximately 80% of our outstanding common shares according to available records, and management connected with 68% of this group in fiscal 2023, representing approximately 53% of our outstanding shares.

Topics discussed with Columbia’s shareholders during 2023 included merger integration activities, liquidity and balance sheet trends, asset-liability management and net interest margin trends, expense management, and credit quality conditions, among others. Macro events in the banking industry in March of 2023, including the closure of two larger banks, turned the focus of many investors to banks’ securities portfolios and liquidity positions. Columbia responded with added public disclosure regarding our diversified balance sheet and robust liquidity. Management highlighted Columbia’s relationship-based banking focus and granular deposit portfolio—which is diversified by customer, industry, geography, and product type—fundamentally differentiating our business model from those of the troubled institutions.

In the year-to-date period through March 20, 2024, management has engaged with approximately 75 separate investment firms. In addition to general discussions surrounding the completion of our merger integration activities and overall financial performance in 2023, recent topics included our operational efficiency initiatives outlined in public disclosures filed on March 5, 2024. Management highlighted an ongoing enterprise-wide effort to drive improved efficiency in 2024 as well as deposit acquisition strategies, credit quality conditions, expansion into newer markets, technical innovations, among other topics.

The Board and management are committed to ongoing engagement with our shareholders and intend to continue these outreach efforts.

COMMUNICATING WITH THE BOARD

Shareholders and other interested parties may communicate with the Board by writing to the Executive Chair c/o Columbia’s Corporate Secretary, Columbia Banking System, Inc., 1301 “A” Street, Tacoma, Washington, 98402-4200. The Corporate Secretary will relay appropriate questions or messages to the Executive Chair. Only items related to the duties and responsibilities of the Board will be forwarded.

Anyone interested in raising a complaint or concern regarding accounting issues or other compliance matters directly with the Audit Committee may do so anonymously and confidentially by contacting EthicsPoint:

By Internet Visit 24/7 www.ethicspoint.com	By Telephone 1-866-EthicsP (1-866-384-4277)

Board Structure and Compensation

2023 BOARD MEETINGS

The Board met 10 times during 2023. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served, with the exception of Ms. Mack-Askew who resigned in connection with the effectiveness of the Merger. Columbia directors are expected to attend the annual shareholder meeting. Last year, all of our directors who were then serving on the Board attended the virtual annual shareholder meeting. During 2023, the independent directors held three meetings without management present.

BOARD COMMITTEES

The Board’s primary standing committees are the Audit; Compensation; Nominating and Governance; and Enterprise Risk Management committees. The Board has determined that all of the members of such committees qualify as “independent” under applicable laws, the listing standards of Nasdaq and our Corporate Governance Policy. The current members of the Board, the primary standing committees on which they serve and the key functions of each committee are identified below.

Audit Committee

CURRENT MEMBERS:

R. Lund (Chair)*

E. Forrest

S. Numata*

M. Pope*#

J. Schultz

E. Seaton

H. Terry, III*

MEETINGS IN 2023: 9

*The Board has determined that these members are “audit committee financial experts” within the meaning of the SEC’s regulations and are “financially sophisticated” within the meaning of Nasdaq rules

The Audit Committee is responsible for the oversight of the quality and integrity of Columbia’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors and other significant financial matters. In discharging its duties, the Audit Committee is expected to, among other things:

•    have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent auditors;

•    review and approve the engagement of the independent auditors to perform audit and non-audit services and related fees;

•    review the integrity of the financial reporting process;

•    review the financial reports and disclosures submitted to appropriate regulatory authorities;

•    oversee disclosure controls and procedures related to cybersecurity;

•    maintain procedures for the receipt, retention and treatment of complaints regarding financial matters; and

•    review and approve related party transactions.

The Audit Committee operates under a formal written charter, a copy of which is available in the “Overview—Governance Documents” section of our website at www.columbiabankingsystem.com.

# The Board has appointed Anddria Varnado to replace Ms. Pope on the Audit Committee, and for Ms. Pope to replace Ms. Varnado on the Nominating and Governance Committee, each effective as of April 1, 2024

Compensation Committee
CURRENT MEMBERS: L. Machuca (Chair) M. Finkelstein P. Fowler M. Pope J. Schultz E. Seaton A. Varnado MEETINGS IN 2023: 7

The Compensation Committee is charged with the responsibility of reviewing the performance of our Chief Executive Officer and other key executives and evaluating the elements of their compensation and long-term equity based incentives. In discharging its duties, the committee also:

•    administers the Company’s incentive compensation plans;

•    appoints and oversees the independent compensation consultant, and annually reviews the consultant’s independence; and

•    periodically reviews management development activities and succession plans.

The Compensation Committee operates under a written charter, a copy of which is available in the “Overview—Governance Documents” section of our website at www.columbiabankingsystem.com.

Nominating and Governance Committee
CURRENT MEMBERS: P. Fowler (Chair) E. Forrest M. Finkelstein L. Machuca J. Schultz H. Terry, III A. Varnado# MEETINGS IN 2023: 4

The Nominating and Governance Committee oversees the Company’s corporate governance principles and practices. It is also responsible for evaluating overall Board composition, assessing the skills, backgrounds and experience that are represented on the Board, and making recommendations for Board nominees accordingly. The committee also:

•    manages the Board and committee self-evaluation process; and

•    provides oversight of ESG matters.

The Nominating and Governance Committee operates under a written charter, a copy of which is available in the “Overview—Governance Documents” section of our website at www.columbiabankingsystem.com.

# The Board has appointed Ms. Pope to replace Ms. Varnado on the Nominating and Governance Committee, and for Ms. Varnado to replace Ms. Pope on the Audit Committee, each effective as of April 1, 2024

Enterprise Risk Management Committee
CURRENT MEMBERS: E. Seaton (Chair) M. Finkelstein R. Lund L. Machuca S. Numata M. Pope H. Terry, III MEETINGS IN 2023: 6

The Enterprise Risk Management Committee is responsible for the oversight of Columbia’s policies, procedures, and practices related to business, market, and operational risks as they impact the strategic, operational, reporting, and compliance objectives of its strategic plan. The ERM Committee is responsible for reporting risk issues and events to the Board and providing the Board with necessary oversight and advice to set risk tolerances. The committee is also responsible for the oversight of risks from cybersecurity threats. The Company’s Chief Risk Officer assists the committee in its work.

The Enterprise Risk Management Committee operates under a written charter, a copy of which is available in the “Overview—Governance Documents” section of our website at www.columbiabankingsystem.com.

BOARD RISK OVERSIGHT

The Board has ultimate authority and responsibility for overseeing risk management at Columbia. We have a Risk Appetite Framework that is reviewed by the Enterprise Risk Management Committee (ERM Committee) of the Board at least annually. The ERM Committee regularly receives reports from management on credit quality and concentrations, liquidity, capital adequacy, regulatory compliance, fraud, business continuity planning and disaster recovery, and information security and cybersecurity. The risk reports are available to the full Board.

The executive officers regularly report on the risk domains they are responsible for managing directly to the appropriate Board committees. The Board and its committees also discuss risk management with other Company officers, such as the Chief Compliance Officer or Chief Information Security Officer, as the Board may deem appropriate.

With respect to cybersecurity risk oversight - information security, corporate risk and internal audit support executive officers, as well as the Board, its Audit Committee and its ERM Committee, with regular evaluations and reporting on Columbia’s cybersecurity risk management posture. This includes evaluation of policies, procedures and control activities to manage, prevent, detect and respond to cybersecurity incidents and/or exercises (initiated by Columbia). Lessons learned and/or recommendations made are actioned, and executive officers provide oversight to improve cyber-defenses. Columbia is continually enhancing its cybersecurity capabilities, including through multi-factor authentication, ongoing testing and annual training for all associates.

COMPENSATION OF DIRECTORS

The Company’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”) sets forth certain shareholder-approved terms for the compensation of non-employee directors. Directors receive compensation in the form of cash and equity awards in the form of restricted stock. We do not pay directors who are also employees of Columbia or its subsidiaries additional compensation for their service as directors. The 2018 Plan authorizes a shareholder-approved annual increase, beginning with the 2019-2020 Annual Period (as defined in the 2018 Plan), in such compensation of 5% per year unless the Board determines in its discretion to defer and cumulate such increase (or portion).

The compensation paid to non-employees directors remained unchanged from 2019 through the closing of the Merger on February 28, 2023. With the completion of the Merger, the Board approved increasing such compensation, as authorized by the 2018 Plan, by the amounts deferred and cumulated (the “Deferred Adjustment”), taking into account peer practices and the larger size of the Company. The Board also approved amending the 2018 Plan so that the power to grant awards to non-employee directors is vested in the Compensation Committee rather than the Nominating and Governance

Committee. Following the annual meeting of the Company’s shareholders on May 18, 2023, the Board approved increasing the compensation paid to non-employee directors for the 2023-2024 Annual Period by an additional 5%.

Prior to the Deferred Adjustment, non-employee director compensation for the 2022-2023 Board service year consisted of a $47,000 annual cash retainer and a $70,000 annual equity grant of restricted stock awards, plus cash retainers for service on the Board’s standing committees and for serving as Chair of any such committees as set forth below. With the Deferred Adjustment, non-employee director compensation for the balance of the 2022-2023 Board service year and for the 2023-2024 Annual Period is as set forth below.

2023-2024 NON-EMPLOYEE DIRECTOR COMPENSATION

	2023-2024 Annual Cash Compensation

	Unchanged since 2019	As Adjusted March 1, 2023	As Adjusted May 25, 2023

Annual Board Retainer	$47,000	$54,000	$57,000

Board Chair / Lead Independent Director Annual Retainer	$45,000	$52,000	$54,700

Committee Chair Annual Retainer ● Audit Committee	$15,000	$17,300	$18,200

● Compensation Committee	$12,000	$13,900	$14,500

● Other standing committees*	$9,000	$10,400	$10,900

Committee Member Annual Retainer ● Audit Committee	$8,000	$9,200	$9,700

● Compensation Committee	$6,000	$6,900	$7,300

● Other standing committees*	$4,000	$4,600	$4,800

* Includes service on Columbia Trust Company and Financial Pacific Leasing, Inc. boards of directors.

	2023-2024 Annual Equity Compensation

	Unchanged since 2019	As Adjusted March 1, 2023	As Adjusted May 18, 2024

Annual Equity Retainer	$70,000	$81,000	$85,000

Cash Compensation

For service through the closing of the Merger on February 28, 2023, non-employee directors’ annual cash compensation for the 2022-2023 Board service year was prorated through February 28, 2023. For service from March 1, 2023, non-employee directors’ annual cash compensation was similarly prorated from March 1, 2023 through May 25, 2023, the expiration of the 2022-2023 Annual Period under the 2018 Plan. For service from May 26, 2023 through the 2023-2024 year of service, non-employee directors’ annual cash compensation is as set forth above.

Equity Compensation

For service through the closing of the Merger on February 28, 2023, non-employee directors’ annual equity grant of $70,000 for the 2022-2023 Board service year was prorated through February 28, 2023. The prorated restricted stock awards granted to the non-employee directors automatically vested upon the closing of the Merger, which was a “change in control” as defined in the 2018 Plan. For service from March 1, 2023, non-employee directors’ annual equity grant was similarly prorated from March 1, 2023 through May 25, 2023, the expiration of the 2022-2023 Annual Period under the 2018 Plan. For service from May 26, 2023 through the 2023-2024 year of service, non-employee directors received a restricted stock award valued at $85,000 which will vest on May 18, 2024. All such equity grants consisted of restricted stock awards pursuant to the 2018 Plan.

The restricted stock awards vest at the end of the applicable Board service year. Resignation from the Board will result in a forfeiture of all unvested restricted stock awards at the time of such resignation unless otherwise determined by the Compensation Committee. However, restricted stock awards will automatically vest upon the occurrence of any of the following events: (a) death of the director; (b) disability of the director, as defined in the 2018 Plan; or (c) a “change in control” as defined in the 2018 Plan.

OTHER

The Company maintains the Umpqua Bank Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) for certain directors and a select group of senior management and key employees, The Deferred Compensation Plan generally provides for the deferral of certain taxable income earned by participants in the Deferred Compensation Plan. Non-employee directors may elect to have any portion, up to 100%, of their director’s fees deferred. The Company and Umpqua have also maintained other deferred compensation plans that no longer accept contributions but from which balances will be distributed in accordance with their respective terms.

STOCK OWNERSHIP GUIDELINES AND RESTRICTIONS ON HEDGING/TRADING

The Company’s Stock Ownership Guidelines require non-employee directors to hold shares equal in value to five times the annual Board cash retainer. As of year-end 2023, all non-employee directors satisfied the requirements of the Stock Ownership Guidelines. See “Stock Ownership Policy” in the Compensation Discussion & Analysis below for additional details regarding the Stock Ownership Policy.

Our Insider Trading Policy prohibits directors and other insiders from engaging in any hedging or monetization transactions or similar arrangements with respect to Company stock and prohibits directors from pledging Company securities as collateral for a loan. Additionally, directors must obtain pre-clearance by the Company to engage in non-prohibited transactions involving Columbia stock. Even if pre-clearance is granted, directors must make an independent determination that they do not possess material nonpublic information. The Insider Trading Policy also establishes quarterly blackout periods during which directors are prohibited from transacting in Company stock during the periods beginning on the third business day of each quarter-ending month and ending on the second trading day after the Company releases its financial results for that period to the public.

The following table shows compensation paid or accrued for the last fiscal year to our non-employee directors. The footnotes to the table describe the details of each form of compensation paid to non-employee directors.

2023 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)

Laura Alvarez Schrag*	10,167	53,478	—	—	—	1,564	65,209

Craig D. Eerkes	107,603	157,306	—	—	—	1,564	266,473

Ford Elsasser*	11,333	53,478	—	—	—	1,564	66,375

Mark A. Finkelstein	70,859	157,306	—	—	—	1,564	229,729

Eric S. Forrest	71,962	157,306	—	—	2,090	1,564	232,922

Peggy Y. Fowler	120,181	103,828	—	—	—	—	224,009

Michelle M. Lantow*	12,833	53,478	—	—	2,399	1,564	70,274

Randal L. Lund	89,107	157,306	—	—	—	1,564	247,977

Luis M. Machuca	110,721	103,828	—	—	—	—	214,549

Tracy Mack-Askew*	10,500	53,478	—	—	—	1,564	65,542

S. Mae Fujita Numata	81,075	157,306	—	—	27,555	1,564	267,500

Maria M. Pope	100,331	103,828	—	—	—	—	204,159

John F. Schultz	100,331	103,828	—	—	—	—	204,159

Elizabeth W. Seaton	83,903	157,306	—	—	—	1,564	242,773

Janine Terrano*	10,500	53,478	—	—	—	1,564	65,542

Hilliard C. Terry, III	106,208	103,828	—	—	—	—	210,036

Anddria Varnado	96,401	103,828	—	—	—	—	200,229

* Non-employee director who served until February 28, 2023, and resigned with the effectiveness of the Merger (“Former Director”).

(1)

For Mr. Eerkes, Mr. Finkelstein, Mr. Forrest, Mr. Lund, Ms. Numata and Ms. Seaton, represents a restricted stock award of 1,738 shares granted on February 21, 2023 at the grant date fair value, comprising the 2022 annual equity retainer as prorated through the closing date of the Merger; a restricted stock award of 648 shares granted on March 2, 2023 at the grant date fair value, comprising the 2022 annual equity retainer as prorated from the closing date of the Merger until the end of the 2022-2023 service period; and a restricted stock award of 4,028 shares granted on May 18, 2023 at the grant date fair value, comprising the 2023 annual equity retainer. For Ms. Fowler, Mr. Machuca, Ms. Pope, Mr. Schultz, Mr. Terry and Ms. Varnado, represents a restricted stock award of 648 shares granted on March 2, 2023 at the grant date fair value, comprising the 2022 annual equity retainer as prorated from the closing date of the Merger until the end of the 2022-2023 service period; and a restricted stock award of 4,028 shares granted on May 18, 2023 at the grant date fair value, comprising the 2023 annual equity retainer. The fair value of these awards was determined in accordance with the Compensation—Stock Compensation topic of the FASB ASC 718. Assumptions used to calculate these amounts are set forth in the notes to the Company’s audited financial statements for the fiscal year ended 2023, included in the Company’s 2023 Annual Report. For each Former Director, represents a restricted stock award of 1,738 shares granted on February 21, 2023 at the grant date fair value, comprising the 2022 annual equity retainer as prorated through the closing date of the Merger. The fair value of these awards was determined in accordance with the Compensation—Stock Compensation topic of the FASB ASC 718. Assumptions used to calculate these amounts are set forth in the notes to the Company’s audited financial statements for the fiscal year ended 2023, included in the Company’s 2023 Annual Report.

(2)

Represents above-market earnings on Mr. Forrest’s and Ms. Numata’s Deferred Compensation Accounts (“DCA”), the material terms of which are described below under “Deferred Compensation Plan.” Represents above-market earnings on Ms. Lantow’s DCA, the material terms of which are described below under “Deferred Compensation Plan.”

(3)	Amounts shown for each director reflects dividends received upon the vesting of equity awards that were granted on February 21, 2023.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board makes the following report which, notwithstanding anything to the contrary set forth in any of Columbia’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Compensation Committee of the Board met and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K, and based on that review and discussion, the committee recommended to the Board that the CD&A be included as part of this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2023.

Members of the Compensation Committee*

Luis F. Machuca, Chair

Craig D. Eerkes

Mark A. Finkelstein

Peggy Y. Fowler

Maria M. Pope

John F. Schultz

Elizabeth W. Seaton

Anddria Varnado

*

The Compensation Committee was newly appointed on March 1, 2023, upon completion of the Merger. The legacy Columbia Personnel and Compensation Committee, prior to March 1, 2023, was comprised of Michelle Lantow, Ms. Numata, Laura Alvarez Schrag, Mr. Eerkes and Ms. Seaton.

Compensation Discussion and Analysis (“CD&A”)

Our CD&A is organized into four sections:

Executive Summary

Compensation Philosophy and Process

Compensation Decisions

Other Compensation Information

Please read this CD&A as you consider our say-on-pay resolution, which is Proposal 2 - Advisory Vote on Executive Compensation. The CD&A contains important information that may inform your voting decision and we believe supports voting in favor of our say-on-pay resolution.

EXECUTIVE SUMMARY

Our executive compensation program aims to attract, retain, and motivate key executives of superior ability who are critical to our success. The following is a discussion and analysis of our compensation program and how the Compensation Committee (as referred to in this CD&A, the “Committee”) made compensation decisions with respect to the following Named Executive Officers (referred to as our “Named Executives” or “NEOs”):

Name	Title

Clint E. Stein	President and Chief Executive Officer (“CEO”)

Ron L. Farnsworth	Executive Vice President and Chief Financial Officer

Cort L. O’Haver	Executive Chair

Christopher M. Merrywell	Senior Executive Vice President and Umpqua Bank President of Consumer Banking

Torran B. Nixon	Senior Executive Vice President and Umpqua Bank President of Commercial Banking

Aaron James Deer*	Former Chief Financial Officer

* Mr. Deer served as Chief Financial Officer until February 28, 2023, and following the Merger was appointed and currently serves as Chief Innovation and Strategy Officer. See “Information About Executive Officers.”

We maintain a strong pay for performance philosophy that links executive compensation to achieving the operating and financial goals set by the Board. We are focused on delivering sustained, long-term financial performance for our shareholders.

2023 COMPANY MILESTONES

On March 1, 2023, we announced the closing of our transformational merger with Umpqua Holdings Corporation and the related merger of Columbia Bank and Umpqua Bank (the “Closing”). The combined bank became a top-30 U.S. bank with over $50 billion in assets in an eight-state western U.S. footprint. As of June 30, 2023 (the date of the most recently available FDIC data), we increased our deposit market share with the Merger to become second in Oregon, top 5 in Washington, and top 25 in California. We also opened our first branch in Utah and grew our commercial lending presence in Colorado and Arizona.

We made the key decisions related to our executive leadership team and executive compensation governance to reflect the significant impact of the Merger, including forming the new Committee with two members from Columbia and four from Umpqua, including the Chair of Umpqua’s Compensation Committee.

Our executive leadership team focused on the significant tasks of completing the Merger and integrating our two companies in 2023 and in doing so accomplished the following:

●

Successfully converted Columbia Bank’s core operating, consumer online and business banking treasury management systems (the “Systems Conversion”) to Umpqua Bank systems, which included the following achievements:

○

Completed the Systems Conversion during the weekend of March 17-19, 2023, which was set as the target early in the Merger planning process, despite delays in the regulatory approval process that pushed Merger closing to February 28, 2023. Systems Conversion was certified as complete by the Compensation Committee on April 18, 2023 (“Systems Conversion Date”)

○	Successfully moved approximately 750,000 customer accounts and 137,000 online account profiles to a new technology environment
○	Balanced the entire converted deposit base of $16 billion and loan base of $12 billion to the general ledger at the completion of the Systems Conversion
○

All Columbia Bank branches were operational on the Umpqua Bank core system at the opening of business on Monday March 20th and processed transaction volumes remained consistent with pre-conversion levels

○	Other systems and applications operated as designed following the Systems Conversion
●	Positioned the Company for long-term success from a culture, brand and talent perspective, including by:
○	Retaining key leaders
○	Rolling out our combined Do Right Together culture through executive-led town halls and culture events across our expanded footprint
○	Introducing a new visual brand identity
●	Achieved annualized net merger-related cost savings of $143 million as of December 31, 2023, exceeding our target savings of $135 million
●	Divested, closed or consolidated 57 branches
●	Made progress on our Community Benefits Agreement, a multi-year $8.1 billion commitment to the communities we serve

2023 FINANCIAL RESULTS

The following is a summary of our 2023 financial performance:

●	Earnings per share of $1.78
●	Efficiency ratio of 65.59%
●	Net charge-offs as a percentage of average loans and leases of 0.27%
●	Return on average assets of 0.70% and pre-provision net revenue (“PPNR”) return on average assets* of 1.38%
●	Return on average common equity of 7.81%
●	Return on average tangible common equity of 11.46%
●	Loan balances of $37 billion and deposit balances of $42 billion at December 31, 2023, which reflect increases of 43% and 54%, respectively, over December 31, 2022, Umpqua Bank balances

*	Non-GAAP financial measure. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.

The Company’s total shareholder return (“TSR”) was -5.9% for 2023, compared to the KBW Regional Banking Index (“KRX”) performance of -0.4% and the new peer group performance of 5.3%. The lingering impact of the prolonged approval process for the Merger, the post-Merger operational integration, and growing into the new peer group are factors that management believes contributed to the Company’s underperformance compared to peers.

We paid regular quarterly cash dividends of $0.30 per share in February 2023 and $0.36 per share in May, August, and November 2023. The annualized dividend yield at year-end 2023 was 5.17%. Prior to the Merger, Columbia Banking System, Inc. ($0.30 cash dividend per share) and Umpqua Holdings Corporation ($0.21 cash dividend per share) paid first quarter 2023 dividends consistent with their respective past practices and in accordance with the terms of the Merger Agreement.

STRONG GOVERNANCE FEATURES

The Committee regularly reviews best practices in executive compensation and governance and seeks to enhance our policies and practices, which include the following:

WHAT WE DO	WHAT WE DON’T DO

✓  Independent compensation committee that engages its own advisors

✓  Stock ownership requirements for executive officers

✓  Clawback provisions applicable to all incentive compensation

✓  Annual review of peer group

✓  Annual best practices review and competitive assessment of compensation with independent consultant

✓  Annual risk focused review of Company-wide incentive plans

×  No single trigger change-in-control provisions

×  No tax gross-ups on severance or change-in-control benefits

×  Hedging and pledging of Company stock is prohibited

×  Dividends on equity awards paid only upon vesting

×  No significant perquisites

×  Equity plans prohibit repricing, reload or exchange of any stock options without shareholder approval

×  No guaranteed bonuses

Our say-on-pay resolution at last year’s annual meeting received a favorable vote from over 97% of the shares voted. The Committee considers the results of the annual vote in making compensation decisions.

2023 COMPENSATION DECISIONS

Our decisions regarding 2023 NEO compensation were based on:

●

The Company’s employment agreement with Mr. Stein to serve as President/CEO following the Merger (the “Stein Employment Agreement”) and the Company’s letter agreement with Mr. O’Haver to serve as Executive Chair following the Merger (the “O’Haver Letter Agreement”), both of which were entered into in October 2021 in connection with the announcement of the Merger and included changes to compensation effective at Closing to reflect their new roles.

●	Pre-merger Umpqua and Columbia contracts with other NEOs and merger-related / change-in-control protections and benefits in such contracts
●	The significant and transformative impact of the Merger and the importance of a successful integration, including timely completion of the Systems Conversion
●	The Committee’s annual process of:
○	Assessing and approving a peer group for competitive analysis
○	Reviewing the components of compensation and total compensation compared to the newly adopted peer group
○	Evaluating executive roles and performance

In March 2023, following the Closing, the Committee reviewed and approved:

●	A new compensation peer group to better reflect the significant increase in size of the Company following the Merger
●	The components of the go forward executive compensation program, which include a mix of fixed and variable compensation with a focus on performance elements
●	CEO compensation including:

○

A synergy integration award in the form of performance-based awards utilizing relative return on average tangible common equity (“ROTCE”) and relative TSR performance conditions for the post-Merger 2023-2025 performance period

○

Significant performance-based components of CEO compensation with 79% of Mr. Stein’s post-Merger total direct compensation opportunity (assuming target achievement levels) being variable or at-risk and approximately half in the form of long-term equity opportunities

●	2023 target NEO pay generally in line with the median compensation of the peer group
●	Retention agreements with each of the NEOs other than Messrs. Stein and O’Haver
●	Equity awards with a mix of performance-based and service-based stock units including:
○	Performance-based awards utilizing relative return on average tangible common equity (“ROTCE”) and relative TSR performance conditions for the post-Merger 2023-2025 performance period
○

A requirement that a minimum level of performance with respect to each of ROTCE and TSR relative to peers is achieved for an NEO to receive any payout with respect to the corresponding portion of their performance-based restricted stock units

○	CEO awards consisting of 70% performance-based and 30% service-based awards
●

In January 2024, the Committee (along with the Board and Mr. Stein, where applicable) reviewed and approved the Company’s and individual NEOs’ performance under the 2023 Annual Incentive Plan including:

○	Operating PPNR* of $909.7 million, resulting in a payout level of 90% for the corporate performance component (where applicable)
○	Individual NEO goal achievement resulting in payout levels ranging from 100% - 170% for the individual performance component
○	NEO payouts in the first quarter of 2024 with total payout levels ranging from 92% - 106% of target

*

Non-GAAP financial measure. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure. Columbia previously utilized “Core Pre-tax Pre-Provision Net Revenue.”

Other key actions with respect to salary and annual and long-term incentives are discussed in more detail in the “Compensation Decisions” section below.

COMPENSATION PHILOSOPY AND PROCESS

Our executive compensation program is designed to attract, engage, and retain qualified executives and to reward actions and results that the Committee and Board of Directors believe will increase the Company’s value and maximize shareholder return. Special attention is given to ensuring that compensation plans do not encourage NEOs or other executives to take excessive risks. Our executive compensation program is performance-based and closely aligns total compensation with achievement of financial and strategic goals. A meaningful portion of total compensation is variable and tied to future stockholder return.

EXECUTIVE COMPENSATION PHILOSOPHY

The Company has adopted the following written statement of its executive compensation philosophy:

“Our executive compensation philosophy guides our compensation approach, with the objective of aligning the interests of our executives with those of our shareholders. It is designed to motivate and recognize superior performance, in keeping with our long-term goal to consistently increase shareholder value, and to attract and retain a high performing executive team, while ensuring the safety and soundness of the bank.

The Compensation Committee is guided by the following key principles in determining the compensation of our Executives:

●

Market Competitive Compensation: Our executive compensation programs and practices are designed to be competitive with market compensation levels. This allows us to attract, motivate, and retain talented and experienced executives who have the skills and capabilities to effectively operate as stewards of company assets. We pay competitive base salaries, with consideration of individual performance, experience, qualifications, and executive leadership capabilities. Total compensation opportunities will reward strong performance while remaining reasonable to market standards.

●

Accountability for Business Performance: To ensure our executive compensation packages align the interests of our executives with those of our shareholders, variable compensation is strongly tied to company performance, with stated performance conditions. Target variable pay is within range of market median. Actual payouts may scale up or down from target, based on performance relative to company and individual performance goals (STI), and peer performance (LTI).

●

Alignment with Shareholder Interests: The structure of the executive compensation program is balanced between fixed and variable, cash and equity, and short and long-term components. Long term awards are subject to multi-year vesting. At least 50% of equity awards are “performance-based,” to link a significant portion of total compensation to shareholder value.

●

Management of Undue or Excessive Risk: Compensation policies and practices will align with sound risk management principles and are structured so as not to create incentives that subject the Company to excessive risk. Adherence to strong risk management practices, including regulatory compliance, are factored into compensation decisioning. Such policies and practices reinforce a healthy balance between contributing to the Company’s growth while promoting responsible risk management.

●

Independent Oversight: The Compensation Committee, comprised solely of independent directors, is responsible for reviewing and establishing compensation for the executives and directors. The Committee periodically receives advice from an independent compensation consultant who has been retained by and reports directly to the Committee.”

ROLES AND RESPONSIBILITIES OF THE COMPENSATION COMMITTEE

The Committee carries out the Board’s overall responsibilities with respect to executive compensation. The Board reviews the Executive Chair’s and CEO’s performance with respect to individual goals, leadership of the organization and the Company’s financial performance and successful execution of the Company’s strategic plan. Neither the Executive Chair nor the CEO is present during discussions regarding and decisions on their respective compensation.

All Committee members are required to meet the Nasdaq and SEC independence requirements. The Committee operates under a written charter, which is posted on our website. The Committee annually reviews its charter and recommends changes to the Board. The Committee Chair sets the Committee’s meeting agenda and calendar. As authorized by its charter, the Committee has hired an independent consultant for advice on compensation matters.

Each year the Committee engages in extensive executive compensation discussions in multiple meetings with its independent consultant. The Committee reviews and approves each of the elements of executive officer compensation and assesses whether compensation programs and practices carry undue risk.

The annual cycle of executive compensation discussions and decisions that the Committee has followed since the Closing is as follows:

Q1	Q2	Q3	Q4

Review financial results and executive officer performance for prior fiscal year	Review peer group	Review peer compensation trends with consultant	Annual competitive assessment of executive compensation compared to peers

Set annual and long-term incentive plan metrics for current fiscal year; confirm achievement of prior year goals and equity vesting levels	Review human capital dashboard, including Company-wide associate demographics, retention and turnover trends, and talent management initiatives and trends	Assess equity plan with award dilution and overhang analysis; review annual and long-term incentive progress	Review annual and long-term plan design to determine any changes for the following fiscal year

Set salaries and target annual incentives (as a percent of salary) for current fiscal year; determine equity award amounts for current fiscal year	Discuss say-on-pay results following annual meeting	Review governance trends and best practices	Prepare for compensation-related annual shareholder meeting matters including CD&A disclosure and, when relevant, equity plan adoption or amendment

ROLE OF THE COMPENSATION CONSULTANT / EVALUATION OF INDEPENDENCE

The Committee reviews information provided by a recognized, independent compensation consultant including survey or “benchmarking” data, peer group recommendations, compensation and governance best practices, and plan design suggestions. The Committee uses this information to understand prevailing market practices and aggregate, as well as component, compensation packages provided by financial services companies similar in size and scope. The Committee has full authority to retain and terminate the services of the compensation consultant. Each year, the Committee conducts an independence review of its compensation consultant pursuant to SEC and Nasdaq rules.

For 2023, the Committee confirmed the independence of, and engaged, Mercer as its consultant. The Committee received a letter from Mercer assessing its independence under the SEC’s six factor test. The Committee also conducted its own assessment of Mercer’s independence and concluded that no conflict of interested existed in connection with the services provided. In 2023, fees paid to Mercer for executive and director compensation consulting totaled $267,355.

The Committee considered fiscal year 2022 fees paid to Mercer and its Marsh & McLennan Companies affiliates for services other than executive and director compensation provided to both Umpqua and Columbia, which consisted of $776,439 in health and welfare benefits administration, health and welfare plan management and consulting; $68,500 for audit of medical and pharmacy claims; $13,427 for participant total rewards statements; $3,851 in benefit administration platform programming; $21,500 of dependent eligibility verification; $49,109 for managing high cost/high risk benefit plan claimants; $44,817 in health transformation collaborative solutions; $18,192 in individual disability income benefits; and $309,369 of employee paid voluntary benefit programs. The 2022 fees paid were approximately 0.008% of Marsh & McLennan Companies’ fiscal year 2022 revenue.

ROLE OF MANAGEMENT

Our CEO is actively engaged in recommending the compensation of our other NEOs (except the Executive Chair). At the end of each fiscal year, the CEO reviews with the Committee the performance of each such executive officer and makes base salary, annual incentive compensation target and payout, and equity award recommendations. The Committee reviews those recommendations and compares them with peer group information to ensure that executive compensation is competitive, and that the President/CEO is exercising appropriate discretion. The Committee reviews, and ratifies or approves, all components of the compensation for executive officers covered by Nasdaq requirements, including salary, annual incentives and long-term incentive compensation.

Our Chief Human Resources Officer works with our CEO, the Committee, business unit executives, the General Counsel and, as appropriate, outside counsel and the Committee’s independent consultant to recommend and design the overall structure of the Company’s incentive and benefit plans.

CONSIDERATIONS IN DETERMINING COMPENSATION

PEER GROUP

The Committee, with assistance from its independent compensation consultant and input from management, establishes the Company’s peer group each year. The selection process begins with a list of potential peer companies, which is filtered using various criteria described below to determine the final list of peer companies. In 2023, the Committee approved the new compensation peer group to better reflect the significant increase in size of the Company following the Merger. The following outlines the process utilized by the Committee and the resulting list of peer companies used for market comparison and benchmarking:

Step 1	Step 2	Step 3	Peer Group

Consider initial list of companies. Identified companies with the same or adjacent sub-industry as the Company using Standard & Poor’s Capital IQ industry groups and utilized a starting point for the peer group of companies within the same industry or with a comparable business orientation. As a result, the starting point consisted of regional banks and bank holding companies operating in the United States.

Utilize a set of objective screens to create the list of potential peers. Used an initial screen for banks and bank holding companies of asset size between 0.5x ($25 billion) and 2.0x ($100 billion) the Company’s post-Merger asset size of approximately $50 billion. A disproportionally high number of banks in the 0.5X ($25 billion) to 0.75X ($37.5 billion) lowered the median asset size and were therefore excluded. Additional screens included market capitalization and operating income performance.

Secondary screening to determine business orientation. Screened potential peers to determine comparability of companies in terms of complexity and business model. Aimed to establish a peer group consisting of approximately twenty companies to mitigate year-on-year volatility in size and related compensation reference.

Final peer group.

●  BOK Financial Corporation

●  Cadence Bank

●  Comerica Incorporation

●  Cullen/Frost Bankers, Inc.

●  East West Bancorp, Inc.

●  First Citizens Bancshares, Inc.

●  First Horizon Corp.

●  F.N.B. Corporation

●  New York Community Bancorp

●  PacWest Bancorp (now Banc of California, Inc.)

●  Pinnacle Financial Partners, Inc.

●  Prosperity Bancshares, Inc.

●  SouthState Corporation

●  Synovus Financial Corp.

●  UMB Financial Corporation

●  Valley National Bancorp

●  Western Alliance Bancorporation

●  Wintrust Financial Corporation

●  Zions Bancorporation, NA

Mercer used the above peer group to develop the market data materials provided to the Committee for reference in making 2023 executive compensation decisions. The Committee relies on the peer group analysis to provide relevant market data and trend information but does not consider the peer group analysis to be a substitute for its collective business judgment.

COMPENSATION RISK ASSESSMENT AND REGULATORY REQUIREMENTS

The Committee oversees the management of risks that may be posed by the Company’s compensation practices and programs. As part of this process, the Committee has been responsible for reviewing the compensation policies and practices for all employees, not just executive officers.

The Company develops and implements compensation plans that provide strategic direction to the participant and engages them in the Company’s success, which we believe contributes to shareholder value. In addition to the strong governance features highlighted in the CD&A “Executive Summary” section above, the following features of our corporate governance and compensation program help to mitigate any excessive risk-taking that could harm Company value or reward poor judgment:

●	Goal setting tied to strategic initiatives

●	Establishing targets with payouts at multiple levels of performance and including maximum payout levels in most incentive plans
●	Evaluation of performance results and the ability to exercise negative discretion in the payout of incentives
●	Industry / market benchmarking
●	Mix of cash and equity, supporting an appropriate balance of short-term and long-term risk and rewarding decision-making
●	Overarching governance structure which includes a code of ethics and Board committees’ focus on risk management

The Committee regularly reviews all of the Company’s incentive compensation plans to assess whether the plans present risks that are reasonably likely to have a material adverse effect on the Company.

When evaluating risk, the Committee noted that operating PPNR, which is based on audited financial results, is the primary financial component of annual incentive compensation. The Committee and the Board receive regular reports about operating PPNR, the key drivers impacting operating PPNR, and the steps taken by management to address operating efficiencies, deposit prices, loan yields and growth initiatives. The degree of oversight devoted to operating PPNR is a strong risk control.

ANNUAL SAY-ON-PAY VOTE

Our say-on-pay resolution at last year’s annual meeting received a favorable vote from over 97% of the shares voted. The Committee considers the results of the annual vote in making compensation decisions.

INTERNAL PAY EQUITY

In March 2023, the Committee considered internal pay equity when it reviewed the total compensation paid to the CEO, as compared to the NEOs and other executive officers that report to the CEO. Based on its review, the Committee was satisfied that the comparative relationship between the compensation of the CEO and other executive officers is appropriate.

IMPACT OF TAX TREATMENT OF COMPENSATION

Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on the amount a public company may deduct for compensation (including performance-based compensation) paid to the company’s “covered employees,” which includes our NEOs. The Committee considers the deductibility of the compensation paid to our NEOs as one of several factors in compensation decisions but believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Committee may pay or provide, and has paid or provided in the past, compensation that is not tax deductible or is otherwise limited as to tax deductibility.

COMPENSATION DECISIONS

MERGER-RELATED ITEMS

We announced the Merger and took the following actions in October 2021:

●	The Columbia and Umpqua boards acted to retain Messrs. Stein and O’Haver so that the company could benefit from a continuity of leadership
●

Columbia entered into the Stein Employment Agreement and the O’Haver Letter Agreement, which became effective at Closing and set the terms of their employment with the company, including elements of their compensation

●	New executive roles for the company, for after the Closing, were announced

The Merger brought together two talented groups of executives, and retaining talent and creating a cohesive and high-functioning team was a priority for the boards and Messrs. Stein and O’Haver. Messrs. Stein and O’Haver selected the post-Merger executive leadership team, with the approval of both boards, based on a variety of factors including experience, skills, and the needs of the company. Immediately after Closing, our executive team changed significantly; three of this year’s NEOs are from Umpqua, and three are from Columbia. The Committee’s membership also changed following Closing, and the Committee now consists of four members from Umpqua including the Committee Chair and two from Columbia.

In March 2023, immediately after the Closing, the newly constituted Committee:

●	Approved the new peer group to better reflect our significant increase in size following the Merger
●	Conducted a comprehensive executive compensation review of pay levels and program designs based on our larger, more complex organization
●

Considered the agreements then in place with the NEOs (including certain change in control provisions that were triggered in connection with the Closing), new executive team roles and the scope of such roles, and updated market perspectives to set salaries, determine target incentive opportunities (annual and long-term) and ensure retention

●

Adopted an executive retention strategy to incentivize leaders to remain with the Company and focus on working toward a successful integration and implementation of our key strategic initiatives following the Merger.

As part of this retention strategy, the Committee approved cash retention awards paid on the terms, including the waiver of certain change in control related rights, set forth in letter agreements with our executives as described in detail below. For some executives, including Messrs. Merrywell, Nixon, and Deer, all or a portion of the payments were credited to a deferred compensation account in respect of each of their contractually entitled change in control payments at the effective time of the Merger.

STEIN EMPLOYMENT AGREEMENT

On October 11, 2021, Columbia and Mr. Stein entered into the Stein Employment Agreement effective as of Closing pursuant to which Mr. Stein serves as President/CEO of the Company, CEO of Umpqua Bank and a member of the boards of directors of the Company and Umpqua Bank. The Stein Employment Agreement provides for:

●	A term through the fifth anniversary of the Closing
●	Annual base salary of $1,150,000, which will be reviewed for increase (but not decrease) annually by the Committee
●	An annual cash incentive award with a target opportunity of not less than 100% of base salary
●	Annual long-term incentive awards with a target opportunity of 200% of base salary
●	In the Board’s discretion, a post-Closing synergy integration or similar award to support a successful integration of Columbia and Umpqua
●	Eligibility to participate in Company benefit plans on a basis no less favorable than those generally applicable to other Company executives

If Mr. Stein’s employment is terminated by the Company for any reason other than for “cause,” “disability” or death, or if Mr. Stein terminates his employment for “good reason” (as each such term is defined in the Stein Employment Agreement and each, a “qualifying termination”), in each case not within six months prior to or 24 months following a “change of control” (as defined in the Stein Employment Agreement), Mr. Stein will be entitled to receive:

●	Any accrued obligations and other amounts or benefits owing or eligible for payment
●	Subject to Mr. Stein’s execution and non-revocation of a release of claims:
○	Cash severance equal to two times annual base salary
○	A prorated bonus for the year of termination
○

Accelerated vesting of a portion of any long-term incentive awards not subject to performance-based vesting, with a prorated portion of any awards subject to performance-based vesting to vest on the regularly scheduled vesting date based on actual performance

○	Continued health and welfare benefits for 24 months following termination

If Mr. Stein experiences a qualifying termination within six months prior to, or within 24 months following, a change in control, including the Merger, Mr. Stein will be entitled to receive:

●	Any accrued obligations and other amounts or benefits owing or eligible for payment
●	Cash severance equal to two-and-one-half times the sum of annual base salary and target annual bonus
●	A prorated target bonus for the year of termination
●	Treatment of long-term incentive awards in accordance with their terms
●	Continued health and welfare benefits for 30 months

Under the Stein Employment Agreement, Mr. Stein has agreed to be bound by certain restrictive covenants, including non-competition and non-solicitation covenants during his employment and for two years thereafter. He is also subject to perpetual confidentiality covenants.

O’HAVER LETTER AGREEMENT

In negotiating Mr. O’Haver’s role and compensation, both boards realized that the Executive Chair role would be critical to the success of the company. Because Messrs. Stein and O’Haver had led similarly sized organizations prior to the Merger and because their post-Merger leadership would be critical to the company’s success, both boards agreed that keeping the Executive Chairman and President/CEO total direct compensation comparable during the three years following Closing would be in the best interests of the company and all shareholders.

Mr. O’Haver was initially tasked with helping ensure strong execution of key aspects of the Merger and the Systems Conversion, bringing together the newly constituted Board, interacting with key constituents to create a smooth post-Merger transition, working closely with Mr. Stein to develop strategic plans, and consulting with Mr. Stein during the transition. Mr. O’Haver’s on-going duties include long-term strategic planning in conjunction with Mr. Stein, continued and regular meetings with the CEO, working with the lead independent director on creating a cohesive and focused Board, and customary Board Chair duties.

On October 11, 2021, Columbia entered into the O’Haver Letter Agreement, which incorporated the terms of the succession plan and confirmed his compensation arrangements following the Merger. The O’Haver Letter Agreement provides for the following:

●

From the Closing until the third anniversary of the Closing, Mr. O’Haver will serve as the Executive Chairman of the boards of directors of the Company and Umpqua Bank, and will be employed by the Company through such time (the “employment period”)

●	During the employment period, Mr. O’Haver will receive:
○	Annual base salary of $1,250,000, which will be reviewed for increase (but not decrease) annually by the Committee
○	An annual cash incentive award with a target opportunity of 100% of annual base salary
○	Annual long-term incentive awards with a target grant date fair value of 200% of annual base salary, with such awards being up to 60% performance-based
○	Employee benefits on terms that are no less favorable than those provided to other senior executives of the Company

●	In lieu of any severance or other benefits under Mr. O’Haver’s Umpqua employment agreement, which terminated on the date of the Closing:
○	The Company credited $5,250,000 to a deferred compensation account in Mr. O’Haver’s name within 30 days after Closing

○

Mr. O’Haver received a synergy integration award in the form of restricted stock units with a grant date fair value of $5,000,000 and vesting in three installments, commencing on April 19, 2023, the date on which the independent directors of the Board approved and certified that the systems conversion conditions for Mr. O’Haver were deemed to have been successfully met (the “Executive Chair Systems Conversion Date”) and on each of the first and second anniversaries thereof, subject to his continued employment through each such date

●

If Mr. O’Haver’s employment is terminated by the Company during the employment period for any reason other than for “cause,” disability or death, or if Mr. O’Haver resigns his employment for “good reason” (as each such term is defined in the O’Haver Letter Agreement), subject to his execution and non-revocation of a release of claims, Mr. O’Haver will receive:

○	Any accrued obligations and other amounts or benefits owing or eligible for payment (the “accrued obligations”)
○

A lump sum equal to the product of (A) the sum of annual base salary and target bonus, and (B) the number equal to the quotient of (x) the number of full and partial months remaining in the employment period divided by (y) 12 (provided that, following a change in control of the Company, excluding the Merger, the severance amount will be no less than two and one-half times the sum of base salary and target bonus) (the “Severance”)

○

A prorated bonus for the year of termination (the “prorated bonus”), provided that, following a change in control of the Company, excluding the Merger, the prorated bonus will be based on the target incentive opportunity and payable at the time the Severance is paid

○	Payment of COBRA premiums for 24 months (the “COBRA benefits”)
○

Accelerated vesting of any outstanding cash or equity long-term incentive awards, including the synergy integration award, with respect to any service vesting requirement, with any awards subject to a performance-based condition to remain outstanding and be eligible to be earned in full, based on actual performance (the “LTI benefits”)

○	The fees Mr. O’Haver would have earned during the advisor period described below

●

For the period beginning on the third anniversary of the Closing and ending on the fifth anniversary of the Closing (the “advisor period”), Mr. O’Haver will provide consulting services to the Company and will be entitled to an annual advisor fee of $3,000,000, an executive office, access to administrative support and business expense reimbursement

●

If Mr. O’Haver dies or becomes disabled during the employment period, he (or his estate) will receive the accrued obligations, the prorated bonus, the COBRA benefits, the LTI benefits and the fees Mr. O’Haver would have earned during the advisor period

●

If Mr. O’Haver dies or becomes disabled during the advisor period, he (or his estate) will receive any remaining portion of the annual advisor fee that otherwise would have been paid to him had he served for the full advisor period

Mr. O’Haver does not receive the Severance, prorated bonus, COBRA benefits, LTI benefits, or advisor fees if he retires or resigns without good reason or he is terminated for cause.

The O’Haver Letter Agreement provides that, if the compensation and benefits payable thereunder or any other arrangement would be subject to an excise tax, such amounts will be reduced to the extent such reduction would place Mr. O’Haver in a better after-tax position. Under the O’Haver Letter Agreement, Mr. O’Haver has agreed to be bound by certain restrictive covenants, including non-competition and non-solicitation (of employees, clients and customers) covenants, for the five-year period following Closing. He is also subject to perpetual confidentiality covenants.

LETTER AGREEMENTS WITH OTHER NAMED EXECUTIVES

In connection with the Closing, the Company entered into Letter Agreements with Messrs. Farnsworth, Merrywell, Nixon, and Deer (the “Letter Agreements”). The Letter Agreements set forth the terms of any retention awards and payments in lieu of entitlements under change in control or employment agreements in place at the Closing.

The Letter Agreements have the following features:

●	No guaranteed increase in any component of compensation
●	No gross-ups
●	Good reason termination provisions generally limited to:
○	Forced relocation
○	Material diminution in compensation

○	Material diminution in authority, duties or responsibilities

Farnsworth Letter Agreement. In connection with his appointment as Chief Financial Officer, Columbia entered into a letter agreement with Mr. Farnsworth, dated March 1, 2023 (the “Farnsworth Letter Agreement”), which provides for a cash retention award of $1,800,000 (the “Farnsworth Integration Award”), with 34% of such award vesting on the Systems Conversion Date and 33% vesting on each of the first and second anniversaries thereof, subject to continued employment through each such date. Upon a termination of Mr. Farnsworth’s employment, any unvested portion of the Farnsworth Integration Award will be forfeited, except that, upon a termination of Mr. Farnsworth by Columbia other than for “cause,” by Mr. Farnsworth for “good reason” or due to death or “disability” (as each such term is defined in the Farnsworth Letter Agreement, and each, as such term is defined as in the applicable Letter Agreement with the other NEOs, a “Qualifying Termination”), any unvested portion of the Farnsworth Integration Award will vest in full, subject to the execution and effectiveness of a release of claims.

Following expiration of Mr. Farnsworth’s existing employment agreement no later than the second anniversary of the Closing (or on such earlier date on which Columbia implements new employment or severance agreements, plans or arrangements for similarly situated executives), if Mr. Farnsworth remains employed by the Company, he will be eligible to enter into a new employment or severance agreement (or participate in a new severance program) that includes change in control severance benefits no less favorable than those under Mr. Farnsworth’s existing employment agreement, on the same basis as similarly situated executives.

If Mr. Farnsworth’s employment is terminated by Columbia without “cause” within two years following the Closing, subject to the execution and effectiveness of a release of claims, any outstanding equity awards granted at or after the Closing will vest in full with respect to any service vesting requirement, and any awards subject to a performance-vesting condition will remain outstanding and eligible to be earned in full based on the level of performance achieved.

Merrywell Letter Agreement. In connection with the Closing, Mr. Merrywell ceased serving as Executive Vice President and Chief Operating Officer of Columbia and became Senior Executive Vice President of the Company and President of Consumer Banking of Umpqua Bank. Columbia entered into a letter agreement with Mr. Merrywell (the “Merrywell Letter Agreement”), which provides for a cash retention award of $1,000,000 (the “Merrywell Integration Award”), with 34% of such award vesting on the Systems Conversion Date and 33% vesting on each of the first and second anniversaries thereof, subject to continued employment through each such date. Upon a termination of Mr. Merrywell’s employment, any unvested portion of the Merrywell Integration Award will be forfeited, except that upon a Qualifying Termination, any unvested portion of the Merrywell Integration Award will vest in full, subject to the execution and effectiveness of a release of claims.

In lieu of any entitlements under Mr. Merrywell’s existing change in control agreement with Columbia, which, from and after his entry into the Merrywell Letter Agreement, terminated and became of no force or effect, other than provisions expressly made to survive in the Merrywell Letter Agreement, $1,030,000 was credited to a deferred compensation account in Mr. Merrywell’s name within 45 days after Closing. Of that amount, 50% will vest on each of the first and second anniversaries of the Closing, subject to continued employment through the applicable date.

Upon a termination of Mr. Merrywell’s employment, any unvested portion of this amount will be forfeited, except that upon a Qualifying Termination, prior to the second anniversary of the Closing, any unvested portion will vest in full, subject to the execution and effectiveness of a release of claims. Any vested amounts will be payable in installments following a separation of service. If, prior to the payment of the final installment, Mr. Merrywell violates any restrictive covenant by which he is bound pursuant to the Merrywell Letter Agreement, the Company may, among other remedies, forfeit any amount not yet paid and claw back previously paid installments.

Following the second anniversary of the Closing (or on such earlier date on which the Company implements new employment or severance agreements, plans or arrangements for similarly situated executives), if Mr. Merrywell remains employed by the Company, he will be eligible to enter into a new employment or severance agreement (or participate in a new severance program) that includes change in control severance benefits no less favorable than those under Mr. Merrywell’s prior change in control agreement with the Company, on the same basis as similarly situated executives.

If Mr. Merrywell’s employment is terminated by the Company without “cause” within two years following the Closing, subject to the execution and effectiveness of a release of claims, any outstanding equity awards granted at or after the Closing will vest in full with respect to any service vesting requirement, and any awards subject to a performance-vesting condition will remain outstanding and eligible to be earned in full based on the level of performance achieved.

Nixon Letter Agreement. In connection with the Closing, Mr. Nixon ceased serving as President of Umpqua Bank and became the Senior Executive Vice President of the Company and President of Commercial Banking of Umpqua Bank. The Company entered into a letter agreement with Mr. Nixon (the “Nixon Letter Agreement”), which provides for a cash retention award of $400,000 (the “Nixon Integration Award”), with 34% of such award vesting on the Systems Conversion Date and 33% vesting on each of the first and second anniversaries thereof, subject to continued employment through each such date. Upon a termination of Mr. Nixon’s employment, any unvested portion of the Nixon Integration Award will be forfeited, except that upon a Qualifying Termination, any unvested portion of the Nixon Integration Award will vest in full, subject to the execution and effectiveness of a release of claims.

In lieu of any entitlements under Mr. Nixon’s employment agreement with Umpqua, which, from and after his entry into the Nixon Letter Agreement, terminated and became of no force or effect, other than provisions expressly made to survive in the Nixon Letter Agreement, Mr. Nixon became entitled to receive an additional cash payment of $860,000 and a credit of $1,740,000 to a deferred compensation account in Mr. Nixon’s name within 45 days after Closing. 50% of each amount will vest on each of the first and second anniversaries of the Closing, subject to continued employment through the applicable date. Upon a termination of Mr. Nixon’s employment, any unvested or unpaid portion of these amounts will be forfeited, except that upon a Qualifying Termination prior to the second anniversary of Closing, any unvested or unpaid portion will vest in full, subject to the execution and effectiveness of a release of claims. Any vested amounts in the deferred compensation account will be payable in installments following a separation of service. If, prior to the payment of the final installment to the deferred compensation account, Mr. Nixon violates any restrictive covenant by which he is bound pursuant to the Nixon Letter Agreement, the Company may, among other remedies, forfeit any deferred compensation account amount not yet paid and claw back previously paid installments under the deferred compensation account and additional cash payment.

Following the second anniversary of the Closing (or on such earlier date on which Columbia implements new employment or severance agreements, plans or arrangements for similarly situated executives), if Mr. Nixon remains employed by the Company, he will be eligible to enter into a new employment or severance agreement (or participate in a new severance program) that includes change in control severance benefits no less favorable than those under Mr. Nixon’s prior change in control agreement with Umpqua, on the same basis as similarly situated executives.

If Mr. Nixon’s employment is terminated by the Company without “cause” within two years following the Closing, subject to the execution and effectiveness of a release of claims, any outstanding equity awards granted at or after the Closing will vest in full with respect to any service vesting requirement, and any awards subject to a performance-vesting condition will remain outstanding and eligible to be earned in full based on the level of performance achieved.

Deer Letter Agreement. In connection with the Closing, Mr. Deer ceased serving as Executive Vice President and Chief Financial Officer of Columbia and became Chief Strategy and Innovation Officer of the Company. Columbia entered into a letter agreement with Mr. Deer (the “Deer Letter Agreement”), which provides that in lieu of any entitlements under Mr. Deer’s existing change in control agreement with Columbia, which, from and after his entry into the Deer Letter Agreement, terminated and became of no force or effect, other than provisions expressly made to survive in the Deer Letter Agreement, $840,000 will be credited to a deferred compensation account in Mr. Deer’s name within 45 days after Closing. Of that amount, 50% will vest on each of the first and second anniversaries of the Closing, subject to continued employment through the applicable date.

Upon a termination of Mr. Deer’s employment, any unvested portion of this amount will be forfeited, except that upon a Qualifying Termination prior to the second anniversary of Closing, any unvested portion will vest in full, subject to the execution and effectiveness of a release of claims. Any vested amounts will be payable in installments following a separation of service. If, prior to the payment of the final installment, Mr. Deer violates any restrictive covenant by which he is bound pursuant to the Deer Letter Agreement, the Company may, among other remedies, forfeit any amount not yet paid and claw back previously paid installments.

Following the second anniversary of the Closing (or on such earlier date on which Columbia implements new employment or severance agreements, plans or arrangements for similarly situated executives), if Mr. Deer remains employed by the Company, he will be eligible to enter into a new employment or severance agreement (or participate in a new severance program) that includes change in control severance benefits no less favorable than those under Mr. Deer’s prior change in control agreement with Columbia, on the same basis as similarly situated executives.

If Mr. Deer’s employment is terminated by Columbia without “cause” within two years following the Closing, subject to the execution and effectiveness of a release of claims, any outstanding equity awards granted at or after the Closing will vest in full with respect to any service vesting requirement, and any awards subject to a performance-vesting condition will remain outstanding and eligible to be earned in full based on the level of performance achieved.

2023 DEFERRED COMPENSATION PLAN

Effective March 1, 2023, the Company established the Columbia Banking System, Inc. 2023 Deferred Compensation Plan (the “2023 DCP”). The 2023 DCP has been established to govern the deferred compensation elements contemplated by the O’Haver Letter Agreement, Merrywell Letter Agreement, Nixon Letter Agreement and Deer Letter Agreement (as such elements are described above) and provides consistent vesting and distribution terms and conditions as are provided in such agreements.

TREATMENT OF PRE-MERGER EQUITY AWARDS

Pursuant to the terms of the Merger Agreement, each share of Umpqua common stock outstanding was converted into the right to receive 0.5958 of a share (the “Exchange Ratio”) of Columbia common stock at Closing. Each outstanding Umpqua equity award granted under Umpqua’s equity compensation plans was generally converted into a corresponding award with respect to Columbia common stock, with the number of shares underlying such award adjusted based on the Exchange Ratio.

Each such converted Umpqua equity award continues to be subject to the same terms and conditions as applied to the award immediately prior to Closing, except that for awards granted prior to fiscal year 2023 that were subject to performance-based vesting, the number of shares of common stock underlying such awards was calculated and fixed immediately prior to Closing assuming achievement of the applicable performance conditions at the greater of the target (100%) level of performance and the actual level of performance based on Umpqua’s performance results through the latest practicable date before Closing, and such awards converted into service-based vesting awards with the applicable vesting date to remain the last day of the original performance period.

The Umpqua performance awards granted prior to fiscal year 2023 were adjusted as follows:

●

For awards with a relative TSR performance condition, the number of shares underlying the converted equity award was determined based on performance at the target (100%) level for the 2020–2022 performance period and performance at the 115.75% level for the 2021–2023 performance period

●

For awards with a relative return on equity performance condition, the number of shares underlying the converted equity award was determined based on performance at the 100.4% level for the 2020–2022 performance period and performance at the target (100%) level for the 2021–2023 performance period

With respect to Umpqua performance awards granted in 2023, each such award was converted into a corresponding award with respect to Columbia common stock, with the number of shares underlying such award determined as set forth in the applicable award agreement and adjusted based on the Exchange Ratio. Each such converted award is subject to the same terms and conditions (including performance-based vesting terms) as were applicable to the corresponding Umpqua performance award immediately prior to the Effective Time.

In addition, each outstanding Columbia performance-based restricted stock unit award granted prior to fiscal year 2023 was converted into a Columbia service-based restricted stock unit award based on the number of shares of Columbia common stock underlying such award immediately prior to the Effective Time that would be earned assuming the achievement of the applicable performance conditions at the greater of the target (100%) level of performance and the actual level of performance based on Columbia’s performance results through the latest practicable date prior to Closing, resulting in:

●	Performance at the target (100%) level for the 2021–2023 performance period
●	Performance at the 112% level for the 2022–2024 performance period

Such Columbia awards continue to vest after the Merger Date solely based on continued service.

ELEMENTS OF 2023 COMPENSATION

The Merger resulted in our organization significantly increasing in size and required realignment of leadership roles, responsibilities, and compensation. The Committee assessed the prior Umpqua and Columbia executive compensation programs, which consisted of the same primary components and similar Committee processes and executive compensation philosophies. The Committee also reviewed market and best practice features and an executive compensation competitive assessment provided by Mercer of the go-forward roles compared to the Company’s new peer group, and developed a compensation program that supported the key goals for 2023 and beyond and consisted of the components set forth below.

Component	Features	Link to Strategy and Performance

Base Salary (Cash)

Salaries are determined based on prevailing market levels with adjustments for individual factors including performance, scope of responsibility, years of experience, and skills. Annual salary is the only fixed component of the executive compensation program.

Provide competitive baseline compensation to attract and retain executive talent.
Annual Incentive Plan (Cash)

The key corporate metrics are objective measures and constitute the majority of the incentive opportunity. For 2023, operating PPNR was the sole corporate metric and constituted 80% of the target annual incentive opportunity (for all NEOs excluding the Executive Chair). Individual goals tied to the company’s strategy and key objective constituted 20% of the target annual incentive opportunity (100% for the Executive Chair).

Consistent with competitive practices, executives should have a significant portion of their targeted annual total cash compensation at risk, contingent upon Company performance. The Annual Incentive Plan motivates and rewards executives for achieving and exceeding personal and company-wide goals. Financial metrics and goals are set in relation to business drivers in our strategic plan. A minimum level of operating PPNR performance is required for an NEO (other than the Executive Chair) to receive any payout.

Restricted Stock Units – RSUs	Service-based equity awards that vest ratably over three years. Dividends are paid only on vested RSUs at the time of vesting.

Equity awards motivate and reward long-term performance and executive focus on generating long-term shareholder value. Service-based vesting, long-term awards provide a retention incentive in addition to aligning executives with shareholder interests.

Performance Stock Units – PSUs

Performance-based awards that cliff vest after a three-year performance measurement period. Dividends are paid only on vested PSUs at the time of vesting. Vesting is based on Company performance on pre-defined metrics, measured over a three-year performance period compared to peer performance. PSUs utilize the same peer group as the Committee selects for the competitive assessment. PSUs constitute a minimum of 50% of our NEO equity awards and in 2023 were 70% of our President/CEO’s awards and 60% of our Bank Presidents’ awards.

Performance metrics for 2023 PSUs were:

•  ROTCE, which rewards achieving long-term profitable growth and returns

•  TSR, which directly links executive compensation to shareholder returns, and emphasizes need for long-term financial and stock price performance.

A minimum level of performance with respect to each of ROTCE and TSR relative to peers is required for an NEO to receive any payout with respect to the corresponding portion of their PSUs.

Equity awards motivate and reward long-term performance and executive focus on generating long-term shareholder value. PSUs focus executives on the achievement of specific long-term financial performance goals directly aligned with our operating and strategic plans.

In setting base salaries and incentive targets for 2023, the Committee referred to and considered the data and recommendations contained in the executive compensation competitive assessment provided by Mercer. Total compensation for each of the NEOs was within market competitive range for their role, scope of responsibility, and experience, and for 2023 was set at or near the median of the peer group.

This assessment of total compensation compared to peer group data, and the above summary of our 2023 copensation program elements, excludes the one-time, Merger-related synergy integration and retention awards granted in 2023 and discussed in “Compensation Decisions – Merger-Related Items.”

The charts below show total direct compensation established for 2023 for our CEO and the average total direct compensation for our other NEOs, excluding our Executive Chair. The charts include salary paid, annual cash incentive opportunities at target (100%) achievement, and equity awards granted in 2023 (including prior to Closing). The charts do not include any synergy or retention incentive awards granted in 2023 in connection with the Merger. As shown below, a significant majority of our executive pay program is at-risk based on the level of achievement of annual and long-term performance goals or our stock price performance.

TOTAL DIRECT COMPENSATION

The table below shows the 2023 total direct compensation opportunities for our NEOs, assuming performance-based compensation at target (100%) achievement and excluding Merger-related items. Mr. Stein’s compensation is generally fixed by the terms of the Stein Employment Agreement and the Committee did not adjust his base salary or long-term incentive opportunity from such agreement. Mr. O’Haver’s compensation is also generally fixed by the terms of O’Haver Letter Agreement and the Committee did not adjust his base salary, target annual incentive or long-term incentive opportunity from such agreement. The Committee (as well as the Board in the case of Messrs. Stein and O’Haver) considered total direct compensation as shown below as a factor in making annual compensation decisions, and also reviewed the individual components compared to the peer group as a factor. For Messrs. Farnsworth and Nixon, total long-term (equity) incentive was reviewed considering Umpqua equity awards granted in 2023 prior to Closing that were converted into Columbia equity awards.

Name	Base Salary	Annual (Cash) Incentive	Long-Term (Equity) Incentive	Total*

Clint E. Stein	$1,150,000	$1,380,000	$3,000,000	$5,530,000

Ron L. Farnsworth	$570,000	$456,000	$960,000	$1,986,000

Cort L. O’Haver	$1,250,000	$1,250,000	$2,500,000	$5,000,000

Christopher M. Merrywell	$600,000	$600,000	$1,000,000	$2,200,000

Torran B. Nixon	$685,000	$685,000	$1,100,000	$2,470,000

Aaron James Deer	$420,000	$252,000	$250,000	$922,000

*The amounts reported above differ from the amounts determined under SEC rules as reported for 2023 in the Summary Compensation Table in “Compensation Tables” below. The above table is not a substitute for the Summary Compensation Table.

BASE SALARY

Base salary provides a secure base of cash compensation for executives that is competitive with the market. Executive salary increases do not follow a preset schedule or formula; the following are considered when determining appropriate salary levels:

●	The individual’s current and sustained performance results and the methods utilized to achieve those results
●

Non-financial performance indicators, including strategic developments for which an executive has responsibility (such as merger integration, product development, expansion of markets, increase in organic loan or deposit growth and acquisitions) and managerial performance (such as service quality, sales objectives and regulatory compliance)

●	Company financial performance
●	Peer data through competitive assessment reports

For 2023, the Committee approved base salaries that were competitive within the peer group and made adjustments to reflect new or modified roles, market data, and internal equity for Messrs. Farnsworth, Merrywell and Nixon. The Committee also considered that for Messrs. O’Haver, Farnsworth and Nixon, Umpqua did not increase salaries from 2021 levels during the pendency of the Merger, as well as that for Messrs. Stein and O’Haver, the Stein Employment Agreement and the O’Haver Letter Agreement set their respective initial post-Closing salaries. The Committee did not recommend, and the Board did not make, any changes to Messrs. Stein’s and O’Haver’s salaries from the agreed upon levels.

Name	Base Salary	Increase Over Salary at Prior Year-End %

Clint E. Stein	$1,150,000	18.0%

Ron L. Farnsworth	$570,000	11.8%

Cort L. O’Haver	$1,250,000	19.0%

Christopher M. Merrywell	$600,000	16.5%

Torran B. Nixon	$685,000	5.4%

Aaron James Deer	$420,000	0%

ANNUAL INCENTIVE PLAN

At the beginning of each year, we approve a cash incentive plan for our executive officers. The Committee sets the target incentive as a percentage of base salary based on peer and market data for similar positions, total direct compensation, internal groupings of executives and, if applicable, executives’ employment agreements. For 2023, the Committee approved target incentives that were competitive within the peer group and made adjustments to reflect new or modified roles, market data, and internal equity for Messrs. Merrywell and Nixon. The Committee increased Mr. Stein’s target incentive to 120% of base salary after reviewing his total compensation in comparison to the peer group.

Name	Target Incentive as a % of Base Salary	Increase Over Prior Year Target %

Clint E. Stein	120%	20%

Ron L. Farnsworth	80%	0%

Cort L. O’Haver	100%	0%

Christopher M. Merrywell	100%	67%

Torran B. Nixon	100%	0%

Aaron James Deer	60%	20%

The Committee uses primarily objective elements for annual incentive plans. Achievement of the target incentive is generally based on the success of the Company and the individual executive in performance areas specific to their role and Company initiatives (other than Mr. O’Haver, whose annual incentive included 100% individual goals related to his role as Executive Chair). For each award, the Committee also establishes a maximum payout above the target incentive, as well as a minimum performance requirement with respect to the Company performance measure in order to receive any payout. Our annual incentive plans expressly provide the Committee authority to apply “negative discretion” to reduce awards and to apply risk modifiers prior to payout.

In March 2023, the Committee approved our 2023 Annual Incentive Plan, which for NEOs other than Mr. O’Haver was weighted 80% based on corporate performance measured by our operating PPNR performance, and 20% on individual goals, with a minimum level of operating PPNR performance required to receive any payout. Mr. O’Haver’s annual incentive was weighted 100% based on individual goals, consistent with the separation of Board Chair and CEO duties and the Committee’s desire to have Mr. O’Haver focus on strategic planning and integration of the Umpqua and Columbia Boards.

The Committee selected operating PPNR due to its:

●

Focus on the core profitability of the Company (in part due to its insulation from volatility in loan loss provision expense caused by CECL accounting requirements, which may create increased loss provision expense based on economic forecasts that may or may not actually create problem loans)

●	Wide use by investors and analysts to measure profitability

FINANCIAL PERFORMANCE – OPERATING PPNR

The Committee set an operating PPNR target of $1.05 billion for 2023 and established the following achievement levels:

Threshold – 50% payout	75% payout	90% payout	Target – 100% payout	125% payout	150% payout	Maximum – 200% payout

> $523.2 – $680.2 million	> $680.2 – $889.5 million	> $889.5 – $994.2 million	> $994.2 million – $1.05 billion	> $1.05 – 1.15 billion	> $1.15 – 1.26 billion	> $1.26 billion

Operating PPNR is calculated on the basis of the Company’s Operating Earnings less the amount of the provision for credit losses. Operating Earnings means the Company’s after-tax net income adjusted to exclude the following items due to their one-time nature or relationship to market externalities:

●	Exit or disposal costs and other charges related to business combinations such as merger expense, goodwill impairment charges or bargain purchase gains
●	Gains or losses from the change in fair value:
○	Due to model inputs of the Company’s mortgage servicing rights
○	Of the hedge on the Company’s mortgage servicing rights
○	Of swap derivatives
○	Of loans carried at fair value
●	Net gains or losses on investment securities
●

Other special, unusual or non-recurring items as determined by the Committee in its sole discretion, which for 2023 included an FDIC special deposit insurance assessment to replenish the Deposit Insurance Fund following certain large bank closures earlier in 2023

The Committee reviewed and approved achieved operating PPNR* at $909.7 million for 2023, resulting in a payout level of 90% for the performance component of the NEOs’ annual incentives (other than Mr. O’Haver whose annual incentive included 100% individual goals related to his role as Executive Chair).

*Non-GAAP financial measure. Please refer to Appendix A and the table below for additional information and reconciliation to the most directly comparable GAAP financial measure.

The following tables reconcile our reported net income to Operating PPNR:

Net Income to Operating PPNR Reconciliation	$ (in thousands)

Net income	$348,715

Exit and disposal costs	10,218

Merger-related expense	171,659

Mortgage servicing rights hedge loss	4,693

Change in fair value of mortgage servicing rights due to valuation inputs or assumptions	6,122

Change in fair value of certain loans held for investment	(2,630)

Loss on swap derivatives	4,597

Gain on sale of investment securities, net	(1,213)

FDIC special assessment	32,923

Tax effect of adjustments	(44,337)

Operating Earnings	529,647

Less: Provision for credit losses	213,199

Less: Provision for income taxes (excluding tax effect of adjustments above)	166,821

Operating PPNR	$909,667

INDIVIDUAL PERFORMANCE

The individual performance component of the 2023 Annual Incentive Plan comprised 100% of Mr. O’Haver’s annual incentive and 20% of the other NEOs’ annual incentives. Mr. O’Haver’s individual goals related to Executive Chair leadership (20%), long range strategic planning (40%), integration plan and delivery (20%), CEO advisory (10%) and relationship retention (10%). Consistent with the Company’s past separation of duties of the Board Chair and the Chief Executive Officer, the Committee selected individual goals for Mr. O’Haver that focused his efforts post-Closing on strategic planning, engaging the individual board members of the newly constituted Board to work as a unit, and with the President/CEO on integration and relationship retention matters.

The 2023 individual goals of the other NEOs related to three categories:

●	Integrating Columbia and Umpqua, including:
○	Driving the implementation of strategies, programs, and practices that create a strong, stable, and unified go-forward approach to operating the Company
○	Integrating processes, technologies, and operational platforms to ensure seamless internal and external delivery

●	Driving value for customers and shareholders by:
○	Achieving financial performance targets
○	Growing share of wallet
○	Increasing customer acquisition and retention through solutions that serve customer needs
○	Appropriately managing controllable expenses
●	Engaging and retaining associates by fostering a work environment that reflects our cultural values, leading to strong levels of associate engagement, retention, and growth

For the individual performance component of the award, the Committee and Mr. Stein (in the case of Messrs. Farnsworth, Merrywell, Nixon and Deer) and the Committee and the Board (in the case of Messrs. Stein and O’Haver) considered the following:

NEO	Individual Performance Highlights

Clint E. Stein

●   Directed the organizational design, leadership selection and integration planning efforts related to the Merger

●   Ensured closing of the Merger in the first quarter of 2023 by satisfying all closing conditions including divestiture of branches prior to Closing

●   Maintained the original timelines for integration activities, allowing for a prompt Systems Conversion in March 2023, along with on-time realization of cost synergies exceeding our announced target

●   Provided leadership throughout significant integration activity over 2023, retaining key executive talent from both organizations

Ron L. Farnsworth

●   Provided strong financial guidance across the enterprise, monitoring performance on Merger-related synergies and expanding the reporting and control environment consistent with the significant growth of the Company

●   Led the investor relations function, including enhanced investor communication and presentation

●   Addressed the ramifications of significant industry turmoil, including leadership on liquidity maintenance and response to additional regulatory demands in reaction to the Q1 2023 bank failures

Cort L. O’Haver

●   Provided counsel to the CEO and guidance and respectful challenge on strategy to the executive leadership team in setting objectives for 2023

●   Led the combined company’s first long range strategic planning session and board approval of the initial post-Merger strategic plan, focusing on developing the overall process for strategy development and establishing a cadence for board monitoring of strategic initiatives

●   Worked closely with the CEO to ensure the Company met or exceeded integration targets, including timing of the Systems Conversion and achievement of cost synergies

●   Provided oversight of Board activities post-Merger and led the integration of directors from two distinct Boards

Christopher M. Merrywell

●   Led and participated in Merger-related activities including:

○  to prepare key frontline teams for the Systems Conversion and other integration initiatives with limited interruption of service

○  to achieve business unit cost synergies in 2023 of over $41.3 million

○  to coordinate and work with integration teams on the successful move of approximately 750,000 customer accounts and 137,000 online account profiles to new technology environments

●   Provided leadership and support for the creation of the Company’s $8.1 billion community benefits plan to enhance affordable homeownership access, small business formation and growth and community development initiatives

●   Implemented strategies to bring Wealth Management, Home Lending and Retail divisions together under one common service model, and encouraged collaboration and referrals amongst the divisions and Commercial Banking

●   Rolled out the “UB Way,” a consultive needs-based selling platform aimed at growing consumer and small business relationships

●   Opened our first branch in Utah

Torran B. Nixon

●   Led and participated in Merger-related activities including:

○  to prepare key frontline teams for the Systems Conversion and other integration initiatives with limited interruption of service

○  to achieve business unit cost synergies in 2023 of over $25.9 million

○  to coordinate and work with integration teams on the successful move of approximately 750,000 customer accounts and 137,000 online account profiles to new technology environments

●   Implemented initiatives to retain critical frontline, revenue producing associates and customers, focusing primarily on Commercial Banking and Treasury Management

●   Provided leadership and support to develop go-forward strategic plan

●   Grew our Colorado and Arizona commercial teams

Aaron James Deer

●   Served as an executive member of the Integration Management Office, the four-person leadership team that oversaw the successful Systems Conversion and other integration workstreams, which were integral for timely achievement of cost synergies

●   Led and worked closely with Mr. Stein and other members of the executive team and business leaders to define a clear and compelling strategic plan, presented to and approved by the Board

●   Developed new strategy and innovation initiatives including assessing post-Merger organizational structure and processes

The Committee and the Board reviewed Mr. Stein’s performance and his achievements in leading the Company through the transformational Merger and subsequent integration activities. Based on this assessment, the Committee determined that Mr. Stein had met his individual goals and recommended approval of a 100% payout on his annual incentive plan opportunity. The Board approved the awards at the level recommended by the Committee.

The Committee and the Board reviewed Mr. O’Haver’s performance and his achievements in connection with the Merger and subsequent integration activities, his leadership in connection with the strategic planning retreat and development of the strategic plan, and his work with the CEO for the year. Based on this assessment, the Committee determined that Mr. O’Haver met his individual goals and recommended approval of a 100% payout on his annual incentive plan opportunity. The Board approved the awards at the level recommended by the Committee.

Mr. Stein assessed each of the other NEO’s performance in managing challenges created by the Merger integration and turbulent year in the banking industry in recommending the individual goal achievement level. He presented his assessment to the Committee and discussed his compensation recommendations for each Named Executive. After considering 2023 performance, the Committee approved the achievement of the individual performance component of the annual incentive awards at the following percentages of target: 170% for Messrs. Merrywell and Nixon, and 100% for Messrs. Farnsworth and Deer. The Committee places significant weight on the CEO’s incentive award recommendations, but the Committee independently reviewed and approved those recommendations.

FINAL ANNUAL INCENTIVE PAYOUTS

Based on the 2023 corporate financial and individual performance results and decisions described above, the Committee (as well as the Board in the case of Messrs. Stein and O’Haver) approved final annual incentive award payouts to the NEOs for 2023 as follows:

Name	Total Paid	Target	Total as a % of Target

Clint E. Stein	$1,269,600	$1,380,000	92%

Ron L. Farnsworth	$419,520	$456,000	92%

Cort L. O’Haver	$1,250,000	$1,250,000	100%

Christopher M. Merrywell	$636,000	$600,000	106%

Torran B. Nixon	$726,100	$685,000	106%

Aaron James Deer	$231,840	$252,000	92%

EQUITY AWARDS

Our 2018 Equity Incentive Plan provides for the grant of restricted stock, incentive stock options, nonqualified stock options, restricted stock units and stock appreciation rights. We believe executive officers and other key management positions should have a meaningful portion of their competitive total compensation opportunity linked to shareholder return, which is directly tied to our long-term vision of growth, stability, asset quality and our commitment to a personalized relationship banking approach. Long-term incentives take the form of equity awards that are intended to align the interests of the executive with those of our shareholders by encouraging ownership of our common stock and tying value to the long-term market value of the Company’s stock. These awards also serve to promote an executive’s continued service to the organization by vesting over a period of years and encourage sound risk management by providing a balanced view of performance and aligning awards with the longer-term time horizon of risk outcomes.

Our 2023 long-term incentive compensation consisted of a combination of (i) performance-based restricted stock units (“Performance Stock Units” or “PSUs”) that are earned and vest at the end of a three-year performance period and (ii) service-based restricted stock units (“Restricted Stock Units” or “RSUs”).

At the Closing, we assumed Umpqua Holdings Corporation’s shareholder-approved equity plan and the outstanding equity awards under such plan. Equity awards to Messrs. Farnsworth and Nixon, and a portion of the awards to Mr.

O’Haver, discussed in this section were issued under the Umpqua plan and converted into Columbia awards as discussed above. Under the O’Haver Letter Agreement, Mr. O’Haver is entitled to receive an annual equity award equal in grant date value to 200% of base salary, resulting in long-term incentive awards equal to $2.5 million for 2023. After receiving regulatory approval and setting the Closing date, and in accordance with relevant Merger Agreement provisions, Umpqua granted such award in February 2023 with 60% PSUs and 40% RSUs. In addition, under the O’Haver Letter Agreement, we granted a synergy integration award with a grant date fair value of $5,000,000 and vesting in three installments, commencing on the Executive Chair Systems Conversion Date and on each of the first and second anniversaries thereof, subject to his continued employment through each such date.

In March 2023, the Committee met to discuss Mr. Stein’s possible synergy award. The Stein Employment Agreement, effective at Closing, provided that the Board would consider a synergy integration or similar award to support a successful Merger integration. Unlike Mr. O’Haver’s synergy integration award, the vesting terms of which were established in October 2021 in the O’Haver Letter Agreement and were tied to the Systems Conversion, the Committee determined that Mr. Stein’s synergy integration award should focus on long-term Company performance and, therefore, should be in the form of performance-based awards with the same performance measures as the PSUs that were granted to him in February 2023. Accordingly, the Board determined to increase the total value of Mr. Stein’s 2023 equity awards from $2.3 million to $3.0 million, which the Committee also noted is the market median annual long-term incentive for CEOs in the peer group. The Committee determined that the additional synergy award amount should be entirely performance-based which would result in an overall 70% performance-based / 30% service-based mix for the 2023 long-term incentive reflected below. The Stein Employment Agreement provides for a maximum of annual long-term incentives at 60% performance-based, but Mr. Stein agreed to waive such condition for 2023.

In February 2023, Columbia and Umpqua granted PSUs that are to be earned and vest at the end of the three fiscal year performance period ending December 31, 2026, based on achievement levels of our TSR and our ROTCE compared to the Peer Group. The NEOs also received RSUs that vest ratably over three years subject to continued service. The Committee set these long-term incentive targets based on peer and market data for similar positions.

The mix of equity awards in 2023, including awards granted by Umpqua Holdings Corporation and assumed by Columbia with the Merger was:

	PSUs	RSUs	Synergy

Clint E. Stein	70%	30%	-

Ron L. Farnsworth	60%	40%	-

Cort L. O’Haver	21%	14%	65%

Christopher M. Merrywell	60%	40%	-

Torran B. Nixon	60%	40%	-

Aaron James Deer	50%	50%	-

The following table presents grant date fair value of equity awards (with PSUs at target performance) granted in 2023 by Umpqua and the Company as a percentage of base salary for each of the NEOs:

	PSUs as a % of 2023 Base Salary	RSUs as a % of 2023 Base Salary	Synergy Award as a % of 2023 Base Salary	Total Opportunity as a % of 2023 Base Salary

Clint E. Stein	185%	80%	-	265%

Ron L. Farnsworth	101%	67%	-	168%

Cort L. O’Haver	134%	90%	400%	624%

Christopher M. Merrywell	100%	67%	-	167%

Torran B. Nixon	96%	64%	-	160%

Aaron James Deer	30%	30%	-	60%

The Committee selected two performance metrics for the PSUs with half of the awards to vest based on ROTCE and half based on TSR performance, both relative to the peer group approved by the Committee and discussed above in “Compensation Philosophy and Process – Considerations in Determining Compensation – Peer Group.” We believe TSR directly links executive compensation to the returns realized by our shareholders, and that a measure based on return on equity links executive compensation to the creation of long-term value for shareholders. The combination of metrics ensures that our awards are not advantaged or penalized by general market conditions.

The vesting of PSUs will be determined based on the Company’s achievement of Threshold, Target or Maximum levels of TSR Performance and ROTCE Performance as follows:

Performance Goals	Relative TSR /Relative ROTCE Performance	Percentage of Target Award Earned

Minimum	Below 50%	0%

Threshold	At 50%	50%

Target	At 100%	100%

Maximum	At or above 150%	150%

Award achievement in the event of performance at levels between Threshold and Target and between Target and Maximum will be based on straight-line interpolation between such levels. For example, performance of 80% or 111% will result in 80% or 111%, respectively, of the award vesting.

ROTCE Performance is equal to the quotient resulting from dividing Company Average ROTCE by the Peer Group Average ROTCE. Company Average ROTCE is calculated by dividing the sum of the Company’s ROTCE for 2023, 2024 and 2025 by three. Peer Group Average ROTCE is the sum of each peer company’s Peer ROTCE divided by the number of peers. Peer ROTCE is calculated in the same manner as the Company’s ROTCE—the sum of a peer’s 2023, 2024 and 2025 ROTCE divided by three.

TSR Performance is equal to the quotient resulting from dividing Company TSR by the Peer Group TSR. Company TSR is sum of TSR for the Company as determined on each of the last twenty trading days of the performance period (January 1, 2023, through December 31, 2025), with each TSR measured from the grant date divided by twenty. Peer Group TSR is the median of the TSR for all peers based on each Peer Company TSR. Peer Company TSR is calculated in the same manner as Company TSR—the sum of TSR for a peer as determined on each of the last twenty trading days of the performance period, with each TSR as measured from the Grant Date, divided by twenty. Peer Group TSR is the median of the TSR for all peers based on each Peer Company TSR. TSR is the cumulative total shareholder return, assuming dividend reinvestment and expressed as a percentage return, as applied to the Company or any peer, and meaning stock price appreciation from: (A) the beginning of the performance period using the initial closing price to (B) a trading day in the twenty trading day period preceding the end of the performance period using the closing price of such company’s common stock.

For example, if the Company’s Average ROTCE is 15% and the Peer Group Average ROTCE is 16%, for the 2023-2025 period, ROTCE Performance is equal to 93.75% (15 divided by 16), resulting in 93.75% award vesting. If over the same performance period the Company TSR is 20% and the Peer Group TSR is 16%, TSR Performance is 125%, resulting in 125% award vesting. When ROTCE Performance or TSR Performance matches the peer group performance, awards vest at target, or 100%.

OTHER COMPENSATION INFORMATION

EQUITY COMPENSATION PRACTICES

In general, we issue long-term equity incentives to our NEOs at the following times:

●	Upon initial employment with the Company
●	In the first quarter of each year, in connection with establishing the long-term incentive compensation component of their compensation
●	In connection with a significant advancement or promotion or other significant change in compensation arrangements

CLAWBACK POLICIES

Historically, the Company maintained a comprehensive clawback policy that applied in the event of a required accounting restatement, the grant or payment of incentive compensation based on materially inaccurate performance metrics, or certain misconduct or risk failures by a covered officer. Effective December 1, 2023, the Board adopted a new clawback policy, the Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation (the “Dodd-Frank Clawback Policy”), to comply with Section 10D-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable exchange listing standard and amended and restated its existing policy to account for adoption of the Dodd-Frank Clawback Policy.

Under the Dodd-Frank Clawback Policy, which is applicable to our current and former executive officers and is required by Nasdaq listing standards, the Company must reasonably promptly recover the amount of erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, including any accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The recoverable amount is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to taxes paid. The recovery requirement applies to any compensation received in the three-year period preceding the accounting restatement and to any current or former executive officer who was serving as such during the performance period applicable to the incentive-based compensation.

The Company also maintains the Amended and Restated Clawback Policy (the “General Clawback Policy”), which covers the Company’s current and former executive officers and applies to (i) any equity-based compensation and (ii) any cash compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, which includes stock price, TSR and measures that are determined and presented in accordance with the accounting principles used in preparing the Company financial statement and any measures that are derived wholly or in part from such measures. The Clawback Policy provides that, to the full extent permitted by law, in the event that a “triggering event” occurs, the Committee may require the forfeiture and/or repayment of any earned but unpaid incentive compensation (whether vested or unvested) and any incentive compensation paid in the three-year period preceding such event

For purposes of the General Clawback Policy, a “triggering event” is any of the following events:

●	The executive engages in conduct detrimental to the Company insofar as it causes material financial or reputational harm to the Company or its business activities
●	The grant or payment of incentive compensation was based on materially inaccurate performance metrics or a material misrepresentation by the executive
●

The executive improperly or with gross negligence failed to identify, raise or assess, in a timely manner and as reasonably expected, risks and/or concerns material to the Company or its business activities

●	The executive engages in a fraudulent act or knowing and willful misconduct related to the executive’s employment
●	The executive violates restrictive covenants or employment restrictions to which the executive is subject

STOCK OWNERSHIP POLICY

We expect our directors and executive officers to accumulate a meaningful position in Company shares to align their focus and decisions with creating shareholder value. Our Corporate Governance Policy (posted on our website) requires directors and executive officers to own shares of Company common stock calculated in accordance with the following schedule:

Position	Minimum Ownership (multiple of executive base salary /director cash retainer)

Executive Chair and CEO	4

Bank President	3

Other Executive Leadership Team Section 16 Officers	2

Outside Director	5

Share ownership is determined from the totals on Table 1 of SEC Form 4 and will include unvested restricted stock or RSUs. The value of an individual’s holdings is based on the average closing price of the Company’s common stock over the 200 trading days preceding December 31 of the applicable calendar year. Compliance with share ownership guidelines is reviewed annually by the Nominating and Governance Committee. At year-end 2023, Messrs. O’Haver, Farnsworth, Nixon and Deer complied with the ownership requirements; the other NEOs must, for 2024, retain 100% of all shares of the Company’s common stock held and all shares acquired in 2024 (whether by way of new share grants or the exercise of previously granted stock options or otherwise) until they meet the ownership requirement. Notwithstanding the foregoing, NEOs may sell or forfeit any equity awards for the sole purpose of paying any applicable exercise price or satisfying mandatory tax withholding obligations arising in connection with the vesting of any equity awards.

NO HEDGING OR PLEDGING

Our NEOs, other executive officers, directors and other persons designated from time to time as being subject to the Company’s pre-clearance procedures, together with their family members (“Access Persons”), are prohibited from:

●	Trading in any interest or position relating to the future price of Company securities, such as a put, call or any other derivative securities
●	Engaging in any hedging or monetization transactions or similar arrangements with respect to the Company’s securities
●	Engaging in short sales of the Company’s securities
●	Holding the Company’s securities in a margin account or otherwise pledging Company securities as collateral for a loan
●

Making any purchases, sales or transfers in the Company’s securities during a pension fund blackout period, which exists whenever 50% or more of plan participants are unable to conduct transactions in their accounts for more than three consecutive business days

Prior to engaging in any transaction involving the Company’s securities (other than the above, which are prohibited), Access Persons must first obtain pre-clearance of the transaction from the Chief Financial Officer or General Counsel.

Our non-executive officer employees and certain of their family members and entities under their control who are not subject to the policies applicable to Access Persons described above are subject to policies and trading procedures designed to ensure that transactions in Company stock are conducted in compliance with the applicable rules and regulations and do not bear the appearance of improper conduct. These individuals and entities are not subject to the Bank’s no-hedging policy discussed above.

SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

We provide severance and change in control benefits to executives that are payable in circumstances the Committee believes are appropriate and market-competitive. The occurrence or potential occurrence of a change in control transaction can create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the senior executive level. We believe that change in control benefits eliminate or at least reduce any reluctance of executive officers to actively pursue potential change in control transactions that may be in the best interest of shareholders and are competitive in the industry. Change in control benefits are “double-trigger,” meaning they are payable only if the executive experiences a qualifying termination of employment in connection with a change in control of the Company. A more detailed description regarding payments under the Executive Employment Agreements is set forth below under “Post-Employment and Termination Benefits.”

OTHER ANNUAL COMPENSATION – BENEFITS AND PERQUISITES

We strive to assist all of our employees, including our NEOs, in meeting their retirement income, health care, disability income, time off and other needs through competitive, cost-effective, Company-sponsored programs that provide individuals with reasonable flexibility in the context of their individual circumstances. The NEOs participate in these and other benefits to the same extent as other employees. These benefits include medical and dental insurance, disability insurance, and the Company’s 401(k) plan.

RETIREMENT BENEFITS AND DEFERRED COMPENSATION

The Company provides a 401(k) and profit-sharing plan. Our NEOs are eligible to participate in the plan on the same terms and conditions as other associates. For 2023, the Company provided a match of 50% on the first 8% of pre-tax and Roth contributions (a maximum of 4%), and a discretionary profit-sharing contribution of 2% of eligible compensation. The participation in our 401(k) plan for these individuals is limited under federal income tax rules, and we believe they should have other similar means of saving for retirement.

We provide our NEOs and other highly compensated associates with the opportunity to defer annual base salary and incentive compensation. For 2023, former Umpqua Holdings Corporation executive officers who continued with the Company following the Merger participated in Umpqua’s non-qualified Supplemental Retirement and Deferred Compensation Plan (“SRP/DCP”), with deferral elections made in 2022. Participants could elect to defer up to 50% of their salary or a portion of their annual cash incentive payment into a plan account with investment options like those available under the 401(k) plan. The Company did not make discretionary contributions to SRP/DCP accounts in 2023. As more fully described below under “Post-Employment and Termination Benefits,” for executive officers who were with Columbia prior to the Merger we provided the opportunity to defer compensation through two Executive Deferred Compensation Plans. During the 2023, interest paid on the participant deferrals under the Columbia plans was the three-month term SOFR plus 3.84%. Effective January 1, 2024, the Committee approved amendments to the SRP/DCP, which will serve as the go-forward deferred compensation plan for our NEOs and other highly compensated associates and will provide participants the option to invest amounts deferred in mutual funds like those available under the 401(k) plan.

In 2001, the Company implemented a Supplemental Executive Retirement Plan (“SERP”) for certain executive officers to provide retirement benefits to those officers. The SERP provides a lifetime annual retirement benefit, the amount of which declines to the extent the executive retires before a specified retirement age. The SERPs support our leadership retention objectives by vesting over a period of time and by restricting the executive from working for a competitor for a period following termination of employment. Starting in 2004, the Company began using long-term compensation agreements (referred to as “Unit Plans”) to provide retirement benefits for executive officers instead of SERPs. Since 2004, we awarded a Unit Plan to Mr. Stein and two separate Unit Plans to Mr. Merrywell.

In 2013, the Committee approved offering SERPs to replace certain NEOs’ Unit Plans. Accordingly, the Company entered into a SERP with Mr. Stein, which provide that amounts drawn under the SERP will be reduced by the amount that is attributable to each respective Unit Plan. This approach provides a retirement benefit that is consistent with our compensation philosophy, while optimally leveraging the expense already incurred in funding the Unit Plans. A more detailed description regarding payments under the SERPs and Unit Plans is set forth below under “Post-Employment and Termination Benefits.”

COMPENSATION TABLES

2023 SUMMARY COMPENSATION TABLE

The following table shows compensation paid or accrued in the years shown for Columbia’s Named Executives. As required by SEC rules, Columbia’s Named Executives comprise Columbia’s President and Chief Executive Officer, the two individuals who served as Chief Financial Officer during 2023, and the three other most highly paid executive officers who were serving as executive officers at the end of 2023.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

(1)		(2)		(3) (4)	(2) (5)	(6)	(7)

Clint E. Stein, President, Chief Executive Officer	2023	$1,150,000	-	$3,042,229	$1,269,600	$218,435	$663,986	$6,344,250
	2022	$879,962	-	$2,068,190	$1,602,000	$11,270	$55,916	$4,617,338
	2021	$826,462	-	$1,481,188	$1,111,968	$20,467	$90,309	$3,530,394

Ron L. Farnsworth, Chief Financial Officer	2023	$475,000	-	$-	$419,520	$-	$652,031	$1,546,551

Cort L. O’Haver, Executive Chairman	2023	$1,041,667	-	$4,015,816	$1,250,000	$180,180	$5,328,807	$11,816,470

Christopher E. Merrywell, Umpqua Bank President / Retail	2023	$600,000	-	$1,009,420	$636,000	$35,350	$1,466,223	$3,746,993
	2022	$505,481	-	$585,026	$669,500	$-	$68,372	$1,828,379
	2021	$454,077	-	$469,687	$409,860	$-	$72,221	$1,405,845

Torran B. Nixon Umpqua Bank President / Commercial	2023	$570,833	-	$-	$726,100	$59,717	$1,918,981	$3,275,631

Aaron James Deer, Former Chief Financial Officer	2023	$420,000	-	$251,946	$231,840	$43,513	$866,240	$1,813,539
	2022	$417,404	-	$349,547	$420,000	$2,421	$37,074	$1,226,446
	2021	$401,538	-	$335,945	$300,713	$197	$35,342	$1,073,735

(1)

Mr. Farnsworth became the Chief Financial Officer, Mr. O’Haver the Executive Chairman, and Mr. Nixon the President of Commercial Banking with the Closing of the Merger on February 28, 2023. Mr. Deer served as the Company’s Chief Financial Officer until February 28, 2023, when he became the Company’s Chief Strategy and Innovation Officer with the Closing. In accordance with SEC rules, compensation shown for Messrs. Farnsworth, O’Haver, and Nixon reflect amounts earned, accrued or granted between March 1, 2023, and December 31, 2023.

(2)

Amounts include elective deferrals under the 2016 Deferred Compensation Plan for Mr. Deer totaling $251,000 (with $104,000 of salary deferred and reported in the Salary column above for 2023 and $147,000 of 2022 incentive deferred, which incentive was paid in 2023 and is reported in the

Non-Equity Incentive Plan Compensation column above for 2022). The material terms of the 2016 Deferred Compensation Plan are described under “Post-Employment and Termination Benefits—Deferred Compensation Plans.”

(3)

For 2023, amounts shown for Messrs. Stein, Merrywell, and Deer include (a) the grant date fair value of Restricted Stock Units granted on February 21, 2023, that vest one-third each year on February 15, 2024, 2025 and 2026, and (b) the grant date fair value of Performance Stock Units granted on February 21, 2023, for the 2023-2025 performance period (with respect to Messrs. Stein’s, Merrywell’s, and Deer’s annual Performance Stock Unit awards), and March 14, 2023 (with respect to the Performance Stock Unit component of Mr. Stein’s synergy integration award). At stretch (maximum) performance, the Performance Stock Units’ grant date fair value would be $3,183,356 for Mr. Stein, $914,115 for Mr. Merrywell, and $190,437 for Mr. Deer. For Mr. O’Haver, amount shown is the grant date fair value of Restricted Stock Units granted on March 1, 2023, one-third of which vested on April 19, 2023 (the Executive Chair Systems Conversion Date) and one-third of which vest on each of the first and second anniversaries thereof.

For 2022, amounts shown include (a) the grant date fair value of Restricted Stock Units granted on February 24, 2022, that vest one-third each year on February 15, 2023, and 2024, and February 14, 2025, and (b) the grant date fair value of Performance Stock Units granted on February 24, 2022, for the 2022-2024 performance period. At stretch performance, the Performance Stock Units’ grant date fair value would be $1,570,567 for Mr. Stein, $213,179 for Mr. Deer, and $410,044 for Mr. Merrywell.

For 2021, amounts shown include (a) the grant date fair value of Restricted Stock Units granted on February 25, 2021, that vest one-third each year on February 15, 2022, 2023, and 2024, and (b) the grant date fair value of Performance Stock Units granted on February 25, 2021, for the 2021-2023 performance period. At stretch performance, the Performance Stock Units’ grant date fair value would be $1,123,823 for Mr. Stein, $204,461 for Mr. Deer, and $285,960 for Mr. Merrywell.

(4)

The grant date fair value of stock awards was determined in accordance with FASB ASC 718. Assumptions used to calculate these amounts are set forth in footnote 4 to “2023 Grants of Plan-Based Awards” and in Note 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s 2023 Annual Report. The grant date fair value of the Restricted Stock Units granted in 2023 is based on the closing price of Columbia’s common stock on Nasdaq on the grant dates of February 21, 2023 ($30.77 per share) and March 1, 2023 ($29.95 per share). The grant date fair value of the Performance Stock Units granted in 2023 is shown at target performance and is based 50% on the closing price of Columbia’s common stock on Nasdaq on the grant dates, February 21, 2023 ($30.77 per share) and March 14, 2023 ($21.53 per share), and 50% on a fair value calculation using a Monte-Carlo simulation for the February 21, 2023 awards ($31.74 per share) and for the March 14, 2023 award ($20.74 per share).

(5)	The amounts in this column reflect the annual incentive awards earned under the 2023 Annual Incentive Plan.

(6)

For Mr. Stein, includes the change in actuarial present value of the accumulated projected benefit under the SERP, which is a non-cash amount that can vary significantly from year-to-year based upon assumptions underlying the actuarial calculations. Assumptions such as discount rate and retirement age are reviewed annually by the Company and are intended to be individually appropriate. The SERP is discussed in further detail under “Post-Employment and Termination Benefits —Legacy Supplemental Executive Retirement Plan.”

For 2023, amounts shown include for Mr. Stein $192,940 of change in the actuarial present value of projected benefit under the SERP, in which Mr. Stein is not fully vested, and $25,495 of above-market earnings on his deferred compensation accounts under the Amended and Restated Columbia Banking System, Inc. 2005 401 Plus Plan and the Columbia Banking System, Inc. 2016 401 Plus Plan, as amended (individually and collectively, “DCA”); and for Messrs. O’Haver, Merrywell, Nixon and Deer, $180,180, $35,350, $59

717 and $43,513 of above-market earnings on DCA or other deferred compensation accounts.

For 2022, amounts shown include: for Mr. Stein, $(719,501) of change in the actuarial present value of projected benefit under the SERP, in which Mr. Stein is not fully vested, and $11,270 of above-market earnings on his DCA; and for Mr. Deer, $2,421 of above-market earnings on his DCA. Since the changes in actuarial present value of projected benefit under the SERP for Mr. Stein were negative, they are not reflected in the sums reported in this column in accordance with SEC rules.

For 2021, amounts shown include: for Mr. Stein, $11,895 of change in the actuarial present value of projected benefit under the SERP, in which Mr. Stein is not fully vested, and $8,572 of above-market earnings on his DCA; and for Mr. Deer, $197 of above-market earnings on his DCA.

(7)	The aggregate amount of perquisites and other personal benefits for the NEOs was less than $10,000 and are therefore not disclosed.

For 2023, amount shown for Mr. Stein includes the cash component of his synergy integration award which equals $550,000 and was paid on April 19, 2023 in connection with the completion of the Systems Conversion; $13,200 in 401(k) plan matching contributions; $6,600 in 401(k) discretionary contributions; $1,436 in split dollar life insurance premiums; $6,606 in split dollar bonus earnings; $85,254 in accrued dividends on unvested Performance Stock Units; and $890 in Company contributions to his Unit Plan. Unit Plans are described in further detail under “Post-Employment and Termination Benefits —Unit Plans.”

For 2023, amount shown for Mr. Farnsworth includes the vested portion of a cash retention award granted pursuant to the terms of the Farnsworth Letter Agreement which equals $612,000 and was paid on April 19, 2023 in connection with the completion of the Systems Conversion; $13,200 in 401(k) plan matching contributions; $6,600 in 401(k) discretionary contributions; and $20,231 in accrued dividends on unvested Performance Stock Units.

For 2023, amount shown for Mr. O’Haver includes $5,250,000 contributed into a deferred compensation account pursuant to the terms of the O’Haver Letter Agreement, $13,200 in 401(k) plan matching contributions, $6,600 in 401(k) discretionary contributions, and $59,007 in accrued dividends on unvested Performance Stock Units.

For 2023, amount shown for Mr. Merrywell includes $1,030,000 credited to a deferred compensation pursuant to the terms of the Merrywell Letter Agreement, which vests 50% on each of February 28, 2024 and February 28, 2025; the vested portion of a cash retention award granted pursuant to the terms of the Merrywell Letter Agreement, which equals $340,000 and was paid on April 19, 2023 in connection with the completion of the Systems Conversion; $13,200 in 401(k) plan matching contributions; $6,600 in 401(k) discretionary contributions; $3,903 in split dollar life insurance premiums, $1,380 in split dollar bonus earnings; $21,058 in accrued dividends on unvested Performance Stock Units; and $50,082 in Company contributions to his two Unit Plans.

For 2023, amount shown for Mr. Nixon includes $1,740,000 credited to a deferred compensation account pursuant to the terms of the Nixon Letter Agreement, which vests 50% on each of February 28, 2024 and February 28, 2025; the vested portion of a cash retention award granted pursuant to the terms of the Nixon Letter Agreement, which equals $136,000 and was paid on April 19, 2023 in connection with the completion of the Systems Conversion; $13,200 in 401(k) plan matching contributions; $6,600 in 401(k) discretionary contributions; and $23,181 in accrued dividends on unvested Performance Stock Units.

For 2023, amount shown for Mr. Deer includes $840,000 credited to a deferred compensation account pursuant to the terms of the Deer Letter Agreement, which vests 50% on each of February 28, 2024 and February 28, 2025; $13,200 in 401(k) plan matching contributions; $6,600 in 401(k) discretionary contributions; $1,579 in split dollar life insurance premiums; $474 in split dollar bonus earnings; and $4,387 in accrued dividends on unvested Performance Stock Units.

2023 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Clint E. Stein	3/20/23	552,000	1,380,000	2,760,000
	2/21/23				22,424	44,848	67,272	29,899	2,321,716
	3/14/23				17,046	34,091	51,137		720,513

Ron L. Farnsworth	3/20/23	182,400	456,000	912,000

Cort L. O’Haver	3/20/23	-	1,250,000	2,500,000
	3/1/23							134,084	4,015,816

Christopher M. Merrywell	3/20/23	240,000	600,000	1,200,000
	2/21/23				9,749	19,498	29,247	13,000	1,009,420

Torran B. Nixon	3/20/23	274,000	685,000	1,370,000

Aaron James Deer	3/20/23	100,800	252,000	504,000
	2/21/23				2,031	4,062	6,093	4,062	251,946

(1)

Represents the possible range of cash incentive payouts under the 2023 Annual Incentive Plan. Actual amounts earned, as determined by the Committee in the first quarter of 2024, are reflected in the 2023 Summary Compensation Table under Non-Equity Incentive Plan Compensation. See “Compensation Decisions—Elements of 2023 Compensation—Annual Incentive Plan.”

(2)

Represents the possible range of Performance Stock Units granted on February 21, 2023, and to Mr. Stein on March 14, 2023, under the 2018 Equity Incentive Plan. Actual amounts of Performance Stock Units earned will be based on achieving relative ROTCE and TSR compared to the peer group as determined by the Committee, in each case over the 2023–2025 performance period. Dividend equivalents equal to the total dollar value of all dividends that would have been paid on the shares of Company common stock covered by the Performance Stock Units between the grant date and the settlement date will not be paid until the Performance Stock Units vest and are settled. See “Compensation Decisions—Elements of 2023 Compensation—Equity Awards.”

(3)

Represents the number of Restricted Stock Units granted (a) to Messrs. Stein, Merrywell, and Deer on February 21, 2023 that vest one-third each year on February 15, 2023, 2024, and 2025 and (b) to Mr. O’Haver on March 1, 2023 that vested 33% on April 19, 2023 and will vest 33% on each of the first and second anniversaries thereof. Dividend equivalents equal to the total dollar value of all dividends that would have been paid on the shares of Company common stock covered by the Restricted Stock Units between the grant date and the settlement date will not be paid until the Restricted Stock Units vest and are settled.

(4)

Amounts shown represent the grant date fair value of Restricted Stock, Restricted Stock Units and Performance Stock Units granted on February 21, 2023, March 1, 2023 and March 14, 2023, determined in accordance with FASB ASC 718. Assumptions used to calculate these amounts are set forth in Note 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s 2023 Annual Report. The grant date fair value of the Restricted Stock Units granted in 2023 is based on the closing price of Columbia’s common stock on Nasdaq on the grant dates of February 21, 2023 ($30.77 per share) and March 1, 2023 ($29.95 per share). The grant date fair value of the Performance Stock Units granted in 2023 is shown at target performance and is based 50% on the closing price of Columbia’s common stock on Nasdaq on the grant dates, February 21, 2023 ($30.77 per share) and March 14, 2023 ($21.53 per share), and 50% on a fair value calculation using a Monte-Carlo simulation for the February 21, 2023 awards ($31.74 per share) and for the March 14, 2023 award ($20.74 per share).

EQUITY COMPENSATION PLAN

The 2018 Plan provides for the grant of restricted stock, incentive stock options, nonqualified stock options, restricted stock units and stock appreciation rights. All eligible employees and directors may participate in the 2018 Plan. As of December 31, 2023, there were 1,084,410 shares remaining available for future grant under the 2018 Plan. On January 24, 2024, the Board adopted the 2024 Equity Incentive Plan, subject to shareholder approval at the Annual Meeting. See “Proposal 3 – 2024 Equity Incentive Plan.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2023

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
(1)	(1)	(2)	(1)	(1)(2)

Clint E. Stein	88,335	2,356,778	78,939	2,106,093

Ron L. Farnsworth	39,694	1,059,036	18,732	499,770

Cort L. O’Haver	245,363	6,546,285	54,636	1,457,688

Christopher M. Merrywell	29,667	791,516	19,498	520,207

Torran B. Nixon	60,352	1,610,191	21,464	572,660

Aaron James Deer	14,636	390,488	4,062	108,374

(1)

For Mr. Stein, represents: PSUs granted on February 25, 2021, that converted to 15,720 RSUs with the Merger and vested on January 1, 2024; 2,585 RSUs granted on February 25, 2021, that vested on February 15, 2024; 9,518 RSUs granted on February 24, 2022, that vested 50% on February 15, 2024 and will vest 50% on February 14, 2025; PSUs granted on February 24, 2022, that converted to 30,613 RSUs with the Merger and vest on January 1, 2025; and 29,899 shares of RSUs granted on February 21, 2023, that vested one-third on February 15, 2024 and will vest one-third on each of February 15, 2025 and February 15, 2026

For Mr. Farnsworth, represents: PSUs granted on March 8, 2021, that converted to 5,351 RSUs with the Merger and vested on January 1, 2024; PSUs granted on March 8, 2021, that converted to 6,194 RSUs with the Merger and vested on March 8, 2024; 3,568 RSUs granted on March 8, 2021, that vested on March 8, 2024; 12,093 RSUs granted on February 28, 2022, that vested 50% on February 28, 2024 and will vest 50% on February 28, 2025; and12,488 RSUs granted on February 21, 2023, that vested one-third on February 15, 2024 and will vest one-third on each of February 15, 2025 and February 15, 2026.

For Mr. O’Haver, represents: PSUs granted on March 8, 2021, that converted to 24,207 RSUs with the Merger and vested on January 1, 2024; PSUs granted on March 8, 2021, that converted to 28,020 RSUs with the Merger and vested on March 8, 2024; 6,916 RSUs granted on March 8, 2021, that vested on March 8, 2024; 39,069 RSUs granted on February 28, 2022, that vested 50% on February 28, 2024 and will vest 50% on February 28, 2025; 36,424 RSUs granted on February 21, 2023, that vested one-third on February 15, 2024 and will vest one-third on each of February 15, 2025 and February 15, 2026; 21,388 synergy Performance Stock Units granted on February 21, 2023, that vest 50% on each of April 19, 2024 and April 19, 2025; and 89,389 synergy Performance Stock Units granted on March 1, 2023, that vest 50% on each of April 19, 2024 and April 19, 2025.

For Mr. Merrywell, represents: PSUs granted on February 25, 2021, that converted to 4,000 RSUs with the Merger and vested on January 1, 2024; 1,329 RSUs granted on February 25, 2021, that vested on February 15, 2024; 3,346 RSUs granted on February 28, 2022, that vested 50% on February 15, 2024, and will vest 50% on February 1, 2025; PSUs granted on February 24, 2022, that converted to 7,992 RSUs with the Merger and vest on January 1, 2025; and 13,000 RSUs granted on February 21, 2023, that vested one-third on February 15, 2024, and will vest one-third on each of February 15, 2025, and February 15, 2026.

For Mr. Nixon, represents: PSUs granted on March 8, 2021, that converted to 9,057 RSUs with the Merger and vested on January 1, 2024; PSUs granted on March 8, 2021, that converted to 10,483 RSUs with the Merger and vested on March 8, 2024; 6,038 RSUs granted on March 8, 2021, that vested on March 8, 2024; 20,465 RSUs granted on February 28, 2022, that vested 50% on February 28, 2024, and the remaining 50% that vest on February 28, 2025; and 14,309 RSUs granted on February 21, 2023, that vested one-third on February 15, 2024, and will vest one-third on each of February 15, 2025, and February 15, 2026.

For Mr. Deer, represents: PSUs granted on February 25, 2021, that converted to 2,860 RSUs with the Merger and vested on February 15, 2024; 951 RSUs granted on February 25, 2021, that vested on January 1, 2024; 2,608 RSUs granted on February 28, 2022, that vested 50% on February 15, 2024, and will vest 50% on February 15, 2025; PSUs granted on February 28, 2022, that converted to 4,155 RSUs with the Merger and vest on January 1, 2025; and 4,062 RSUs granted on February 21, 2023, that vested one-third on February 15, 2024 and will vest one-third on each of February 15, 2025 and February 15, 2026.

(2)	Amounts shown are calculated using the closing price of Columbia’s common stock on Nasdaq on December 29, 2023 ($26.68 per share).

(3)

Actual amounts vested and earned, if any, depend on actual performance against the performance measures for the 2023–2025 performance period that ends December 31, 2025. For Mr. Stein, represents: 44,848 PSUs granted on February 21, 2023 and 34,091 synergy PSUs granted on March 14, 2023. For Mr. Farnsworth represents: 18,732 PSUs granted on February 21, 2023. For Mr. O’Haver, represents: 54,636 PSUs granted on February 21, 2023. For Mr. Merrywell, represents:

19,498 PSUs granted on February 21, 2023. For Mr. Nixon, represents: 21,464 PSUs granted February 21, 2023. For Mr. Deer, represents: 4,062 PSUs granted on February 21, 2023.

2023 OPTION EXERCISES AND STOCK VESTED

Name	Stock Awards Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Clint E. Stein	23,096	701,330

Ron L. Farnsworth	25,653	743,078

Cort L. O’Haver	144,015	3,808,795

Christopher M. Merrywell	8,396	254,439

Torran B. Nixon	36,010	1,042,318

Aaron James Deer	6,007	189,506

(1)

For Mr. Stein, represents the fair market value of 2,284 shares of Restricted Stock granted in 2019 that vested on March 27, 2023; 3,134 shares of Restricted Stock Units granted in 2020 that vested on February 15, 2023; 10,332 shares of Performance Stock Units granted in 2020 that vested on February 21, 2023; 2,585 shares of Restricted Stock Units granted in 2021 that vested on February 15, 2023; and 4,761 shares of Restricted Stock Units granted in 2022 that vested on February 15, 2023.

For Mr. Farnsworth, represents the fair market value of 4,004 shares of Restricted Stock Units granted in 2020 that vested on March 2, 2023; 3,568 shares of Restricted Stock Units granted in 2021 that vested on March 8, 2023; 12,035 shares of Performance Stock Units granted in 2020 that vested on March 2, 2023; and 6,046 Restricted Stock Units granted in 2022 that vested on March 1, 2023.

For Mr. O’Haver, represents the fair market value of 44,695 shares of Performance Stock Units granted in 2023 that vested on April 19, 2023; 10,669 shares of Performance Stock Units granted in 2023 that vested on April 19, 2023; 7,761 shares of Restricted Stock Units granted in 2020 that vested on March 2, 2023; 6,916 shares of Restricted Stock Units granted in 2021 that vested on March 8, 2023; 54,440 shares of Performance Stock Units granted in 2020 that vested on March 2, 2023; and 19,534 Restricted Stock Units granted in 2022 that vested on March 1, 2023.

For Mr. Merrywell, represents the fair market value of 988 shares of Restricted Stock granted in 2019 that vested on March 27, 2023; 1,632 shares of Restricted Stock Units granted in 2020 that vested on February 15, 2023; 2,772 shares of Performance Stock Units granted in 2020 that vested on February 21, 2023; 1,329 shares of Restricted Stock Units granted in 2021 that vested on February 15, 2023; and 1,675 shares of Restricted Stock Units granted in 2022 that vested on February 15, 2023.

For Mr. Nixon, represents the fair market value of 4,928 shares of Restricted Stock Units granted in 2020 that vested on March 2, 2023; 6,038 shares of Restricted Stock Units granted in 2021 that vested on March 8, 2023; 14,812 shares of Performance Stock Units granted in 2020 that vested on March 2, 2023; and 10,232 Restricted Stock Units granted in 2022 that vested on March 1, 2023.

For Mr. Deer, represents the fair market value of 1,393 shares of Restricted Stock Units granted in 2020 that vested on February 15, 2023; 2,358 shares of Performance Stock Units granted in 2020 that vested on February 21, 2023; 951 Restricted Stock Units granted in 2021 that vested on February 15, 2023; and 1,305 shares of Restricted Stock Units granted in 2022 that vested on February 15, 2023.

2023 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

Clint E. Stein	—	—	56,295	—	664,544

Ron L. Farnsworth	—	—	—	—	—

Cort L. O’Haver	—	5,250,000	407,486	—	5,657,486

Christopher M. Merrywell	—	1,030,000	79,945	—	1,109,945

Torran B. Nixon	—	1,740,000	135,053	—	1,875,053

Aaron James Deer	251,000	840,000	97,957	—	1,374,747	[7]

(1)

An amount was deferred in 2023 under the 2016 Deferred Compensation Plan, which is described below under “Deferred Compensation Plans.” The amount for Mr. Deer is reflected in the salary and non-equity incentive plan compensation columns of the Summary Compensation Table.

(2)

The amount was deferred in 2023 under the 2023 Deferred Compensation Plan for Messrs. O’Haver, Merrywell, Nixon, and Deer, which is described below under “Deferred Compensation Plans.” The amounts for Messrs. O’Haver, Merrywell, Nixon, and Deer are reflected in the all other compensation column of the Summary Compensation Table.

(3)

The interest rate during the 2023 fiscal year was the three-month term SOFR rate plus 3.84%. The Plan Administrator annually reviews for appropriateness the calculation of the rate of interest (the “Interest Crediting Rate”) that is applied to a participant’s DCA in the applicable deferred compensation plan. The Interest Crediting Rate is adjusted quarterly for fluctuations in the three-month term SOFR rate. Plan participants are notified of any adjustments to the Interest Crediting Rate.

On the last date of each month, each participant’s DCA is credited with an amount equal to the product of (i) one-twelfth (1/12th) of the Interest Crediting Rate for the quarter in which such month occurs, times (ii) the average balance of the DCA in the DCA for that month. The credited amount is treated as part of the credit balance for all purposes under each of the deferred compensation plans. As used herein, the average balance in a DCA for a month is equal to the quotient determined by dividing (i) the sum of the credit balance in the DCA at the close of business each day in the calendar month, by (ii) the number of days in such month.

(4)

For Mr. Stein, includes amounts previously reported in the Summary Compensation Table for 2022 ($31,811), 2021 ($97,786), 2020 ($53,789), 2019 ($52,088), 2018 ($56,891), 2017 ($39,323), 2016 ($47,346), 2015 ($41,223), 2014 ($35,132), 2013 ($25,407) and 2012 ($16,005). For Mr. Deer includes amounts previously reported in the Summary Compensation Table for 2022 ($6,856) and 2021 ($29,447).

DEFERRED COMPENSATION PLANS

The Board adopted the 2005 Deferred Compensation Plan for certain directors, a select group of senior management and key employees, as designated by resolution of the Board. The 2005 Deferred Compensation Plan generally provides for the deferral of certain taxable income earned by participants in the 2005 Deferred Compensation Plan. Designated officers or key employees may elect to defer annually under the 2005 Deferred Compensation Plan up to 50% of his or her salary to be earned in the calendar year, and up to 100% of any cash bonuses or other incentive compensation. In October 2016, the Board and the Committee approved an Amended and Restated 2005 Deferred Compensation Plan, which froze the 2005 Deferred Compensation Plan to new participants effective as of October 26, 2016, and a 2016 Deferred Compensation Plan.

Except as noted below, the 2016 Deferred Compensation Plan is substantially the same as the Amended and Restated 2005 Deferred Compensation Plan.

Effective March 1, 2023, the Company established the Columbia Banking System, Inc. 2023 Deferred Compensation Plan. The 2023 DCP has been established to govern the deferred compensation elements contemplated by the O’Haver Letter

Agreement, Merrywell Letter Agreement, Nixon Letter Agreement and Deer Letter Agreement (as such elements are described above) and provides consistent vesting and distribution terms and conditions as are provided in such agreements.

DISTRIBUTION ELECTION NOTICE

At the time a participant first makes an election to defer covered compensation, he or she must deliver to the Company a signed “distribution election notice” in which he or she elects to receive distributions of the credit balance in his or her DCA in the form of either a single lump-sum payment or monthly installment payments over a period not to exceed 120 months. A participant may change such election from time to time; however, if a distribution election notice is delivered to the Company less than 12 calendar months before the month in which distributions begin, such notice will not be effective and the Company will instead treat the distribution election notice that was last delivered to the Company before such 12 calendar month period as the effective notice.

DISTRIBUTIONS UPON RETIREMENT OR DISABILITY

The Company will distribute the credit balance in a DCA maintained for a participant at the time he or she retires or becomes disabled as either a single lump sum or monthly installment payments, as elected by the participant. If the participant has elected a single lump-sum distribution, such distribution will be made within 90 days after the date that a participant retires or becomes disabled. If the participant has elected monthly installment payments, such distribution will be made on the first day of each month, beginning with the first day of the third month following the month in which a participant retires or becomes disabled and continuing until the full amount of the DCA maintained for the participant has been distributed. Until the DCA has been distributed in full, interest will continue to be credited to the DCA. The monthly installment payments will be in as nearly equal amounts as possible. Notwithstanding any contrary provisions of the Plan, if the participant dies after monthly installment payments of the credit balance in the DCA maintained for him or her have begun, then the remaining credit balance in the DCA will be distributed to his or her designated beneficiary in a single lump sum within 30 days after the Company receives notice that the participant has died.

LUMP-SUM DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT OTHER THAN BECAUSE OF DISABILITY OR RETIREMENT OR IF DCA IS LESS THAN $25,000

The Amended and Restated 2005 Deferred Compensation Plan provides that, notwithstanding a participant’s election to receive a distribution of the credit balance in the DCA maintained for him or her in the form of monthly installment payments, such credit balance will be distributed to the participant in a single lump sum within 90 days after the date on which he or she terminates his or her services or employment with the Company, if (i) such termination of services or employment is for any reason other than because he or she retires or becomes disabled, or (ii) if the credit balance of the DCA maintained for him or her does not exceed $25,000.

Unlike the Amended and Restated 2005 Deferred Compensation Plan, the 2016 Deferred Compensation Plan permits participants to elect installment payments for any termination of employment, rather than only on a termination due to retirement or disability. If a participant’s services or employment with the Company is terminated because of his or her death, the credit balance in the participant’s DCA will be distributed to his or her designated beneficiary.

2023 PENSION BENEFITS

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Clint E. Stein	SERP	18	1,783,280	—

(1)

Under the terms of the SERP, executives must, in addition to other conditions, be fully vested to receive benefits. Full vesting is based on a 20-year schedule. Mr. Stein will first become eligible to receive vested benefits upon a voluntary termination at age 55. Named Executives must have at least ten years of service with the Company and have reached age 55 in order to receive benefits upon a voluntary termination that occurs prior to reaching the standard retirement age of 65.

(2)

The estimated maximum annual retirement benefit payable under the SERP for Mr. Stein upon achieving age 65 is $270,000 assuming a single life annuity. Amount presented is calculated using a discount rate of 5.02%.

Legacy Supplemental Executive Retirement Plan. Over the years, Columbia has maintained a SERP for certain executive officers of Columbia to provide retirement benefits to those officers. Where a participant has 20 years of service and is therefore fully vested, the SERP is designed to provide lifetime retirement benefits equal to 60% of the average of the three highest years of base salary (which we refer to as the “SERP formula”), with an annual two percent cost of living adjustment to benefit payments. Prior to 2015, the SERP benefits available to each participant were calculated based on a fixed dollar amount set forth in the Named Executive’s SERP, which was intended to approximate the SERP formula. In 2015, in order to better account for fluctuations in the participant’s base salary over time, the Company amended the SERP to provide that the SERP benefit available to each participant would instead equal the SERP formula described above. On September 27, 2017, the Committee approved an amendment to the SERP, which revised the vesting schedule from vesting on an annual basis to vesting on a monthly basis in order to conform vesting to the methodology for determining early retirement benefits under the SERP.

Each SERP includes a number of restrictions on payment, including a requirement, subject to certain exceptions, that the Named Executive attain age 65. Each Named Executive’s SERP includes a number of potential adjustments to the date on which retirement payments are initiated and to the amount of the Named Executive’s benefit. These potential adjustments include provisions for early retirement subject to the early commencement reduction factor of 5% for each year that the benefit is paid prior to reaching age 65, payable upon reaching age 55, with a minimum of ten years of credited service, and a 2% annual inflation adjustment to benefit payments. Named Executives terminated pursuant to a change-in-control of Columbia will be vested in the benefit that the executive would have received had the Named Executive remained employed by Columbia until reaching the normal retirement age. In the event the Named Executive becomes disabled, the executive will be 100% vested, regardless of tenure. Other potential SERP adjustments include an elimination of benefits if the Named Executive violates non-competition requirements or if the Named Executive is terminated for cause or resigns voluntarily before reaching the normal retirement age and does not have ten years of service or before achieving 100% vesting. Under the terms of each SERP, the Named Executive and the Company will cooperate and use all reasonable efforts, in compliance with applicable law, to minimize the amount of any excise tax imposed by Section 4999 of the Internal Revenue Code.

The SERP is unsecured and unfunded and there are no plan assets. Columbia has purchased Bank-Owned Life Insurance (“BOLI”) policies on the lives of the Named Executives and other officers and intends to use income from these policies to offset SERP benefit expenses. The BOLI policies, through the split dollar life insurance agreements with the Named Executives, provide a death benefit equal to three times the executive’s then current base salary and approximately ten times the projected benefit at normal retirement age of the executive’s SERP. The agreements take into account any other life insurance policies purchased by and owned by the Company that pay benefits to the participant’s beneficiary at death. This split dollar benefit is payable to the Named Executive’s beneficiaries if the executive dies while employed with the Company, in which case the executive (and his or her beneficiaries) would not be entitled to any benefits under the SERP. If the Named Executive retires or terminates employment for any reason other than death, then the executive and his or her beneficiaries forfeit any benefits under the split dollar agreement, and all proceeds from the BOLI policies are instead paid to the Company.

The income generated from the BOLI policies is projected to, on a cumulative basis, substantially offset the ongoing costs of the SERP program. This projection includes assumptions related to future BOLI policy performance, Umpqua Bank’s cost of funds and discount rates applicable to the SERP program. Any excess revenue generated from the BOLI will be used to offset other employee benefit costs. BOLI is not a permissible bank investment but BOLI may be purchased in order to offset employee benefit expenses pursuant to the authority granted by the “Interagency Statement on the Purchase and Risk Management of Life Insurance,” dated December 7, 2004 and described for State-Chartered Federal Reserve member banks in Supervisory Letter SR 04-19.

As described below, the Company had entered into a Unit Plan with Mr. Stein in 2008 and gave Mr. Stein $24,996 a year for 10 years provided he remained employed through January 2018. Mr. Stein has fully vested in this benefit but elected to delay receipt until separation of service. In 2013, the Company entered into a SERP with Mr. Stein, which awarded the participant 60% of the average three highest years of base salary at normal retirement. For purposes of calculating the benefit, his salary was frozen at $450,000 in 2019. Payments under the Unit Plan were postponed until benefits are drawn from the SERP (and the SERP benefits will be reduced by the amount that is attributable to the respective Unit Plan).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a discussion regarding the post-employment and termination arrangements currently in place for the Named Executives. The amounts are based on the maximum amounts that could be paid under these arrangements.

EXECUTIVE AGREEMENTS AND LTIP TREATMENT

LONG-TERM INCENTIVE AWARDS CHANGE-IN-CONTROL TREATMENT

In the event of a change-in-control, under the 2018 Plan, all unvested awards will vest in full as of the date of the closing of such change-in-control transaction (for performance-based awards, based on the greater of target or actual performance) unless the awards are replaced or assumed, in which case the awards will continue as replaced or assumed.

CEO COMPENSATION ARRANGEMENTS

On October 11, 2021, the Company and Columbia Bank entered into the Stein Employment Agreement with Mr. Stein, effective as of the closing of our combination with Umpqua, which replaced his previous employment agreement and pursuant to which Mr. Stein currently serves as President and Chief Executive Officer of the Company and Umpqua Bank. The Stein Employment Agreement, which has a term of five years following the closing (which occurred on February 28, 2023), provides that Mr. Stein’s compensation will consist of an annual base salary of $1,150,000, a target annual bonus opportunity of 100% of annual base salary and an annual target long-term incentive opportunity of 200% of annual base salary.

During the term of his employment with the Company and Umpqua Bank, Mr. Stein will be entitled to participate in the benefits provided by the Company to its executives on a basis no less favorable than the benefits provided to other executives. Pursuant to the Stein Employment Agreement, Mr. Stein’s base salary for purposes of determining benefits under his SERP will be frozen at $450,000. Mr. Stein otherwise will continue to participate in his SERP, and remain eligible for benefits under his Unit Plans, in accordance with their terms.

If Mr. Stein’s employment is terminated by the Company and Umpqua Bank for any reason other than cause, disability or death, or if Mr. Stein terminates employment for good reason (as those terms are defined in the Stein Employment Agreement), each of which is referred to as a “qualifying termination,” Mr. Stein will be entitled to receive any earned but unpaid bonus for a prior fiscal year and, subject to his execution of a release of claims, (1) cash severance equal to 2.0 times Mr. Stein’s annual base salary, (2) a prorated bonus for the year of termination based on actual performance, (3) a prorated portion of any long-term incentive awards (based on actual performance in the case of awards subject to performance-based vesting) and (4) continued health and welfare benefits for 24 months.

Notwithstanding the foregoing, if Mr. Stein experiences a qualifying termination within six months prior to, or within 24 months following, a change-in-control of the Company (as defined in the Stein Employment Agreement), Mr. Stein will be entitled to receive (1) cash severance equal to 2.5 times the sum of Mr. Stein’s annual base salary and target annual bonus, (2) a prorated target bonus for the year of termination and (3) subject to Mr. Stein’s execution of a release of claims, continued health and welfare benefits for 30 months. On any such qualifying termination, Mr. Stein’s long-term incentive awards will be treated in accordance with their terms. In the event such qualifying termination occurs within six months prior to a change-in-control, upon closing of the change-in-control, Mr. Stein would be entitled to receive change-in-control payments, less any payments that he received as a termination payment.

If Mr. Stein’s employment is terminated due to his death or disability, Mr. Stein’s legal representatives will be entitled to receive any earned but unpaid bonus for a prior fiscal year. Per the Stein Employment Agreement, Mr. Stein is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for two years following termination of employment for any reason.

Columbia Bank previously entered into a Unit Plan with Mr. Stein (in 2008) primarily to supplement retirement benefits in lieu of a SERP. Mr. Stein’s Unit Plan provides that he will begin receiving a monthly payment beginning the first month following the tenth anniversary of the plan, based on an annual aggregate payment of $25,000 per year for ten years. In the event his employment is terminated by the Bank without cause, or in the event Mr. Stein is terminated due to disability, he will be entitled to receive a payment based on the prorated portion of his term of employment, payable in monthly payments following the tenth anniversary of the plan. For Mr. Stein, there is a non-competition clause that provides that his right to receive benefits terminates if he works for a competitor.

As noted above, in 2013, the Bank entered into a SERP with Mr. Stein. In the event any benefit payments due Mr. Stein pursuant to his SERP are to be made simultaneously with payment amounts due pursuant to his Unit Plan, then any SERP benefit payments will be reduced by amounts to be paid out from the Unit Plan. The reduced SERP benefit payment will be determined by deducting the amount of the Unit Plan payments from the scheduled SERP benefit payments. Once the Unit Plan benefit payment periods expire, retirement benefit payments under the SERP plan will no longer be reduced. Mr. Stein is currently the only NEO who participates in the Company’s SERP.

The table below shows the maximum amounts that could be paid to Mr. Stein under his compensation agreements and plans, which (i) are based on his salary at December 31, 2023, and (ii) assumes the triggering event occurred on December 31, 2023.

	2023 Termination/Change-in-Control Payments – Clint E. Stein

	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC(1)	Retirement

Cash/Severance(2)	$—	$—	$3,680,000	$7,705,000	$—

Deferred Compensation	—	—	—	—	—

Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance(3)	11,500,000*	2,015,071*	1,909,354*	2,121,505*

Bank-Owned Life Insurance(4)	1,779,805	—	—	—	—

Healthcare and Other Benefits(5)	—	—	53,220	66,525	—

FMV of Accelerated Equity Vesting(6)	4,462,870	4,462,870	1,936,011	4,462,870	—

Total	$17,742,675	$6,477,941	$7,578,585	$14,355,900	$—

* Reflects the lump-sum value of the benefit to be paid out following the triggering event under the terms of the applicable plan.

(1)

In the event of a voluntary termination for good reason or termination without cause within six months prior to, or 24 months following, a change-in-control (including the Merger), upon termination, he would be entitled to receive certain change-in-control termination payments which differ from the termination payments provided in the event of a termination without cause, or voluntary termination for good reason, not in connection with a change-in-control.

(2)

In the event of a voluntary termination for good reason or termination without cause not in connection with a change-in-control, represents the sum of (a) two times Mr. Stein’s annual salary in the year of termination, payable in equal installments over two years following termination; and (b) the prorated portion of any annual incentive payment earned during the year of termination, payable in a lump sum at the time annual incentives are paid to other executives of the Company (but no later than March 15 of the year following the fiscal year to which the annual incentive relates). In the event of a voluntary termination for good reason or termination without cause in connection with a change-in-control, represents the sum of (a) 2.5 times the sum of Mr. Stein’s annual salary in the year of termination and target annual incentive opportunity in the year of termination, payable in equal monthly installments over a 30-month period following termination; and (b) a prorated portion of Mr. Stein’s target annual incentive opportunity, payable no later than March 15 of the year following the fiscal year to which the annual incentive relates.

(3)

Reflects the benefits to which Mr. Stein would be entitled under his SERP (or split dollar life insurance benefits calculated based on SERP benefits) and under his Unit Plan, which reduces the benefits otherwise payable under his SERP (except in the event of death). See “2023 Pension Benefits” above for more details regarding these benefits. Mr. Stein may elect a single lifetime annuity or a joint and survivor annuity.

Benefits on Death. Death benefits are not payable pursuant to the SERP unless Mr. Stein has selected a joint and survivor annuity; however, in the event of Mr. Stein’s death while employed, a Split Dollar Agreement provides a one-time lump-sum benefit of a stated dollar amount calculated as ten times his current annual base salary. Amounts also include the benefits that Mr. Stein would be entitled to under his Unit Plan, which would not reduce the benefits payable under his SERP. Mr. Stein’s Unit Plan provides for $24,996 annually for ten years following death. In the event that Mr. Stein dies after his Unit Plan payments have begun, then any remaining payments in the ten-year benefit stream will be made to his beneficiaries.

Benefits on Disability. In the event that Mr. Stein becomes disabled, the amount represents a one-time lump sum payment calculated as the present value of the projected stream of retirement benefit payments that Mr. Stein would expect to receive had he remained employed until normal retirement age.

Benefits on Termination without Cause or Due to Change in Control (“CIC”). Upon a termination without cause or due to a change-in-control, benefits are payable in a lifetime annuity.

(4)

In the event of death, represents the amount equal to the lesser of three times base salary or net amount at risk as of the date of death that would be due to Mr. Stein’s beneficiaries under a bank-owned life insurance policy payable by the insurer.

(5)

In the event of a voluntary termination for good reason or termination without cause not in connection with a change-in-control, represents the value of continued employer-paid health and welfare benefits for two years following termination (or in the event of such a termination in connection with a change-in-control, for 30 months following termination).

(6)

In the event of death, disability or a voluntary termination for good reason or termination without cause in connection with a change-in-control, represents the fair market value of unvested equity awards with performance deemed achieved at target performance. In the case of a voluntary termination for good reason or termination without cause not in connection with a change-in-control, represents the fair market value of a prorated portion of the unvested equity awards with performance shown at target performance (such performance awards ultimately vest based on actual performance).

O’HAVER LETTER AGREEMENT

On October 11, 2021, Columbia entered into the O’Haver Letter Agreement with Mr. O’Haver, which incorporated the terms of the succession plan and confirmed his compensation arrangements following the Merger. See “Compensation Decisions” above.

The table below shows the maximum amounts that could be paid to Mr. O’Haver under his compensation agreements and plans, which (i) are based on his salary at December 31, 2023, and (ii) assumes the triggering event occurred on December 31, 2023.

	2023 Termination/Change-in-Control Payments – Cort L. O’Haver

	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC(1)	Retirement

Cash/Severance(2)	$7,250,000	$7,250,000	$12,666,667	$13,500,000	$—

Deferred Compensation	—	—			—

Benefits payable under SERPs, Unit Plans, or Split Dollar Life Insurance	—	—	—	—	—

Bank Owned Life Insurance	—

Healthcare and Other Benefits(3)	40,969	40,969	40,969	40,969	—

FMV of Accelerated Equity Vesting(4)	8,003,973	8,003,973	8,003,973	8,003,973	—

Total	$15,294,942	$15,294,942	$20,711,609	$21,544,942	$—

* Reflects the lump-sum value of the benefit to be paid out following the triggering event under the terms of the applicable plan.

(1)

In the event of a voluntary termination for good reason or termination without cause following closing of a change-in-control (excluding the Merger), upon termination, he would be entitled to receive certain change-in-control termination payments which differ from the termination payments provided in the event of a termination without cause, or voluntary termination for good reason, not in connection with a change-in-control.

(2)

Represents the sum of (a) (1) in the event of a voluntary termination for good reason or termination without cause not in connection with a change-in-control, a lump sum payment equal to 26 months of Mr. O’Haver’s annual salary and target annual incentive opportunity in the year of termination, payable within 60 days of termination; or (2) in the event of voluntary a termination for good reason or termination without cause in connection with a change-in-control, a lump sum payment equal to 2.5 times the sum of Mr. O’Haver’s annual salary and target annual incentive opportunity in the year of termination, payable within 60 days of termination); (b) (1) in the event of death, disability or a voluntary termination for good reason or termination without cause not in connection with a change-in-control, the prorated portion of any annual incentive payment earned during the year of termination, payable in a lump sum at the time annual incentives are paid to other executives of the Company; or (2) in the event of a voluntary termination for good reason or termination without cause in connection with a change-in-control, the prorated portion of Mr. O’Haver’s target annual incentive opportunity in the year of termination, payable in a lump sum within 60 days of termination; and (c) any advisor fees that would have been payable during an advisor period, payable in a lump sum within 30 days of termination.

(3)

In the event of death, disability, or a voluntary termination for good reason or termination without cause (both in connection and not in connection with a change-in-control), represents the value of continued employer-paid health and welfare benefits for two years following termination, which covers all current participants on his plan in the event of death.

(4)

In the event of death, disability, a voluntary termination for good reason or termination without cause (both in connection and not in connection with a change-in-control), represents the fair market value of unvested equity awards with performance shown at target performance (in the event of a voluntary termination for good reason or termination without cause in connection with a change-in-control, performance awards are deemed achieved at target performance, but in the event of death, disability or voluntary termination for good reason or termination without cause not in connection with a change-in-control, performance awards ultimately vest based on actual performance).

LETTER AGREEMENTS WITH OTHER NEOS

We entered into letter agreements with Messrs. Farnsworth, Merrywell, Nixon, and Deer in connection with the Merger.

FARNSWORTH EMPLOYMENT AGREEMENT

On April 1, 2021, Umpqua entered into an employment agreement with Mr. Farnsworth, which expires on December 31, 2024 and includes the following provisions:

●	A prohibition on competing with the Company during the time that the executive is receiving payment of a severance, change in control, up to a maximum of 18 months

●	Receipt of the change in control benefit is subject to a “double trigger” such that there must be a qualifying termination of employment in addition to a change in control event

●	A prohibition on solicitation of the Company’s customers or employees for two years following the executive’s departure

Pursuant to Mr. Farnsworth’s employment agreement, in the event of termination without “cause” or for “good reason” not in connection with a change in control, subject to Mr. Farnsworth’s execution and non-revocation of a release, he will receive a severance benefit equal to one times base salary. In the event of termination without “cause” or for “good reason” after the announcement of a proposed change in control or within 18 months following a change in control, subject to Mr. Farnsworth’s execution and non-revocation of a release, he will receive a severance benefit equal to (i) two times base salary and (ii) 200% of his target annual incentive opportunity.

MERRYWELL UNIT PLANS

Columbia Bank previously entered into two Unit Plans with Mr. Merrywell (one each in 2015 and 2018). The plans were provided primarily to supplement retirement benefits in lieu of a SERP. Each separate Unit Plan provides that Mr. Merrywell will begin receiving a monthly payment beginning the first month following the tenth anniversary of each plan, based on an annual aggregate payment of $25,000 per year for ten years. In the event Mr. Merrywell’s employment is terminated by the Bank without cause, he will be entitled to receive a payment based on the prorated portion of his term of employment, payable in monthly payments following the tenth anniversary of each plan. In the event Mr. Merrywell is terminated due to disability, he will be entitled to receive a payment equal to the net present value of the full benefit under the Unit Plan, payable in a lump sum following such disability. In the event the employment of Mr. Merrywell is terminated by the Bank without cause or by the executive for good reason, in each case following a change-in-control of the Bank, he will be entitled to receive a payment equal to the full benefit under each Unit Plan if such termination occurs on or before the tenth anniversary of each plan, payable in monthly payments following the tenth anniversary of each plan. If Mr. Merrywell leaves the employment of the Bank prior to expiration of a plan during the applicable ten-year period, the entire amount under such plan is forfeited. In the event of Mr. Merrywell’s death before the tenth anniversary of a plan, his beneficiaries will receive a payment under such plan based on the prorated portion of his term of employment, payable in monthly installments following his death. There are non-competition and non-solicitation clauses that provide that Mr. Merrywell’s right to receive benefits terminates if he engages in certain competitive or solicitation activity during his employment or during the one year period thereafter.

The tables below show the maximum amounts that could be paid to Messrs. Farnsworth, Merrywell, Nixon, and Deer under their respective agreements, which: (i) are based on the executive’s salary at December 31, 2023; and (ii) assume the triggering event occurred on December 31, 2023.

	2023 Termination/Change-in-Control Payments – Ron L. Farnsworth

	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC	Retirement

Cash/Severance(1)	$1,188,000	$1,188,000	$1,758,000	$3,240,000	$—

Deferred Compensation(2)	—	—	—	—	—

Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance	—	—	—	—	—

Bank-Owned Life Insurance(3)	100,000	—	—	—	—

Healthcare and Other Benefits(4)	—	—	—	52,618	—

FMV of Accelerated Equity Vesting(5)	920,996	920,996	1,155,591	1,558,806	—

Total	$2,208,996	$2,108,996	$2,913,591	$4,851,424	$—

	2023 Termination/Change-in-Control Payments – Christopher M. Merrywell

	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC	Retirement

Cash/Severance(1)	$660,000	$660,000	$660,000	$660,000	$—

Deferred Compensation(2)	1,030,000	1,030,000	1,030,000	1,030,000	—

Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance	36,667*	399,676*	36,667*	50,000*	—

Bank-Owned Life Insurance(3)	1,800,000	—	—	—	—

Healthcare and Other Benefits(4)	—	—	—	—	—

FMV of Accelerated Equity Vesting(5)	1,311,722	1,311,722	867,407	1,311,722	—

Total	$4,838,389	$3,401,398	$2,594,074	$3,051,722	$—

* This reflects Mr. Merrywell’s two Unit Plans. See “Merrywell Unit Plans” above for more details regarding these benefits.

	2023 Termination/Change-in-Control Payments – Torran B. Nixon

	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC	Retirement

Cash/Severance(1)	$1,124,000	$1,124,000	$1,124,000	$1,124,000	$—

Deferred Compensation(2)	1,740,000	1,740,000	1,740,000	1,740,000	—

Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance	—	—	—	—	—

Bank-Owned Life Insurance(3)	—	—	—	—	—

Healthcare and Other Benefits(4)	—	—	—	—	—

FMV of Accelerated Equity Vesting(5)	1,103,442	1,103,442	1,500,430	2,182,851	—

Total	$3,967,442	$3,967,442	$4,364,430	$5,046,851	$—

	2023 Termination/Change-in-Control Payments – Aaron James Deer

	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC	Retirement

Cash/Severance(1)	$—	$—	$—	$—	$—

Deferred Compensation(2)	840,000	840,000	840,000	840,000	—

Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance	—	—	116,692	—	—

Bank-Owned Life Insurance(3)	1,260,000	—	—	—	—

Healthcare and Other Benefits(4)	—	—	—		—

FMV of Accelerated Equity Vesting(5)	498,863	498,863	216,748	498,863	—

Total	$2,598,863	$1,338,863	$1,173,440	$1,338,863	$—

(1)

For Mr. Farnsworth, represents the sum of (a) (1) in the event of a voluntary termination for good reason or termination without cause not in connection with a change-in-control, one times annual base salary, payable in equal monthly installments over one year following termination; or (2) in the event of a voluntary termination for good reason or termination without cause after announcement of a proposed change-in-control or within 18 months following a change-in-control (including the Merger), two times annual base salary, payable in equal monthly installments over two years following termination; (b) in the event of a voluntary termination for good reason or termination without cause in connection with a change-in-control, two times Mr. Farnsworth’s target annual incentive opportunity in the year of termination (or if greater, in the year of the change-in-control), payable in equal installments over two years following termination; and (c) in the event of death, disability, or a voluntary termination for good reason or termination without cause (both in connection and not in connection with a change-in-control), the unvested portion of a cash retention award, payable in a lump sum within 60 days after termination. For Mr. Merrywell, in the event of death, disability, or a voluntary termination for good reason or termination without cause (both in connection and not in connection with a change-in-control), represents the unvested portion of a cash retention award, payable in a lump sum within 60 days after termination. For Mr. Nixon, in the event of death, disability, or a voluntary termination for good reason or termination without cause (both in connection and not in connection with a change-in-control), represents the unvested portion of two cash retention awards, payable in a lump sum within 60 days after termination.

(2)

For Messrs. Merrywell, Nixon, and Deer, in the event of death, disability, or a voluntary termination for good reason or termination without cause within two years following the Merger, represents vesting of a DCA established for each Named Executive at the time of the Merger, payable in equal monthly installments over two years following termination.

(3)

For Messrs. Farnsworth, Merrywell, and Deer, in the event of death, represents the amount payable as of the date of death that would be due to each Named Executive’s beneficiaries under a bank-owned life insurance policy payable by the insurer.

(4)

For Mr. Farnsworth, in the event of a voluntary termination for good reason or termination without cause after announcement of a proposed change-in-control or within 18 months following a change-in-control represents the value of reimbursement of certain COBRA premiums for 24 months following termination.

(5)

For Messrs. Farnsworth and Nixon: (i) in the event of death or disability, represents the fair market value of (A) unvested 2023 equity awards with performance awards vesting at target performance, and (B) a prorated portion of unvested 2021 performance awards that converted to RSUs at Closing; (ii) in the event of a voluntary termination for good reason or without cause, represents the fair market value of unvested 2022 and 2023 equity awards with performance awards shown at target (such performance awards ultimately vest based on actual performance); and (iii) in the event of a voluntary termination for good reason or without cause that occurs within eighteen months following a change-in-control, represents the fair market value of unvested equity awards with performance awards shown at target (such performance awards ultimately vest based on actual performance).

For Messrs. Merrywell and Deer: in the event of death, disability, or a voluntary termination for good reason or termination without cause on or within two years following a change-in-control, represents the fair market value of unvested equity awards with performance shown at target performance (in the event of death or disability, performance awards are deemed achieved at target, but in the event of a voluntary termination for good reason or termination without cause that occurs within two years following a change-in-control, performance awards ultimately vest based on the greater of target and actual performance as of the date of the change-in-control); provided, however, that in the event of termination other than for cause within two years following March 1, 2023, with respect to equity awards granted in February 2023, represents the fair market value of unvested awards with performance awards shown at target (such performance awards ultimately vest based on actual performance), and the vesting in full of service based awards.

OTHER COMPENSATION PLANS

EMPLOYEE STOCK PURCHASE PLAN.

We maintain an Employee Stock Purchase Plan (the “ESPP”) that was adopted in 1995, and amended in 2000, 2006, 2009 and 2010. The ESPP was further amended in 2018 to make certain administrative updates. The ESPP allows eligible employees to purchase shares of Columbia common stock at 90% of the lower of the market price at either the beginning or the end of each six-month offering period by means of payroll deductions. At December 31, 2023, there were 27,206 shares available for purchase under the ESPP. The Board is proposing to increase the number of shares available under the ESPP by 850,000 shares. See “Proposal 4 – Amendment to Amended and Restated Employee Stock Purchase Plan.”

CEO PAY RATIO

Set forth below is the total annual compensation for 2023 of Mr. Stein, the median of the total annual compensation of our employees (other than Mr. Stein) and the ratio of those two values:

CEO Total Annual Compensation as reported in the Summary Compensation Table (A)	Median Total Annual Compensation of Our Employees (B)	Ratio of (A) to (B)

$ 6,981,970	$ 69,735	100 to 1

To identify our median employee, we used our entire employee population as of December 31, 2023. We measured compensation based on total gross pay for 2023 as reported to the Internal Revenue Service on Form W-2 for 2023 and annualized the compensation of all regular employees hired or rehired during 2023. In accordance with SEC rules, after identifying our median employee, we calculated 2023 total annual compensation for both our median employee and Mr. Stein using the same methodology that we use to determine our Named Executives’ total annual compensation for the Summary Compensation Table. This calculation produced the ratio shown in the table above.

PAY VERSUS PERFORMANCE
PAY VERSUS PERFORMANCE TABLE
The Company believes in the importance of maintaining a strong link between executive pay and company performance. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics. The Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For a complete description regarding the Company’s compensation program, please see “Compensation Discussion & Analysis.” The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs, including with respect to Restricted Stock Units and Performance Stock Units.
The following table sets forth the compensation for our CEO and the average compensation for our other NEOs, each as reported in the Summary Compensation Table and with certain adjustments to reflect compensation actually paid, as defined and computed in accordance with SEC rules. The table also provides information with respect to Company TSR, average TSR for the Company’s peer group, Net Income and the Company’s selected performance measure, Operating PPNR.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for non-PEO NEOs (3) ($)	Average Compensation Actually Paid to non-PEO NEOs (4) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Operating PPNR ($)
					Total Share- holder Return ($)	Peer Group Total Share- holder Return (5) ($)

2023	6,344,250	6,059,063	4,439,837	5,321,778	77.99	106.87	348,715,000	909,667,000

2022	4,617,338	3,995,926	1,294,835	1,241,285	82.88	106.01	250,128,000	344,995,000

2021	3,530,394	2,582,770	1,148,579	931,077	86.58	117.08	202,490,000	281,926,000

2020	3,574,309	2,927,968	1,167,507	809,584	92.24	92.49	153,532,000	278,362,000

(1)	Represents total compensation for Mr. Stein as reported in the Summary Compensation Table.

(2)
The following supplemental table presents a reconciliation of Mr. Stein’s Summary Compensation Table total to the compensation actually paid, as defined and computed in accordance with Item 402(v) of Regulation
S-K.
However, not all of such amounts were actually earned or received by Mr. Stein during the applicable year.

(3)
Includes the average total compensation for Messrs. Farnsworth, O’Haver, Merrywell, Nixon, and Deer in 2023; and Messrs. Deer, Eid, Merrywell, and McDonald in 2022 and 2021. Total compensation for non-PEO
NEOs are as reported in the Summary Compensation Table.

(4)
The following supplemental table presents a reconciliation of the average non-PEO
NEO Summary Compensation Table total to the compensation actually paid, as defined and computed in accordance with Item 402(v) of Regulation
S-K.
However, not all of such amounts were actually earned or received by the non-PEO
NEOs during the applicable year.

(5)	The peer group for this purpose is the KRX.

*	A non-GAAP financial measure. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.

		Clint Stein

	2023	2022	2021	2020

Summary Compensation Table Total ($)	6,344,250	4,617,338	3,530,394	3,574,309

Change in Pension Value and Above Market Nonqualified Deferred Compensation in Summary Compensation Table ($)	(192,940)	—	(11,895)	(574,126)

Pension Service Cost ($)	67,004	116,334	122,839	90,492

Grant Date Fair Value of Option Awards and Stock Awards Granted in Covered Fiscal Year ($)	(3,042,229)	(2,068,190)	(1,481,188)	(1,277,308)

Fair Value at Covered Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Covered Fiscal Year ($)	3,033,973	1,443,589	729,368	1,147,057

Change in Fair Value from Prior Fiscal Year-End to Covered Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years ($)	(36,891)	(153,015)	(413,518)	(22,339)

Fair Value at Vesting of Option Awards and Stock Awards Granted in Covered Fiscal Year that Vested during Covered Fiscal Year ($)	—	—	—	—

Change in Fair Value as of Vesting Date from Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Covered Fiscal Year ($)	(114,104)	39,870	106,770	(10,117)

Dividends or Other Earnings Paid on Option Awards and Stock Awards during Covered Fiscal Year Prior to Vesting Date ($)	—	—	—	—

Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions during Covered Fiscal Year ($)	—	—	—	—

Compensation Actually Paid ($)	6,059,063	3,995,926	2,582,770	2,927,968

	Non-CEO NEO Averages

	2023	2022	2021	2020

Summary Compensation Table Total ($)	4,439,837	1,294,835	1,148,579	1,167,507

Change in Pension Value and Above Market Nonqualified Deferred Compensation in Summary Compensation Table ($)	60,815	—	(41,180)	(291,493)

Pension Service Cost ($)	—	55,668	56,288	54,442

Grant Date Fair Value of Option Awards and Stock Awards Granted in Covered Fiscal Year ($)	(1,055,436)	(375,805)	(344,728)	(284,028)

Fair Value at Covered Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Covered Fiscal Year ($)	1,721,588	278,227	185,874	277,804

	Non-CEO NEO Averages (cont.)

	2023	2022	2021	2020

Change in Fair Value from Prior Fiscal Year-End to Covered Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years ($)	(84,422)	(32,415)	(110,456)	(11,504)

Fair Value at Vesting of Option Awards and Stock Awards Granted in Covered Fiscal Year that Vested during Covered Fiscal Year ($)	246,481	—	—	—

Change in Fair Value as of Vesting Date from Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Covered Fiscal Year ($)	(7,085)	20,774	36,700	(6,109)

Dividends or Other Earnings Paid on Option Awards and Stock Awards during Covered Fiscal Year Prior to Vesting Date ($)	—	—	—	—

Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions during Covered Fiscal Year ($)	—	—	—	(97,035)

Compensation Actually Paid ($)	5,321,778	1,241,285	931,077	809,584
DESCRIPTION OF RELATIONSHIPS BETWEEN COMPENSATION AND PERFORMANCE
The following graph illustrates trends in “compensation actually paid,” Company TSR performance and TSR performance of the KRX over the four most recent fiscal years.
Mergers and acquisitions may be viewed with skepticism by analysts and investors until the transactions close and the anticipated benefits of the transaction are delivered by management. The Company announced two such transactions in 2021, completing the first and expanding into California just eleven days before announcing the Company’s transformational combination with Umpqua. Mergers of the size and impact of the Umpqua deal generally take longer to close, fully integrate and deliver to shareholders the previously described benefits of the combination. TSR performance can become somewhat disconnected from the actual operating performance of the Company until the merger closes and integration activities wind down and synergies are realized. This was reflected in our TSR performance, which swung from above average in the three years preceding announcement of the Merger (2018–2020) to below average in the year of announcement (2021). As a result, there was no
TSR-based
payout for the Company’s 2019 Performance Stock Units, which measured Company performance over the period from January 1, 2019 through December 31, 2021 and which paid out in 2022. Even so, overall compensation paid to our non-PEO
NEOs increased in 2021. This seeming disparity was primarily attributable to the Company’s 2021 annual short-term incentive awards, 85% of the payout under which was determined by Company performance with respect to the following financial metrics: Core
Pre-tax,
Pre-Provision
Return on Average Assets; Core
Pre-tax,
Pre-Provision
Return on Average Tangible Common Equity; Ratio of Operating Noninterest Expense to Average Assets; and Ratio of Nonperforming Assets to period end Total Loans & Other Real Estate Owned. The Company achieved record financial results in 2021 while improving its operating leverage and maintaining pristine credit quality. As a result, the Company exceeded its target and maximum goals with respect to each of these short-term financial metrics in 2021, resulting in high annual incentive award payouts for our non-PEO
NEOs despite TSR performance, which is intended to incent management for long-term performance.
In 2022, slow regulatory approval of the Company’s combination with Umpqua extended market uncertainty related to the merger. That being said, the Company’s TSR decrease of 4.3% during the period was consistent with the KRX median decrease of 4.1%. Still, with respect to the Company’s 2020 Performance Stock Units, which measured Company performance over the period from January 1, 2020 through December 31, 2022 and which paid out in 2023, TSR performance remained below the threshold for payout so there was no
TSR-based
payout. Even so, overall compensation paid to our PEO and
non-PEO
NEOs increased in 2022. This was primarily attributable to the Company’s 2022 annual incentive award, 80% of which was determined by Company performance with respect to Operating PPNR. The Company again posted record annual financial performance exceeding its target, stretch, and above stretch goals with respect to this financial metric in 2022, resulting in high annual incentive award payouts for our PEO and non-PEO
NEOs despite TSR performance.
In 2023, the Company completed its historic merger with Umpqua. In order to best position the Company for long-term success, the Committee determined that it was necessary to grant certain incentive and retention awards to key leaders. This included equity and cash awards tied to the completion of the Systems Conversion, in order to incentivize our executive officers’ performance with respect to the accomplishment of this critical integration step. In addition, the Committee determined to provide certain executive officers with payments (subject to continued service requirements) in lieu of potential entitlements under existing change-in-control
provisions, in order to motivate these individuals’ continued service with the Company. Together, these Merger-related awards and payments resulted in a one-time
increase in compensation paid to our NEOs that is not expected to be repeated in future years. In addition, at Closing and pursuant to the Merger Agreement, all Performance Stock Units granted prior to 2023 were converted to Restricted Stock Units based on the number of shares that would be earned assuming the achievement of the applicable performance conditions at the greater of the target level of performance and the actual level of performance. As a result, our employees received payouts at target (100%) with respect to the Company’s 2021 Performance Stock Units, which were intended to measure Company performance over the period from January 1, 2021 through December 31, 2023, despite lower Company performance with respect to the applicable performance metrics (TSR and ROAA) during the period.
COLB & PEER TSR VS. COMPENSATION ACTUALLY PAID

$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Compensation Actually Paid ($M)
$300
$270
$240
$210
$180
$150
$120
$90
$60
$30
$0
Value of $100 Investment from 12/31/2019)
$2.93
$92.24
$92.49
$0.81
$2.58
$132.18
$86.58
$0.93
$4.00
$110.67
$82.89
$1.24
$6.06
$5.32
$106.87
$77.99
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
COLB TSR
Nasdaq Bank Index

Additionally, the following graph compares the trend in compensation actually paid to Net Income over the four most recent fiscal years. This illustrates that our compensation generally moves directionally with our Net Income.
COLB NET INCOME VS. COMPENSATION ACTUALLY PAID

$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Compensation Actually Paid ($M)
$400,000,000
$350,000,000
$300,000,000
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$0
Net Income
$153,532,000
$202,490,000
$250,128,000
$348,715,000
$2.93
$0.81
$2.58
$0.93
$4.00
$1.24
$6.06
$5.32
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income

Finally, the graph below compares the trend in compensation actually paid to Operating PPNR* over the four most recent fiscal years. This illustrates that our compensation generally moves directionally with our Operating PPNR.
COLB OPERATING PPNR VS. COMPENSATION ACTUALLY PAID

$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Compensation Actually Paid ($M)
$1,000,000,000
$900,000,000
$800,000,000
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
Operating PPNR
$2.93
$0.81
$278,362,000
$2.58
$0.93
$281,926,000
$4.00
$1.24
$344,995,000
$6.06
$5.32
$909,667,000
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Operating PPNR ($M)

*	A non-GAAP financial measure. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.
FINANCIAL PERFORMANCE MEASURES
The performance measures that were considered the most important by the Committee in determining executive compensation for the 2023 fiscal year are:

●	Operating PPNR*;
●	ROTCE; and
●	TSR.

*	Non-GAAP financial measure. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board and management are committed to excellence in governance and recognize the interest our shareholders have expressed in the Company’s executive compensation program. As a part of that commitment, and in accordance with SEC rules, we ask our shareholders to approve an annual advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as “say-on-pay,” gives shareholders the opportunity to approve or not approve our fiscal year 2023 compensation for named executive officers. Our shareholders previously voted in favor of an annual say-on-pay vote, and our Board determined to hold an annual vote.

This vote is not intended to address any specific item of compensation, but rather to address the compensation paid to our named executive officers as disclosed in this proxy statement, which we believe reflects our overall compensation policies and procedures relating to the named executive officers. While your vote is advisory and will not be binding on the Compensation Committee or the Board, we strive to align our governance policies and practices with the interests of our shareholders. The Compensation Committee and the Board considers the outcome of the say-on-pay vote when considering future compensation plans.

We are requesting your non-binding vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of the named executive officers as described in the Compensation Discussion & Analysis and the tabular and accompanying narrative disclosure of named executive officer compensation in the Proxy Statement for the 2024 Annual Meeting of Shareholders.”

We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Columbia’s compensation program is guided by the philosophy that total executive compensation should vary based on achievement of both individual and corporate goals and objectives, and should be focused on long-term strategies to build shareholder value. We invite you to consider the details of our executive compensation provided under “Executive Compensation—Compensation Discussion & Analysis” in this proxy statement. That section provides you with information about the structure of our executive compensation and the objectives that our compensation program is intended to achieve.

VOTE REQUIRED AND BOARD RECOMMENDATION

The proposal on the advisory (non-binding) vote to approve executive compensation requires the affirmative vote FOR by a majority of the shares present at the virtual Annual Meeting or by proxy and voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” approval of the resolution approving compensation of named executive officers.

INFORMATION ABOUT EXECUTIVE OFFICERS

The following is information as of the Record Date of March 11, 2024, about our executive officers who are not directors or nominees for director of Columbia, including employment history for the last five years. All executive officers are appointed annually and serve at the discretion of the Board.

Drew Anderson, age 38, serves as Chief Administrative Officer of Columbia and Executive Vice President, Chief Administrative Officer of Umpqua Bank, positions he has held, respectively, since March 1, 2023 and September 30, 2022. He joined Umpqua Bank in 2010 as an auditor, holding a number of increasingly senior roles including Director of Investor Relations and Chief Data Officer. He was promoted to the new position of Senior Vice President, Chief Administrative Officer of Umpqua and Umpqua Bank in June 2021.

Kumi Yamamoto Baruffi, age 53, serves as General Counsel and Corporate Secretary of Columbia and Executive Vice President, General Counsel and Corporate Secretary of Umpqua Bank. She previously served as Executive Vice President, General Counsel and Corporate Secretary of Columbia and Columbia Bank from September 2014 through February 2023.

Sheri Burns, age 56, serves as Chief Human Resources Officer of Columbia, and Executive Vice President, Chief Human Resources Officer of Umpqua Bank, positions she has held, respectively, since March 1, 2023 and January 2014. Previously, she served as Executive Vice President, Chief Human Resources Officer||Chief People Officer of Umpqua since January 2014.

Aaron James Deer, 55, serves as Chief Strategy and Innovation Officer of Columbia and Executive Vice President, Chief Strategy and Innovation Officer of Umpqua Bank. He previously served as Executive Vice President, Chief Financial Officer of Columbia and Columbia Bank from April 2020 to February 28, 2023. Prior to Columbia, he was a Managing Director and Senior Research Analyst at Piper Sandler, and a Managing Director in the equity research department of Sandler O’Neill + Partners, where he covered West Coast financial institutions since 2007.

David Moore Devine, age 46, serves as Chief Marketing Officer of Columbia and Executive Vice President, Chief Marketing Officer of Umpqua Bank. Prior to the Merger, from January 2020 through February 2023, he served as Executive Vice President, Chief Marketing and Experience Officer of Columbia and Columbia Bank, and from March 2011 through December 2019, he served as Senior Vice President and Director of Marketing.

Lisa Dow, age 64, serves as Chief Risk Officer of Columbia and Executive Vice President, Chief Risk Officer of Umpqua Bank. Prior to the Merger, from March 2018 through February 2023, she served as Executive Vice President, Chief Risk Officer of Columbia and Columbia Bank. Ms. Dow joined Columbia Bank as Senior Vice President and Credit Administrator in April 2013, when Columbia acquired West Coast Bancorp, where she served as Senior Vice President and Regional Credit Administrator & Credit Services Manager.

Ronald (Ron) Farnsworth, age 54, serves as Chief Financial Officer of Columbia and Executive Vice President, Chief Financial Officer of Umpqua Bank, positions he has held, respectively, since March 1, 2023 and January 2008. Previously, he served as Executive Vice President and Chief Financial Officer of Umpqua since January 2008 and as Principal Financial Officer of Umpqua since May 2007.

Christopher (Chris) Merrywell, age 58, serves as Senior Executive Vice President of Columbia and President of Consumer Banking of Umpqua Bank. Previously, from January 2020 through February 2023, he served as Executive Vice President, Chief Operating Officer of Columbia and Columbia Bank, and from February 2017 to his promotion to the executive team, he served as Executive Vice President, Chief Consumer Banking Officer of Columbia Bank. He joined Columbia Bank as Director of Wealth Management in October 2012.

Frank Namdar, age 58, serves as Chief Credit Officer of Columbia and Executive Vice President, Chief Credit Officer of Umpqua Bank, positions he has held, respectively, since March 1, 2023 and November 2018. He previously served as Executive President, Chief Credit Officer of Umpqua from November 2018 through February 2023, and as senior credit officer at Umpqua Bank from 2012 to 2018.

Torran (Tory) Nixon, age 62, serves as Senior Executive Vice President of Columbia and President of Commercial Banking for Umpqua Bank. He previously served as President of Umpqua Bank from June 2020 through February 2023, and from April 2018 to his promotion to President, he served as Senior Executive Vice President/Chief Banking Officer for Umpqua Bank. He previously served as Umpqua Bank’s Executive Vice President/Head of Commercial & Wealth from October 2016 to April 2018 and Executive Vice President/Commercial Banking from November 2015 to October 2016.

Andrew Ognall, age 52, serves as Integration Management Office (IMO) General Counsel of Columbia, and Executive Vice President/IMO General Counsel of Umpqua Bank, positions he has held since March 1, 2023. Previously, he served as Executive Vice President, General Counsel and Corporate Secretary of Umpqua and Umpqua Bank, positions he held since April 2014.

Lisa White, age 41, serves as Principal Accounting Officer (PAO) and Corporate Controller of Columbia, and Executive Vice President, Corporate Controller of Umpqua Bank, positions she has held, respectively, since March 1, 2023 and January 2020. She previously served as Umpqua’s Executive Vice President, PAO and Corporate Controller from January 2020 through March 2023, and as Umpqua Bank’s Senior Vice President/Bank Controller from April 2015 to January 2020.

STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF DIRECTORS AND

EXECUTIVE OFFICERS

The following table shows, as of March 11, 2024, the amount of Columbia common stock directly owned (unless otherwise indicated) by (a) each director and director nominee; (b) the executive officers named in the Summary Compensation Table above; and (c) all of our directors and executive officers (including those not named in the Summary Compensation Table) as a group. Except as otherwise noted, we believe that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and/or investment power with respect to the shares. Beneficial ownership is determined under the rules of the SEC.

Name	Position	Number of Shares	(1)	Percentage

Named Executive Officers

Cort L. O’Haver	Executive Chair	266,144	(2)	*

Clint E. Stein	Director, President and Chief Executive Officer	76,199	(3)	*

Ronald L. Farnsworth	Executive Vice President, Chief Financial Officer	128,077	(4)	*

Christopher M. Merrywell	Senior Executive Vice President, Umpqua Bank President of Consumer Banking	24,434	(5)	*

Torran Nixon	Senior Executive Vice President, Umpqua Bank President of Commercial Banking	92,941	(6)	*

Aaron James Deer	Former Chief Financial Officer**	28,695		*

Directors (excluding President/CEO and Executive Chair)

Craig D. Eerkes	Lead Independent Director	31,163	(7)	*

Mark A. Finkelstein	Director	24,040		*

Eric S. Forrest	Director	24,837	(8)	*

Peggy Y. Fowler	Director	71,239	(9)	*

Randal L. Lund	Director	17,149	(10)	*

Luis F. Machuca	Director	61,288	(11)	*

S. Mae Fujita Numata	Director	29,548	(12)	*

Maria M. Pope	Director	42,094		*

John F. Schultz	Director	41,870	(13)	*

Elizabeth W. Seaton	Director	25,001		*

Hilliard C. Terry, III	Director	44,000	*

Anddria Varnado	Director	19,380	*

All directors and executive officers as a group (26 persons)		1,241,616

The address for our officers and directors is care of Columbia Banking System, Inc., 1301 A Street, Suite 800, Tacoma, Washington 98402

* Represents less than 1% of outstanding common stock.

** Mr. Deer served as Chief Financial Officer until February 28, 2023, and following the Merger was appointed and currently serves as Chief Innovation and Strategy Officer. See “Information About Executive Officers”

(1)	For all directors excluding Mr. O’Haver and Mr. Stein, includes 4,028 unvested time-based restricted stock awards for which the individual has voting but not investment power.

(2)	For Mr. O’Haver, includes 55,364 unvested PSUs that will vest within 60 days.

(3)	For Mr. Stein, includes 76,199 shares held jointly with spouse.

(4)	For Mr. Farnsworth, includes 1,354 shares held in spouse’s IRA.

(5)	For Mr. Merrywell, includes 24,434 shares held jointly with spouse.

(6)	For Mr. Nixon, includes 3,650 shares held in a family trust.

(7)	For Mr. Eerkes, includes 27,135 shares held jointly with spouse.

(8)	For Mr. Forrest, includes 4,750 shares held jointly with spouse.

(9)	For Ms. Fowler, includes 67,211 shares held in a family trust.

(10)	For Mr. Lund, includes 1,000 shares held in a family trust.

(11)	For Mr. Machuca, includes 14,307 shares held jointly with spouse.

(12)	For Ms. Numata, includes 3,232 shares held jointly with spouse.

(13)	For Mr. Schultz, includes 8,559 shares held jointly with spouse.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

As of March 11, 2024 (except as otherwise noted), the shareholders identified in the table below beneficially owned more than 5% of the outstanding Columbia shares. To the Company’s knowledge, based on the public filings which beneficial owners of more than 5% of the outstanding shares of Columbia common shares are required to make with the SEC, there are no other beneficial owners of more than 5% of the outstanding Columbia common shares as of March 11, 2024. The percentage ownership data is based on 209,311,089 Columbia common shares outstanding as of March 11, 2024.

Name and Address		Number of Shares (1)	Percentage

	The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	21,753,210	10.39%

	BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	18,472,440	8.83%

(1)

Pursuant to rules promulgated by the SEC, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, meaning the power to vote or direct the voting of the shares, or (ii) investment power, meaning the power to dispose of or direct the disposition of the shares.

(2)

An amended Schedule 13G filed with the SEC on February 13, 2024 for holdings as of December 29, 2023, indicates that The Vanguard Group had sole voting power over 0 shares, shared voting power over 100,246 shares, sole dispositive power over 21,430,110 shares, and shared dispositive power over 323,100 shares. Various persons had the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Columbia common shares. No one person’s interest in the Columbia common shares was more than five percent of the total outstanding Columbia common shares.

(3)

An amended Schedule 13G filed with the SEC on January 25, 2024 for holdings as of December 31, 2023, indicates that BlackRock, Inc. had sole voting power over 17,790,403 shares, shared voting power over zero shares, sole dispositive power over 18,472,440 shares, and shared dispositive power over zero shares. Various persons had the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of Columbia. No one person’s interest in the common stock of Columbia was more than five percent of the total outstanding Columbia common shares.

DELINQUENT SECTION 16(A) REPORTS

To our knowledge, based solely on a review of such reports that have been filed with the SEC and written representations that no other reports were required, we believe that during the year ended December 31, 2023, our officers, directors, and greater-than-10% shareholders timely filed all reports required by Section 16(a) of the Exchange Act, except that certain deferred compensation plan transactions with respect to 483 shares made by Mr. Namdar were inadvertently not timely reported.

Proposal 3 – 2024 Equity Incentive Plan

The Board adopted the Columbia Banking System, Inc. 2024 Equity Incentive Plan (“2024 Plan”) on January 24, 2024, subject to shareholder approval at the Annual Meeting. The 2024 Plan will be effective on May 8, 2024, if it is approved by our shareholders at the Annual Meeting (the “Effective Date”).

The 2024 Plan will replace the 2018 Plan and apply to awards granted on or after the Effective Date. We also intend to utilize the proposed 2024 Plan share reserve to stock-settle certain long-term incentive awards granted on March 1, 2024 as cash-settled RSUs and PSUs given an insufficient number of shares available under the 2018 Plan; such awards may not be settled in shares unless the 2024 Plan is approved by our shareholders and are referred to as the “Cash-Settled Awards”. The Board has determined that, subject to shareholder approval of the 2024 Plan, no shares will be available, and no new grants will be made, under the 2018 Plan after the Effective Date. The terms and conditions of awards granted under the 2018 Plan prior to the Effective Date will not be affected by the adoption or approval of the 2024 Plan, and the 2018 Plan will remain effective with respect to such awards.

The 2024 Plan provides for the issuance of equity-based awards covering up to 7,482,000 shares. There are insufficient shares available for issuance under the 2018 Plan for our equity-based compensation programs. Therefore, if our shareholders do not approve the 2024 Plan, our future ability to issue equity-based awards, other than cash-settled awards, will be limited. This could have significant adverse consequences, including to our ability to attract and retain talent and align compensation with the interests of our shareholders.

BEST PRACTICES AND UPDATES

The 2024 Plan includes a number of provisions designed to protect shareholder interests and appropriately reflect our compensation philosophy and current tax law regime, which include:

●

Minimum Vesting Requirement. Awards are subject to a minimum vesting schedule of at least 12 months, provided that vesting may accelerate upon death, disability, retirement or a change in control of the Company, and up to 5% of shares available under the 2024 Plan may have a shorter vesting schedule.

●	Default Double-Trigger Change in Control Treatment. On a change in control of the Company, awards will not be entitled to “single-trigger” vesting.

●

No Dividends or Dividend Equivalents Paid on Unvested Awards. The 2024 Plan provides that any dividends paid on restricted shares and any dividend equivalent rights granted in respect of a restricted stock unit will accrue during the period in which such awards are unvested and will only be paid to the holder of the award if and to the extent that the award vests. No dividends or dividend equivalents may be paid on unvested awards.

●

Clawback and No Hedging Policies. Awards will be subject to our policies, including our clawback, stock ownership and no hedging policies. For a description of these policies, see “Compensation Discussion & Analysis—Other Compensation Information - Clawback Policies” and “—Stock Ownership Policy.”

●

Misconduct Event. If certain misconduct events occur, the grantee may be required to forfeit or repay outstanding, unpaid awards, as well as awards paid to the grantee within three years preceding such event.

●

No Discounted Awards or Repricings. The exercise price per share of options and stock appreciation rights must be not less than the fair market value of a share on the grant date and may not be repriced without shareholder approval.

●

No “Evergreen” or Liberal Share Recycling. The 2024 Plan does not contain an evergreen provision and authorizes a fixed number of shares available for grant. Shares tendered by a grantee or withheld by the Company in payment of the exercise price or consideration required to be paid, or to satisfy any tax withholding obligation, with respect to an award are not available for future awards.

BURN RATE AND OVERHANG

The Company’s historical share usage under its equity compensation plans (sometimes referred to as “burn rate”) and the potential dilution of the Company’s shareholders that could occur with respect to the Company’s equity plans (sometimes referred to as “overhang”) are summarized below.

Burn rate is a calculation of shares granted during the year divided by weighted average shares outstanding.

	FYE 2023	FYE 2022	FYE 2021	Average
(a) Restricted Stock, RSUs and PSUs granted (1)	736,518	372,386	325,061	477,988
(b) Weighted average basic shares outstanding	195,303,839	129,276,641	130,499,451	151,693,310
(c) Burn rate (a/b) (2)	0.38%	0.29%	0.25%	0.31%

(1) Reflects the maximum, gross number of shares underlying awards made during the respective year.

(2) Not adjusted for forfeitures, withholding and expirations, which would reduce the burn rate if taken into account.

Overhang is a calculation of the total potential dilution attributable to equity-based compensation and reflects the shares reserved for all outstanding (unvested) grants plus shares available for future grants as a percentage of common shares outstanding. The overhang as of March 11, 2024 is calculated as follows:

(a) Proposed share reserve under the 2024 Plan*	7,482,000
(b) Shares underlying outstanding awards**	1,706,304
(c) Shares remaining available under the 2018 Plan***	84,814
(d) Total shares authorized for, or outstanding under, employee awards (a + b + c)	9,273,118
(e) Total shares outstanding	209,311,089
(f) Overhang (d/e)	4.43%

* If the 2024 Plan is approved, we intend to use approximately 457,134 of the 7,482,000 shares to settle the Cash-Settled Awards in stock.

** Of such shares, 1,706,304 are underlying full value awards (i.e. restricted stock, RSUs and PSUs) and 0 are underlying appreciation awards (i.e., stock options). PSUs are shown assuming that maximum performance is achieved, with 0 shares underlying earned portions and 517,915 shares underlying unearned portions.

*** In 2024, we have granted awards under our 2018 Plan covering approximately 1,004,209 shares, which are included in “shares underlying outstanding awards” above. No further shares will be granted as awards under the 2018 Plan after March 11, 2024 unless the 2024 Plan is not approved.

The number of shares remaining available for grant as described above differs from information reported in our 10-K, which reports the information as of December 31, 2023. Additional information as of March 11, 2024 includes:

Shares of Restricted Stock outstanding	935,955
RSUs outstanding	252,434
PSUs outstanding*	517,915
Shares to be issued upon exercise of outstanding options and rights	0
Weighted-average exercise price of outstanding options and rights	N/A
Weighted-average contractual life of outstanding options and rights in years	N/A
Shares remaining available for future issuance under equity compensation plans**	112,020

* Outstanding PSUs, all of which are unearned, are shown assuming that maximum performance is achieved.

** Consists of 84,814 shares available for future issuance under the 2018 Plan and 27,206 shares available for purchase under the Employee Stock Purchase Plan. As discussed above, if the 2024 Plan is approved, no shares will be available, and no new awards will be made, under the 2018 Plan.

PURPOSES AND EFFECTS OF THE 2024 PLAN

We have historically maintained an equity incentive plan for the benefit of our employees and directors. The Board believes that stock-based incentives are essential to attract and retain the services of individuals who are likely to make significant contributions to our success, to encourage ownership of our common stock by employees and directors, and to promote our success by providing both rewards for exceptional service and long-term incentives for future contributions to the Company. The Board believes that stock-based compensation is an important element to attract and retain associates to help grow the Company and its earnings in a competitive marketplace. The Board has adopted the 2024 Plan as the vehicle for making awards of stock-based incentive compensation to employees and directors of the Company and its affiliates.

The Board unanimously recommends that shareholders approve the 2024 Plan in order to allow the Company to continue to offer equity-based awards to employees and directors as part of its overall compensation package and be competitive in its marketplace.

SUMMARY OF THE 2024 PLAN

The following summary of the terms of the 2024 Plan is qualified in its entirety by reference to the text of the 2024 Plan, which is attached as Appendix B to this Proxy Statement.

Administration

The 2024 Plan will be administered by the Compensation Committee (the “Committee”). Among other things, the Committee will determine, in its discretion, the persons who will receive awards under the 2024 Plan, the time when awards will be granted, the terms of the awards and the number of shares of the Company’s common stock subject to the awards. Subject to applicable law and rules of a stock exchange or quotation system, the Committee may delegate (either generally or specifically) all or some of its power and authority to administer the 2024 Plan to one or more of its members or any other person selected by it as it deems appropriate in its sole discretion, and may revoke any such delegation at any time. The Board may take any action under the 2024 Plan that would otherwise be the responsibility of the Committee. All decisions of the Board or Committee relating to the 2024 Plan and awards granted thereunder do not need to be uniform and generally will be final, binding and conclusive on all persons and shall be non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction.

Eligibility

Employees and directors of the Company and its subsidiaries are eligible to be selected to be granted awards under the 2024 Plan. As of March 11, 2024, approximately 5,000 employees and 12 non-employee directors would have been eligible to receive awards under the 2024 Plan. For purposes of the following summary, an eligible person who has been granted an award under the 2024 Plan is referred to as a “Grantee.”

Stock Available for Issuance Through the 2024 Plan

Generally. The 2024 Plan provides for a number of forms of stock-based compensation, as further described below. The number of shares of the Company’s common stock that may be subject to awards will be 7,482,000 shares.

Acquired Awards. Shares of the Company’s common stock subject to Awards (as defined below) that are assumed, converted or substituted under the 2024 Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be granted under the 2024 Plan. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the 2024 Plan and will not reduce the maximum number of shares available for grant under the 2024 Plan, subject to applicable stock exchange requirements.

Share Counting. Shares subject to an Award that are not issued because the Award is forfeited or cancelled will be returned and made available for further grant under the 2024 Plan; provided that shares will not again be available for further grant in the case of shares that are (i) used to satisfy a withholding obligation of the Grantee, (ii) tendered to the Company to pay the exercise price or consideration required to be paid with respect to an Award or (iii) subject to a stock appreciation right, to the extent the stock appreciation right is exercised.

DESCRIPTION OF AWARDS UNDER THE 2024 PLAN

The Committee may award to eligible Grantees incentive stock options and nonqualified stock options; restricted shares; restricted stock units; stock appreciation rights; and cash awards, each of which is referred to as an “Award.”

The terms of these Awards as set forth in the 2024 Plan are described in greater detail below.

Stock Options. Options granted under the 2024 Plan (other than to a non-employee director) may include options intended to meet the requirements of an “incentive stock option” as defined in Section 422 of the Internal Revenue Code and “non-qualified options;” provided that the maximum number of shares of common stock underlying incentive stock options that may be granted to any one Grantee in a calendar year is 100,000 shares. The exercise price for each option granted under the 2024 Plan is determined by the Committee, but may not be less than 100% of the fair market value on the date of grant. “Fair market value” is defined in the 2024 Plan to mean the closing sale price of a share of the Company’s common stock as reported on the Nasdaq Stock Market. The term of each option will be fixed by the Committee and may not exceed 10 years from the date of grant; provided that vested options will expire on an earlier date if the Grantee’s employment with the Company terminates. During the lifetime of the Grantee, options may only be exercised by the Grantee.

Restricted Stock Awards. A restricted stock Award means a share of common stock issued to an employee or director that is subject to restrictions and conditions determined by the Committee, including, for example, completing a specified number of years of service or attaining specified performance goals. No cash or other consideration need be paid for shares of common stock subject to an Award, other than in the form of services performed under terms and conditions determined by the Committee. A Grantee holding a restricted stock Award (both vested and unvested) will have the rights of a shareholder (including voting and liquidation rights) with respect to the shares subject to the Award; provided that all ordinary cash dividends or other ordinary distributions paid during the period of restriction upon any share of restricted stock will be retained by the Company and will be paid to the Grantee (without interest) if and to the extent that the restricted stock vests.

Restricted Stock Unit. A restricted stock unit means the right to receive common stock or a payment in cash in an amount equal to the fair market value of such common stock on the date on which the restricted stock unit Award is settled. No cash or other consideration need be paid for shares of common stock subject to an Award, other than in the form of services performed under the terms and conditions determined by the Committee. The holder of a restricted stock unit will have none of the rights of a shareholder until such time as shares, if any, are actually issued. Any portion of an Award that is not vested because the specified objectives were not attained is forfeited. The 2024 Plan provides that a restricted stock unit may include a right to a “dividend equivalent,” which is an amount equal to the total dollar value of all dividends that would have been paid on the shares of common stock covered by the Award between the date of grant of the restricted stock units and the date on which the restricted stock units are settled if such shares of common stock had been delivered pursuant to the Award. A restricted stock unit does not include a dividend equivalent unless the applicable Award agreement clearly specifies that it does. Any restricted stock units that are granted with dividend equivalents will accrue dividend equivalents at the time and at the same rate as dividends are paid on shares of Common Stock, which dividend equivalents will be retained by the Company and will be paid to the Grantee (without interest) if and to the extent that the restricted stock units vest.

Stock Appreciation Right. A stock appreciation right means the right to receive payment in cash or common stock in an amount equal to the excess of the fair market value of the Company’s common stock on the date of exercise of the right to receive payments under the stock appreciation right and the fair market value of the Company’s common stock on the date of grant. The reference price applicable to a stock appreciation right may never be less than the fair market value of the underlying stock on the date on which the stock appreciation right is granted, and no stock appreciation right may be exercisable later than 10 years after the grant date.

Cash Awards. The Committee will also have the discretion to grant cash Awards under the 2024 Plan upon such terms and conditions as it establishes. Each cash Award will have a value as determined by the Committee. The Committee may establish performance goals in its discretion and determine payout in its discretion.

CHANGE IN CONTROL

Except as otherwise provided in the Award Agreement, if a Grantee’s employment is terminated by the Company, a Subsidiary or any successor entity thereto without cause, or the Grantee resigns his or her employment for good reason, in either case, on or within two years after a change in control, each Award granted to the Grantee prior to such change in control will become fully vested. Any outstanding Awards that are subject to performance-vesting conditions will be deemed earned at the greater of the target level and the actual performance level as of the change in control date and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the change in control in accordance with the original performance period.

In the event of a change in control or similar transaction, a Grantee’s Award will be treated in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle Awards for an amount of cash or securities equal to their value, where in the case of stock options and stock appreciation rights, the value of such Awards will be equal to their in-the-money spread value (if any); or (ii) provide for the assumption of or the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards. In the event of a change in control where all options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction without payment of consideration therefor.

ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

Subject to any required action by the shareholders of the Company, the number of shares subject to Awards, the number of shares available for grants, the exercise price for shares specified in Awards, the value of shares used to determine amounts required to be paid under restricted stock units (and any associated dividend equivalent) and stock appreciation rights and the individual Grantee limitations set forth in the 2024 Plan will be proportionately adjusted for any increase or decrease in the number of issued shares of the Company’s common stock resulting from a stock split or other subdivision or consolidation of shares, the payment of any extraordinary cash or stock dividend on shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. The Committee will make such adjustments and its determination in that respect will be final, binding and conclusive. The grant of an Award will not affect in any way the right or power of the Company to adjust, reclassify, reorganize or change its capital or business structure.

NO RE-PRICING OR REPURCHASE OF OPTIONS AND STOCK APPRECIATION RIGHTS

The exercise price of outstanding options and stock appreciation rights may not be changed, and the Company may not make an offer to purchase outstanding options or stock appreciation rights for cash, or exchange outstanding options or stock appreciation rights for other securities, at a time when the exercise price of the outstanding options or stock appreciation rights exceeds the fair market value of the common stock covered by the options or stock appreciation rights, except with approval of the Company’s shareholders or as otherwise required or permitted in the 2024 Plan (for example, proportionate adjustments in the event of a corporate transaction that impacts the Company’s common stock).

CLAWBACK POLICIES

Awards under the 2024 Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee. For a description of our clawback policies, see “Compensation Discussion & Analysis—Other Compensation Information - Clawback Policies.”

NON-TRANSFERABILITY OF AWARDS

No Award granted under the 2024 Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution if permitted by the 2024 Plan.

TERM OF THE 2024 PLAN; AMENDMENT AND TERMINATION

The 2024 Plan will have a term of 10 years following the date of shareholder approval. The 2024 Plan may be amended or terminated at any time by the Board subject to any required shareholder approval. If the 2024 Plan is terminated, it will remain in effect with respect to any Awards granted under it that are outstanding at the time of its termination. The Board or Committee may amend outstanding Awards under the 2024 Plan; provided that any amendment may not, without the Grantee’s consent, materially impair or diminish the Grantee’s rights under the Award.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief description of the current U.S. federal income tax treatment generally arising with respect to grants of Awards under the 2024 Plan. This summary is not intended to constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Incentive Stock Options. Grantees of incentive stock options incur no federal income tax (other than potential alternative minimum tax) on the grant or exercise of such options. However, the excess of the fair market value of shares received upon exercise of an incentive stock option on the date of exercise over the exercise price paid will be included in the Grantee’s minimum taxable income. If stock received upon exercise of an incentive stock option is disposed on or after the later of (i) the second anniversary of the date of grant of the incentive stock option and (ii) the first anniversary of the date of exercise of the incentive stock option (the “statutory holding period”), then the Grantee incurs tax at capital gain rates.

If stock received upon exercise of an incentive stock option is disposed before the end of the statutory holding period (considered a “disqualifying disposition”), then the Grantee will be subject to tax as follows: (1) on the excess of the fair market value of the shares on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid, as ordinary income, and (2) on the excess, if any, of the amount realized on the disqualifying disposition over the fair market value of the shares on the date of exercise, as capital gain. If the amount realized from a disqualifying disposition is less than the exercise price paid (i.e., the Grantee’s basis) and the loss sustained upon such disposition would otherwise be recognized, the Grantee will not recognize any ordinary income from the disqualifying disposition and instead will recognize a capital loss. In the event of a disqualifying disposition, the amount recognized by the Grantee as ordinary income is generally deductible by the Company.

The current position of the Internal Revenue Service is that income tax withholding and FICA and FUTA taxes (“employment taxes”) do not apply upon the exercise of an incentive stock option or upon any subsequent disposition, including a disqualifying disposition, of shares acquired pursuant to the exercise of the incentive stock option.

Nonqualified Stock Options. The Grantee of a nonqualified stock option recognizes income subject to federal income tax on the date of exercise of such option. The Grantee is taxed on the excess of (i) the fair market value of the stock (measured on the date of exercise) acquired upon exercise of the option over (ii) the option exercise price. The income is taxable at ordinary income rates and subject to income tax withholding and employment taxes, and the Company is entitled to a deduction for the amount included by the Grantee in income.

Restricted Stock Awards. A Grantee of restricted stock will generally not be subject to federal income tax or employment taxes with respect to the stock at the time of grant if the stock is subject to a substantial risk of forfeiture. Instead, the Grantee is subject to federal income tax withholding and employment taxes with respect to such stock in the taxable year in which the stock is transferable or is no longer subject to such substantial risk of forfeiture, whichever is applicable. The amount that the Grantee must include in gross income with respect to the restricted stock is the excess of the fair market value of the stock at the time it is transferable or no longer subject to a substantial risk of forfeiture, whichever is applicable, over the amount (if any) that was paid for the stock. In lieu of the foregoing, a Grantee of restricted stock can make a special election under Section 83(b) of the Code to include in gross income, for the taxable year in which the stock is granted, the excess of the fair market value of the stock at the time of grant over the amount (if any) paid for the stock. Such income will be subject to income tax withholding and employment taxes at such time. The Company is entitled to a deduction for the amount included by the Grantee in income in the applicable taxable year. In the event the Grantee forfeits the restricted stock after making an election under Section 83(b) of the Code, the Company will include in its income the amount of its original deduction.

Restricted Stock Units. The grant of a restricted stock unit will result in no income to the Grantee. Upon vesting of the restricted stock unit, the fair market value of the shares covered by the restricted stock unit on the vesting date will be subject to employment taxes. At the time the Company settles the restricted stock unit, the Grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares plus cash, if any, transferred to the Grantee. The amount of income will generally be subject to income tax withholding on the date of settlement.

Stock Appreciation Rights. The grant of a stock appreciation right will result in no income to the Grantee. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of the shares received will be taxable to the Grantee as ordinary income, and such amount will be deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. If any dividend equivalent amounts are paid to the Grantee, they will be includible in the Grantee’s income as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

Cash Awards. At the time the Company makes a payout pursuant to a cash award, the Grantee will recognize ordinary income and the Company will be entitled to a deduction equal to the amount of such cash payment. This amount of income will be subject to employment taxes.

Additional Medicare Tax. Grantees will also be subject to a 3.8% tax on the lesser of (i) “net investment income” for the relevant taxable year and (ii) the excess of modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the Grantee’s circumstances). The Grantee’s net investment income generally includes net gains from the disposition of shares.

Section 162(m). Under Section 162(m) of the Code, the Company may not deduct compensation in any taxable year in excess of $1,000,000 that is paid to any individual who was a “covered employee” (generally, our named executive officers).

Non-Employee Director Awards. The discussion above regarding the federal income tax implications of Awards generally applies to Awards granted to non-employee directors of the Company, except that non-employee directors are not eligible to receive incentive stock options and any amounts taxable to non-employee directors in respect of Awards are not subject to employment taxes (including the additional 3.8% Medicare tax) but may be subject to certain self-employment taxes.

NEW PLAN BENEFITS

Awards granted under the 2024 Plan will be subject to the Committee’s discretion. Other than the Cash-Settled Awards, the Committee has not determined future Awards or who might receive them. As a result, other than the Cash-Settled Awards, the benefits that will be awarded or paid under the 2024 Plan are not currently determinable. The Awards granted for the 2023 fiscal year would not have changed if the 2024 Plan had been in place instead of the 2018 Plan and are set forth, for our Named Executives, in the 2023 Summary Compensation Table and the 2023 Grants of Plan-Based Awards table and, for our non-employee directors, in the 2023 Director Compensation Table above. The following table sets forth the Cash-Settled Awards granted in 2024 and, for participants who did not receive Cash-Settled Awards, equity awards granted in 2023.

2018 Plan

Name and Position	Dollar Value ($)(1)	Number of Shares(2)(3)

Clint E. Stein President, Chief Executive Officer	$3,333,952	186,567

Ron L. Farnsworth Chief Financial Officer	$849,969	47,564

Cort L. O’Haver Executive Chair	$4,015,816	134,084

Christopher E. Merrywell, SEVP & Umpqua Bank President of Consumer Banking	$1,099,970	61,554

Torran B. Nixon SEVP & Umpqua Bank President of Commercial Banking	$999,952	55,957

Aaron James Deer Former Chief Financial Officer	$251,946	8,124

Our current executive officers (including our Named Executives listed above), as a group	$5,231,399	179,003

Our current non-employee directors as a group	$1,834,194	75,230

Employees other than our executive officers as a group	$8,262,214	279,662

(1) Dollar value reflects the grant date fair value of restricted stock, RSUs, PSUs (at target performance) and/or Cash-Settled Awards, as applicable.

(2) Assumes target performance was achieved for PSUs and/or performance-based Cash-Settled Awards, as applicable.

(3) With respect to Messrs. Stein, Farnsworth, Merrywell and Nixon, reflects Cash-Settled Awards granted in 2024 due to an insufficient number of shares being available under the 2018 Plan. As previously noted, if the 2024 Plan is approved, we intend to utilize the proposed 2024 Plan share reserve to stock-settle the Cash-Settled Awards. With respect to all other individuals and groups of individuals (excluding the aforementioned NEOs), reflects restricted stock, RSUs and PSUs granted in 2023.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about equity compensation plans that provide for the award of securities or the grant of options to purchase securities to employees and directors of Columbia and its subsidiaries and predecessors by merger that were in effect as of December 31, 2023.

	Equity Compensation Plan Information

	(A)	(B)	(C)

(shares in thousands) Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (A)

Equity compensation plans approved by security holders

2018 Plan (1)	267	$—	1,084

Other (2), (3)	336	—	2,069

Equity compensation plans not approved by security holders	—	—	—

Total	603	$—	3,153

(1)

The 2018 Plan, which was approved by Columbia shareholders on May 23, 2018 and amended on May 22, 2019. The 2018 Plan authorizes the issuance of equity awards to directors and employees and reserves 3.1 million shares of the Company’s common stock for issuance under the plan. As of December 31, 2023, 267,000 performance share awards were outstanding and subject to satisfaction of performance based on the Company’s total shareholder return or return on average tangible shareholders equity relative to a peer group. As of December 31, 2023, 687,000 shares issued as restricted stock were outstanding, but subject to forfeiture in the event that time-based conditions are not met.

(2)

Includes outstanding restricted share awards issued under stock plans assumed through mergers. As of December 31, 2023, 336,000 performance share awards were outstanding and subject to satisfaction of performance based on the Company’s total shareholder return or return on average tangible shareholders equity relative to a peer group and 520,000 full value shares issued as restricted stock were outstanding, but subject to forfeiture in the event that time-based conditions are not met.

(3)	Includes 27,000 shares available for purchase under the shareholder-approved ESPP as of December 31, 2023.

Shares in the notes above are rounded to the nearest thousand.

VOTE REQUIRED AND BOARD RECOMMENDATION

The affirmative vote FOR by a majority of those shares present at the virtual Annual Meeting or by proxy and voting on the proposal is required to adopt the 2024 Plan. Brokers do not have discretion to cast a vote for the adoption of the 2024 Plan without your direction. Therefore, if your shares are in street name and you do not instruct your broker how to vote, your shares will not be voted on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends that you vote “FOR” the adoption of the 2024 Equity Plan as described above and attached to this Proxy Statement as Appendix B

Proposal 4 – Amendment to Amended and Restated Employee Stock Purchase Plan

GENERAL

We have maintained an Employee Stock Purchase Plan (“ESPP”) since 1995. The Board believes that encouraging ownership of Company common stock by our employees promotes our success by giving our employees an additional incentive to make contributions to our long-term future and helping to create an “ownership” mentality throughout the Company.

The ESPP currently provides for the grant of up to 758,829 shares (as adjusted for stock dividends and stock splits) of Columbia common stock. As of December 31, 2023, only 27,206 shares remain available for purchase. The Board believes that the number of shares of common stock currently available for issuance will be insufficient to achieve the purposes of the ESPP unless additional shares are authorized, and participation in the ESPP has been suspended since the Closing due to insufficient shares. Under the terms of the ESPP, once all shares have been committed for purchase, unless additional shares are authorized, the ESPP will automatically terminate.

Accordingly, the Board is proposing to increase the number of shares available under the ESPP by 850,000 shares, from 27,206 to 877,206. the resulting percentage ratio of the amount of authorized shares available under the ESPP would be less than 1% of outstanding shares.

The Board recommends that shareholders approve the amendment of the ESPP in order to allow Columbia to continue to offer stock to employees as part of its overall compensation package. The material features of the ESPP are summarized below. A copy of the full text of the ESPP will be supplied without charge upon request. A copy of the amendment to the ESPP is attached as Appendix C to this Proxy Statement.

MATERIAL FEATURES OF THE ESPP

The current ESPP qualifies as an “employee stock purchase plan,” within the meaning of Section 423 of the Internal Revenue Code of 1986 (“Code”). If approved, the amendment to the ESPP will increase the number of shares available under the ESPP to 877,206 shares and extend the life of the ESPP until all shares have been purchased, or the ESPP is further amended in the future to add additional shares available for purchase under the ESPP.

TERMS AND CONDITIONS OF PURCHASE

All employees (except for any shareholder who possesses 5% or more investment or voting power of Columbia stock) of Columbia or its subsidiaries are eligible to participate in the ESPP. As of March 1, 2024, approximately 5,000 employees would have been eligible to participate in the ESPP. An employee may become a participant by authorizing Columbia to automatically deduct from each payroll an amount not less than 1% of their compensation or a flat dollar amount that cannot be less than $15.00, in either case which is credited to the employee’s ESPP account. “Offering Periods” generally are available twice annually, commencing each January 1 and July 1, and run for a period of six months. On the first day of each Offering Period (“enrollment date”), a participant will be granted a right to purchase shares on the “exercise date” (the last day of the Offering Period), the number of which is determined by dividing the participant’s accumulated payroll deductions in their account by the purchase price. Other than withdrawals from the ESPP, a participant may not make any changes in the amount of their payroll deductions after the commencement of the applicable Offering Period. The maximum value of stock that can be purchased by a participant in any calendar year is $25,000.

The per share purchase price of the common stock for any Offering Period is an amount equal to 90% of the fair market value of Columbia’s common stock on the “enrollment date” or the “exercise date” applicable to that Offering Period, whichever is lower. The Compensation Committee, which administers the ESPP, has the authority to amend the purchase price in certain circumstances.

Unless otherwise notified, Columbia will automatically exercise the participant’s purchase right at the end of the applicable Offering Period and issue the participant the maximum number of full shares which their accumulated payroll deductions will purchase. No fractional shares will be issued and any remaining funds not sufficient to purchase a whole share will be retained in the participant’s account for the subsequent Offering Period.

In the event of termination other than due to death, all remaining payroll deductions in the participant’s account will be returned to the participant, or in the event of death following a termination of employment, a designated beneficiary. In the event of termination due to death, a designated beneficiary may elect to withdraw all remaining payroll deductions in the participant’s account or exercise the right to purchase shares on the next exercise date.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material federal income tax consequences to Columbia and participating employees in connection with the ESPP under current provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to income tax circumstances of any individual employee. Further, the discussion does not address the consequences of state, estate, inheritance, local or foreign tax laws.

Participants will not have taxable income when they acquire the right to purchase shares under the ESPP on the enrollment date or when the shares are purchased on the exercise date. Instead, participants will generally have taxable income only when they sell or otherwise dispose of the shares. If a participant holds onto the shares for more than two years after the applicable enrollment date and more than one year after the exercise date (the “qualifying holding period”), then gain realized from a sale of such shares will be taxed as ordinary income in an amount equal to the lesser of (i) 10% of the fair market value of the shares on the enrollment date; or (ii) the excess of the amount realized from the sale of the shares over the price paid for the shares. Any gain in excess of such amount will be taxed as long-term capital gain. If, after the qualifying holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. If the participant sells the shares before the end of the qualifying holding period, the participant has ordinary income equal to the excess of the fair market value of the shares on the exercise date over the price paid for the shares.

Columbia may deduct for federal income tax purposes an amount equal to the ordinary income recognized by participants when they dispose of shares purchased under the ESPP before the end of the qualifying holding period. However, it may not deduct any amount for shares disposed of after the qualifying holding period.

ACCOUNTING CONSIDERATIONS

The 10% discount provided to participants under the terms of the ESPP is recognized by Columbia as compensation expense.

NEW PLAN BENEFITS

Participation in the ESPP is voluntary and each eligible employee will make their own decision regarding whether to participate and how much to contribute. As a result, the benefits that will be received under the ESPP, as amended, are not currently determinable. In addition, since participation in the ESPP has been suspended since the Closing, it is not possible to determine the benefits that would have been received in 2023 if the plan had been in effect for the full fiscal year.

VOTE REQUIRED AND BOARD RECOMMENDATION

The affirmative vote FOR by a majority of those shares present at the virtual Annual Meeting or by proxy and entitled to vote are required to amend the ESPP. Brokers do not have discretion to cast a vote for the amendment to the ESPP without your direction. Therefore, if your shares are in street name and you do not instruct your broker how to vote, your shares will not be voted. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” the amendment of the ESPP attached to this Proxy Statement as Appendix C

Independent Registered Public Accounting Firm

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees charged to Columbia by Deloitte & Touche LLP (“Deloitte”) for audit services rendered in connection with the audited consolidated financial statements and reports for the 2023 and 2022 fiscal years and for other services rendered during the 2023 and 2022 fiscal years.

Fee Category	Fiscal 2023	% of Total	Fiscal 2022	% of Total

Audit Fees	$6,129,552	93.7%	$2,258,000	92.3%

Audit-Related Fees	$56,000	0.9%	0	0%

Tax Fees	353,736	5.4%	183,015	7.5%

All Other Fees	2,066	0.0%	4,180	0.2%

Total Fees	$6,541,354	100%	$2,445,195	100%

Audit Fees. Consists of fees billed to Columbia for professional services rendered by Deloitte in connection with the audit of our financial statements included in Columbia’s Form 10-K, review of financial statements included in Columbia’s Form 10-Qs, or services to Columbia in connection with statutory or regulatory filings or engagements, including consents. Amount includes $110,000 for expenses and $3,269,552 for items associated with the Merger, including audit services associated purchase accounting, core conversion, regulatory filings, and other.

Audit-Related Fees. Audit-Related fees for 2023 represent billings by Deloitte for services provided during the twelve months ended December 31, 2023, including the audit of the Umpqua Bank 401(k) and Profit Sharing Plan for the plan year ended December 31, 2022, which was audited during 2023.

Tax Fees. Consists of tax compliance, tax advice, and tax consulting services.

All Other Fees. Consists of accounting research subscriptions.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement Sarbanes-Oxley, as well as the American Institute of Certified Public Accountants.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee pre-approved services performed by Deloitte in 2023 and 2022 in accordance with the pre-approval policy outlined in the Committee’s adopted charter. The policy specifies that pre-approval of all permissible auditing and non-auditing services to be provided by the Company’s independent auditors is the sole responsibility of the Audit Committee. Prior to commencing such services, pre-approval is required by the Audit Committee or as delegated to the Audit Committee Chair by the Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board makes the following report, which notwithstanding anything to the contrary set forth in any of Columbia’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Audit Committee consists of the directors listed below. The Board has determined that the membership of the Audit Committee meets the independence requirements as defined under Nasdaq listing standards.

The Audit Committee is governed by a charter. A copy of the charter is available in the “Overview - Governance Documents” section of our website at www.columbiabankingsystem.com. The charter was last amended effective March 1, 2023. The Audit Committee held nine meetings during fiscal year 2023.

Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for overseeing Columbia’s financial reporting processes on behalf of the Board. With respect to fiscal year 2023, the Audit Committee has:

(1)

reviewed and discussed the audited financial statements with management, and management represented to the Audit Committee that Columbia’s consolidated financial statements were prepared in accordance with generally accepted accounting principles;

(2)	discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

(3)

received from Deloitte the written communications required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte that firm’s independence;

(4)	discussed with Columbia’s internal and independent accountants the overall scope and plans for their respective audits; and

(5)

met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Columbia’s internal controls, and the overall quality of Columbia’s financial reporting.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements and internal control over financial reporting have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ capabilities and the auditors’ technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has retained Deloitte as the Company’s independent auditor for 2024. Deloitte has been the independent auditor for Columbia since 1997 and was also the independent auditor for Umpqua, the accounting acquirer for purposes of the Merger, since 2018.

The members of the Audit Committee and the Board believe that, due to Deloitte’s knowledge of the Company and its industry, it is in the best interests of the Company and its shareholders to continue retention of Deloitte to serve as the Company’s independent auditor. Although the Audit Committee has sole authority to appoint the independent auditor, the Audit Committee will continue to recommend that the Board ask the shareholders, at the Annual Meeting, to ratify the appointment of the independent auditors.

Based on the review and discussions referred to in items (1) through (5) above, the Audit Committee has recommended to the Board that the audited financial statements be included in Columbia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Audit Committee Members

Randal L. Lund, Chair

Eric S. Forrest

S. Mae Fujita Numata

Maria M. Pope

John F. Schultz

Elizabeth W. Seaton

Hillard C. Terry, III

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm

Deloitte currently serves as our independent registered public accounting firm, and that firm has conducted the audits of our financial statements since the fiscal year ended December 31, 1997 and also conducted the audits of the financial statements of Umpqua, the accounting acquirer for purposes of the Merger, since December 31, 2018. The Audit Committee has appointed Deloitte to serve as the Company’s independent registered public accounting firm to conduct an audit of the financial statements for fiscal year 2024.

Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our shareholders for approval or ratification. However, upon the recommendation of the Audit Committee, the Board has determined to submit the appointment of auditors to our shareholders for ratification. In the event our shareholders do not vote to ratify the appointment, the Audit Committee may reconsider whether to retain Deloitte, and may retain Deloitte or another firm without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and its shareholders’ best interest.

Representatives of Deloitte are expected to be present virtually at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD RECOMMENDATION

The affirmative vote FOR by a majority of those shares present at the virtual meeting or by proxy and entitled to vote are required to ratify the appointment of Deloitte as our independent public accounting firm. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Certain Relationships and Related Transactions

Transactions between Columbia or its affiliates and related persons (including directors and executive officers of Columbia and Columbia Bank, prior to the Merger, and of Umpqua Bank, following the Merger, or their immediate family) must generally be approved by the Audit Committee, in accordance with the policies and procedures set forth in the Related Party Transaction Policy adopted by the Board. Under the Related Party Transaction Policy, a transaction with a “related person” will be consummated only if the Audit Committee, or a majority of the disinterested independent members of the Board, approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

During 2023 and continuing through the date of this proxy statement, certain directors and executive officers of Columbia and Umpqua Bank, and their immediate family members, were customers of Umpqua Bank, and it is anticipated that such individuals will continue to be customers of Umpqua Bank in the future. All transactions between Umpqua Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

Annual Report to Shareholders and Form 10-K

Columbia’s 2023 Annual Report and Form 10-K for the year ended December 31, 2023 (which is not a part of Columbia’s proxy soliciting materials) have been filed with the SEC and are also available on our website. Copies of the 2023 Annual Report and Form 10-K will be furnished to shareholders upon request to:

Investor Relations

1301 A Street, Suite 800

P. O. Box 2156

Tacoma, WA 98402-2156

Email: shareholders@umpquabank.com

(503) 727-4100

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In some cases, only one copy of the proxy statement or Notice, as applicable, is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement or Notice, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a shareholder may submit a written or oral request to the Corporate Secretary at the address and number written above. Additionally, any shareholders who are presently sharing an address and receiving multiple copies of the proxy statement, annual reports or the Notice and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.

Other Business

The Board knows of no other matters to be brought before shareholders at the Annual Meeting. If other matters are properly presented for a vote at the meeting, the proxy holders will vote shares represented by proxies at their discretion in accordance with their judgment on such matters. At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.

Questions and Answers About Voting and the Meeting

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

Instead of mailing a printed copy of our proxy materials to each shareholder of record, the SEC permits us to furnish proxy materials to our shareholders over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received the Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice for requesting such materials.

We mailed the Notice on March 28, 2024 to all shareholders entitled to vote at the Annual Meeting. As of the date of mailing of the Notice, all shareholders and beneficial owners have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials are available free of charge.

What is being voted on at the Annual Meeting?

At the Annual Meeting you will be asked to vote on:

Proposal 1: Election of 14 nominees to serve on the Board until the 2025 Annual Meeting of Shareholders or until their successors have been qualified and elected or there is a decrease in the number of directors;

Proposal 2: Advisory (non-binding) vote on the compensation of Columbia’s named executive officers;

Proposal 3: Approval of the 2024 Equity Incentive Plan;

Proposal 4: Approval of the Amendment to the Amended and Restated Employee Stock Purchase Plan; and

Proposal 5: Ratification (non-binding) of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Who is entitled to vote?

Only shareholders who owned Columbia common stock, either directly or beneficially, as of the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.

How do I vote?

At the Virtual Meeting. Shares held in your name as the shareholder of record may be voted by you online at the Annual Meeting at www.virtualshareholdermeeting.com/COLB2024. Shares held beneficially in “street name” may be voted by you online at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares, giving you the right to vote the shares. Have the legal proxy available when you access the virtual meeting web page. A technical assistance phone number will be made available on the virtual meeting registration page starting at 9:45 a.m. Pacific time on the date of the meeting to assist with any difficulties you might have while accessing the virtual meeting during the check-in or meeting time.

By Mail. Shareholders who ask for and receive a paper proxy card may vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that will accompany the delivery of the paper proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted.

By Internet before the meeting. For shares registered in your name, you may go to http://www.proxyvote.com to transmit a proxy to vote your shares by means of the Internet. You will be required to provide our number and the control number, both of which are contained on the Notice or the proxy card, as applicable. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired. We must receive votes submitted before the Meeting via the Internet by 11:59 p.m. ET on May 7, 2024 and for shares held in an employee benefit plan sponsored by the Company, by 11:59 p.m. ET on May 6, 2024.

By Telephone. You may grant a proxy to vote your shares by telephone. The telephone voting procedures are designed to authenticate your identity, to allow you to grant a proxy to vote your shares, and to confirm that your instructions have been recorded properly. To vote by telephone, call 1-800-690-6903 by 11:59 p.m. ET on May 7, 2024 (for shares held in an employee benefit plan sponsored by the Company, vote by 11:59 p.m. ET on May 6, 2024). Please see the instructions on the Notice or the proxy card, as applicable.

For shares registered in the name of a broker or bank. Most beneficial owners, whose stock is held in “street name,” receive instructions for granting proxies from their banks, brokers or other agents, rather than a proxy card. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and as the beneficial owner, you have the right to direct your broker on how to vote.

A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions Inc. that offers the means to grant proxies to vote shares over the telephone and Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, you may grant a proxy to vote those shares by calling the telephone number or visiting the website shown on the instruction form received from your broker or bank.

For shares in Umpqua benefit plans. You will be given the opportunity to instruct the trustee of the Umpqua Bank 401(k) and Profit Sharing Plan and the Supplemental Retirement/Deferred Compensation Plan how to vote the shares that you hold in your account. To the extent that you do not timely give such instructions, the trustee will vote all unvoted shares held in the 401(k) Plan in proportion to the voted shares, and the trustee will vote the unvoted shares in the Supplemental Retirement/Deferred Compensation Plan as recommended by the Board.

Can I revoke my proxy and/or change my vote?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Columbia’s Secretary a notice of revocation, voting again by Internet or telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted), signing and returning a new proxy card with a later date, obtaining a legal proxy from the broker or other agent that holds your shares, or attending the virtual Annual Meeting and voting online. The powers of the proxy holders will be suspended if you attend the Annual Meeting and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

The Board recommends a vote (i) FOR the election of the director nominees listed in this proxy statement, (ii) FOR the approval, on an advisory basis (non-binding), of the compensation of Columbia’s named executive officers, (iii) FOR the approval of the 2024 Equity Incentive Plan, (iv) FOR the approval of the amendment to the Amended and Restated Employee Stock Purchase Plan, and, (v) FOR the ratification of Deloitte as the independent registered public accounting firm for the fiscal year 2024.

If you indicate when voting by Internet or by telephone that you wish to vote as recommended by the Board, or if you sign and return a proxy card without specific instructions as to how to vote, Cort L. O’Haver and Clint E. Stein, as the persons named as proxy holders on the proxy card, will vote as recommended by the Board of Directors. If any other matters are considered at the meeting, Mr. O’Haver and Mr. Stein will vote as recommended by the Board. If the Board does not give a recommendation, Mr. O’Haver and Mr. Stein will have discretion to vote as they think best.

Will my shares be voted if I do not vote by using the Internet, by telephone or by signing and returning my proxy card?

If your shares are registered in your name and you do not vote by using the Internet, by telephone or by returning a signed proxy card or do not vote online at the Annual Meeting, your shares will not be voted.

If your shares are held in “street name” and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the advisory (non-binding) approval of the appointment of the independent registered public accounting firm only. If no instructions are given with respect to the election of directors, the advisory (non-binding) vote on the compensation of Columbia’s named executive officers, the vote to approve the 2024 Plan or the vote to approve an amendment to the ESPP, your broker cannot vote your shares on these proposals.

How many votes are needed to hold the Annual Meeting?

A majority of Columbia’s outstanding shares as of the Record Date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes online at the virtual meeting or has properly submitted a proxy card. As of the Record Date for the Annual Meeting, 209,311,089 shares of Columbia common stock were outstanding and eligible to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

What vote is required to elect directors?

In an uncontested election, a nominee for election to a position on the Board will be elected as a director if the votes cast For the nominee exceed the votes cast Against the nominee (known as majority voting). The term of any director who does not receive a majority of votes cast in an election held under that standard terminates on the earliest to occur of: (i) 90 days after the date election results are certified; (ii) the date the director resigns; and (iii) the date the Board fills the position. Our Bylaws provide that an election is considered “contested,” and will be held under a plurality standard, if there are shareholder nominees for director pursuant to the advance notice provision in Section 1.17 of our Bylaws who are not withdrawn by the advance notice deadline set forth in that section. You may vote For, Against, or Abstain from voting for the listed nominees. The following will not be votes cast and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as abstain; (ii) a share otherwise present at the meeting but for which there is an abstention; and (iii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. Shareholders may not cumulate their votes in the election of directors.

What vote is required to approve the advisory (non-binding) resolution on the compensation of Columbia’s executive officers?

The affirmative vote For by a majority of those shares present online or by proxy and voting on this matter is required on the advisory (non-binding) resolution on the compensation of Columbia’s named executive officers. You may vote For or Against approving the advisory (non-binding) resolution to approve named executive officer compensation or Abstain from voting on the matter. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

What vote is required to approve the 2024 Equity Incentive Plan?

The affirmative vote For by a majority of those shares present online or by proxy and voting on this matter is required to approve the plan. You may vote For or Against the plan or Abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

What vote is required to approve the amendment to the Amended and Restated Employee Share Purchase Plan?

The affirmative vote For by a majority of those shares present online or by proxy and voting on this matter is required to approve the amendment. You may vote For or Against the amendment or Abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

What vote is required to ratify the appointment of the independent registered public accounting firm?

The proposal to ratify the appointment of Deloitte as Columbia’s independent registered public accounting firm will be adopted if a majority of the votes present online or by proxy and voting on this matter are cast For the proposal. You may vote For, Against or Abstain from approving the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Can I vote on other matters?

We have not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and the Board does not know of any other matters to be brought before the Annual Meeting.

Who is soliciting my proxy and who is paying the cost of solicitation?

The Board is soliciting proxies for use at the 2024 Annual Meeting. Certain directors, officers and employees of Columbia and its banking subsidiary, Umpqua Bank, may solicit proxies by mail, telephone, facsimile, or in person.

We will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of our common stock. However, management may, if it determines it necessary to obtain the requisite shareholder vote, retain the services of a proxy solicitation firm.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website at www.columbiabankingsystem.com, the SEC’s website at www.sec.gov, or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200.

When are proposals and director nominations for the 2025 Annual Meeting due?

In order to be considered for inclusion in our proxy statement and proxy card, proposals by shareholders to transact business at Columbia’s 2025 Annual Meeting must be delivered to Columbia’s Secretary no later than December 6, 2024 and should contain such information as is required under our Bylaws. Such proposals will also need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Columbia-sponsored proxy materials. In order for a shareholder proposal to be raised from the floor during next year’s annual meeting, or for a shareholder to nominate a person or persons for a director, written notice must be received by us no earlier than the 150th day and no later than the 120th day prior to the first anniversary of the 2024 Annual Meeting (meaning no earlier than December 9, 2024, and no later than January 8, 2025), and should contain such information as required under our Bylaws. However, if the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the 2024 Annual Meeting, notice must be delivered no earlier than the 150th day and no later than the 120th day prior to the date of the 2025 Annual Meeting or, if the first public announcement of the 2025 Annual Meeting date is less than ten days before the meeting date, notice must be delivered no later than the 10th day following the date of the Company’s first public announcement of the 2025 Annual Meeting date.

In addition to satisfying the foregoing requirements, to comply with the new universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Columbia’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 7, 2025. To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or director nominee as described in our Bylaws. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notice of intention to present proposals at the 2025 Annual Meeting, or to obtain a copy of the detailed procedures regarding notice requirements for proposals or director nominations, should be directed to Columbia’s Corporate Secretary, 1301 “A” Street, Tacoma, Washington 98402-4200.

WE URGE YOU TO VOTE VIA THE INTERNET OR TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE NOTICE OR REQUEST A PROXY CARD AND SIGN AND RETURN IT WHEN RECEIVED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

Appendix A

NON-GAAP FINANCIAL MEASURES

The Company considers its Operating PPNR and its Operating PPNR Return on Average Assets to be important measurements as they reflect the ongoing operating leverage of the Company. Additionally, presentation of these measures allow readers to compare certain aspects of the Company’s financial success to other organizations. Despite the importance of these measures to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following table reconciles the Company’s calculation of Operating PPNR:

	Twelve Months Ended December 31,

Operating PPNR:	2023	2022*	2021*	2020*

	($ in thousands)

Net income (loss)	$348,715	$336,752	$420,300	$(1,523,420)

Exit and disposal costs	10,218	6,805	12,763	2,588

Merger-related expense	171,659	17,356	15,183	-

Mortgage servicing rights hedge loss	4,693	14,476	-	-

Change in fair value of mortgage servicing rights due to valuation inputs or assumptions	6,122	(57,537)	(11,089)	53,423

Change in fair value of certain loans held for investment	(2,630)	58,464	(3,032)	-

Loss (gain) on swap derivatives	4,597	(16,249)	(8,395)	9,409

(Gain) loss on investment securities	(2,313)	7,097	1,503	(959)

FDIC special assessment	32,923	-	-	-

Goodwill impairment	-	-	-	1,784,936

Tax effect of adjustments	(52,567)	(7,479)	1,014	(475,913)

Operating Earnings	521,417	359,685	428,247	(149,936)

Provision (recapture) for credit losses	213,199	84,016	(42,651)	204,861

Provision for income taxes (excluding tax effect of adjustments above)	175,051	121,305	136,846	542,913

Operating PPNR	$909,667	$565,006	$522,442	$ 597,838

*Financial results for periods ended prior to February 28, 2023 reflect Umpqua results on a standalone basis.

The following table reconciles the Company’s calculation of Operating PPNR Return on Average Assets:

	Twelve Months Ended December 31,

Operating PPNR return on average assets:	2023	2022*	2021*	2020*
	($ in thousands)

Operating PPNR (numerator)	$909,667	$565,006	$522,442	$597,839

Average assets (denominator)	$49,496,319	$30,817,396	$30,267,372	$29,211,733

Operating PPNR return on average assets (numerator / denominator)	1.84%	1.83%	1.73%	2.05%

*Financial results for periods ended prior to February 28, 2023 reflect Umpqua results on a standalone basis.

A-1

Appendix B

COLUMBIA BANKING SYSTEM, INC.

2024 EQUITY INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to attract and retain the services of employees and directors who are likely to make significant contributions to the success of Columbia Banking System, Inc. (the “Company”) and its Subsidiaries, to provide them with rewards for exceptional performance and contributions to the Company and its Subsidiaries, and to align their long-term interests with those of the Company’s shareholders that they will exert maximum efforts to promote the Company’s growth and success for the ultimate benefit of all its shareholders.

The Plan replaces the 2018 Equity Incentive Plan, as amended, which was approved by the Company’s shareholders at the 2018 Annual Shareholder Meeting and effective on March 28, 2018, (the “Prior Plan”), and will become effective on the date the Plan is approved by the Company’s shareholders (the “Effective Date”). Awards may not be granted under the Prior Plan beginning on the Effective Date, but the Plan will not affect the terms and conditions of any equity award grants under the Prior Plan (or any predecessor plans) granted prior to the Effective Date. In the event that the Plan is not approved by the Company’s shareholders, the Plan shall be null and void and of no force or effect, but the Prior Plan and the Awards granted thereunder (or under any predecessor plan) on or prior to the Effective Date shall remain in full force and effect.

2.	Definitions

As used herein, the following definitions shall apply:

a.  “Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit (which may or may not include a Dividend Equivalent), Stock Appreciation Right or Cash Award under the Plan.

b.  “Award Agreement” means a written agreement entered into by and between a Grantee and the Company setting forth terms and conditions relating to an Award granted to such Grantee. The agreement shall take such form, and contain such terms and conditions, as shall be determined from time to time by the Committee in its sole discretion. Any reference herein to an agreement in writing, and acceptance thereof, will be deemed to include an electronic writing and electronic acceptance to the extent permitted by applicable law.

c.  “Cash Award” means an Award granted as described in Section 7 herein.

d.  “Board” means the board of directors of the Company.

e.  “Cause” means (i) with respect to a Grantee employed pursuant to a written employment, change in control or similar agreement that includes a definition of “Cause,” “Cause” as defined in that agreement or (ii) with respect to any other Grantee, any of the following: (A) dishonesty in performing one’s duties to the Company or a Subsidiary, (B) willful misconduct, or a willful failure to act, with the intent of injuring, or having the effect of injuring, the reputation, business or business relationships of the Company or a Subsidiary, or any of their officers, directors or employees; (C) conviction of a felony or of any crime involving fraud, dishonesty or moral turpitude or that reflects unfavorably on the Company or a Subsidiary; (D) willful or prolonged absence from work or failure for any reason to perform duties as an Employee or Director, unless excused by the Company or a Subsidiary, whichever is the entity for which services are performed; (E) breach of any material terms of an employment or service agreement with the Company or a Subsidiary, including an Award Agreement; or (F) disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by his or her job description or loss of any governmental or self-regulatory license that is reasonably necessary for such Grantee to perform his or her duties or responsibilities.

f.  “Change in Control” means the first to occur of the following events:

(i)

Any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total gross fair market value equal to or more than two-thirds (2/3) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions;

(ii)

Any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) acquires ownership of stock of the Company that, together with stock held by such person, constitutes more than two-thirds (2/3) of the total fair market value or total voting power of the stock of the Company; provided, however, that the event described in this paragraph (ii) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of stock of the Company: (A) by the Company or its Subsidiaries, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or its Subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction as defined in paragraph (iv) of this definition;

(iii)

The date a majority of members of the Company’s Directors is replaced during any 12-month period by persons whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that the appointment or election of any individual initially elected or nominated as a Director as a result of an actual or publicly threatened election contest with respect to Directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be not endorsed by the Board; or

(iv)

The consummation of a merger, consolidation, reorganization or similar corporate transaction of the Company, unless, following such transaction, (A) the shareholders of the Company immediately prior to such transaction own directly or indirectly immediately following such transaction more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such transaction (or the ultimate parent entity that has beneficial ownership of at least 95% of the voting power of such resulting entity) (the “Surviving Entity”) in substantially the same proportion as their voting power immediately prior to the transaction; (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities of the Surviving Entity and (C) at least a majority of the Surviving Entity’s directors were the Company’s Directors at the time the Board approved such transaction (any transaction that satisfies all of the criteria specified in (A), (B) and (C) of this paragraph is a “Non-Qualifying Transaction”).

g.  “Code” means the Internal Revenue Code of 1986, as amended.

h.  “Common Stock” means the no par value common stock of the Company.

i.  “Committee” has the meaning given to such term in Section 4.a.

j.  “Company” has the meaning given to such term in Section 1.

k.  “Covered Person” has the meaning given to such term in Section 4.c.

l.  “Director” means a person elected or appointed as a member of the Board or the board of directors of a Subsidiary.

m.  “Disability” has the meaning given to such term in Code Section 22(e)(3).

n.  “Dividend Equivalent” means, with respect to Restricted Stock Units, an amount equal to the total dollar value of all ordinary cash dividends that would have been paid on the shares of Common Stock covered by the Award between the date of grant of the Restricted Stock Units and the date on which the Restricted Stock Units are settled if such shares of Common Stock had been delivered pursuant to such Award. A Restricted Stock Unit does not include a Dividend Equivalent unless the Award Agreement for the Restricted Stock Unit clearly specifies that it does. Further, a Grantee shall have no right to receive payment of a Dividend Equivalent unless and until the Restricted Stock Unit that includes it Vests and is settled as provided herein.

o.  “Effective Date” has the meaning given to such term in Section 1.

p.  “Employee” means a person employed by the Company or a Subsidiary.

q.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

r.  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid price, if no sales were reported) as quoted on such exchange or system for such date (or, if such pricing information is not published for such date, the last date prior to such date for which pricing information is published), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)

If the Common Stock is regularly quoted by recognized securities dealers but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)

In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and by taking into account such criteria and information as is required to comply with Section 409A to the extent applicable.

s.  “Good Reason” means (i) with respect to a Grantee employed pursuant to a written employment, change in control or similar agreement that includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (ii) with respect to any other Grantee, the occurrence of any of the following in the absence of the Grantee’s written consent: (A) any material and adverse change in the Grantee’s position or authority with the Company as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Grantee; (B) the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the Grantee’s primary work site in effect immediately before a Change in Control; or (C) a diminution of the Grantee’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies generally to similarly situated employees. If the Grantee does not deliver to the Company a written notice of termination within 60 days after the Grantee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Grantee must give the Company 30 days to cure the event constituting Good Reason and actually terminate employment within 60 days after expiration of the cure period.

t.  “Grantee” means a person who has been granted an Award.

u.  “Incentive Stock Option” means an Option that qualifies as an “incentive stock option,” as that term is defined in Code Section 422.

v.  “Misconduct Event” means (i) the Grantee engages in conduct detrimental to the Company insofar as it causes material financial or reputational harm to the Company or its business activities; (ii) the grant or payment of an Award to a Grantee was based on (A) materially inaccurate performance metrics (whether or not the Grantee was responsible for the inaccuracy) or (B) a material misrepresentation by the Grantee; (iii) the Grantee improperly or with gross negligence failed to identify, raise or assess, in a timely manner and as reasonably expected, risks and/or concerns with respect to risks material to the Company or its business activities; (iv) the Grantee engages in (A) a fraudulent act or (B) knowing and willful misconduct related to the Grantee’s employment or service; or (v) the Grantee violates (A) restrictive covenants to which the Grantee is subject or (B) employment restrictions specified in any agreement between the Company or a Subsidiary and the Grantee following the termination of employment or service.

w.  “Nonqualified Stock Option” means an Option, other than an Incentive Stock Option.

x.  “Non-Qualifying Transaction” has the meaning given to such term in Section 2.f(iv).

y.  “Option” means a right granted under the Plan to purchase Common Stock. Options granted under this Plan may be either Incentive Stock Options or Nonqualified Stock Options, and the term means either or both, as the context requires. Each Award Agreement shall state whether an Option subject to the agreement is an Incentive Stock Option or a Nonqualified Stock Option.

z.  “Plan” means this 2024 Equity Incentive Plan of Columbia Banking System, Inc., as amended from time to time.

aa.  “Plan Action” has the meaning given to such term in Section 13.b.

bb.  “Prior Plan” has the meaning given to such term in Section 1.

cc.  “Restricted Stock” means a share of Common Stock, issued under the Plan that is subject to such restrictions and conditions as are set forth in the Plan and the related Award Agreement.

dd.  “Restricted Stock Unit” means a right granted under the Plan to receive a payment in cash or Common Stock, or a combination of both, as determined by the Committee, with a value equal to the sum of (i) the Fair Market Value, on the date that the Restricted Stock Unit is settled, of one share of Common Stock per Restricted Stock Unit, and (ii) the Dividend Equivalent, if the Award Agreement for the Restricted Stock Unit clearly specifies that it includes a Dividend Equivalent. If the Committee determines to settle payment in Common Stock, then it may pay cash in lieu of fractional shares.

ee.  “Section 409A” has the meaning given to such term in Section 23.

ff.  “Shareholder-Employee” means an Employee who owns, at the time an Incentive Stock Option is granted, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary. For this purpose, the attribution of stock ownership rules of Code Section 424(d) shall apply.

gg.  “Stock Appreciation Right” means a right granted under the Plan to receive a payment in cash or Common Stock, or a combination of both, as determined by the Committee, with a value equal to the excess of (i) the Fair Market Value, on the date of exercise of the right, of one share of Common Stock per Stock Appreciation Right, over (ii) the Fair Market Value, on the date of grant of the right, of such share of Common Stock. Such Fair Market Value shall not be increased or otherwise adjusted because of dividends or other distributions paid at any time on or with respect to shares of Common Stock. In addition, the following shall apply to Stock Appreciation Rights: (1) amounts payable under the Stock Appreciation Right shall not be greater than the excess of the Fair Market Value of Common Stock

(disregarding lapse restrictions as defined in Treasury Regulations §1.83-3(i)) on the date the Stock Appreciation Right is granted over the Fair Market Value of the Common Stock (disregarding lapse restrictions as defined in Treasury Regulations §1.83-3(i)) on the date the Stock Appreciation Right is exercised, with respect to the number of shares fixed on or before the date of grant of the Stock Appreciation Right; (2) the Stock Appreciation Right exercise price shall never be less than the Fair Market Value of the underlying Common Stock (disregarding lapse restrictions as defined in Treasury Regulations § 1.83-3(i)) on the date the Stock Appreciation Right is granted; (3) the Stock Appreciation Right shall not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Stock Appreciation Right, and (4) no Stock Appreciation Right shall be exercisable later than the 10th anniversary date of its grant.

hh.  “Subsidiary” means, (i) in the case of an Incentive Stock Option, a corporation having a relationship with the Company described in Code Section 424(f), and (ii) in the case of any other type of Award, a corporation with which the Company is considered a single employer under Code Section 414(b).

ii.  “Surviving Entity” has the meaning given to such term in Section 2.f(iv).

jj.  “Vest” means satisfaction in full of all conditions precedent, imposed by the Plan and the related Award Agreement, to a Grantee’s right to exercise an Option, to hold Restricted Stock free of any obligation to forfeit or retransfer the same to the Company or to receive payments under a Restricted Stock Unit, Stock Appreciation Right or Cash Award.

3.	Stock Subject to Plan and Maximum Awards

a.  General. Subject to the adjustments provided in Section 18, the number of shares of Common Stock that may be made subject to Awards of all types shall be Seven Million, Four Hundred Eighty-Two Thousand (7,482,000). The Company shall reserve such shares, to the extent that it deems appropriate from authorized but unissued shares of Common Stock and from shares of Common Stock that have been reacquired by it. Shares of Common Stock subject to Awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be granted under the Plan. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and will not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.

b.  Share Counting. Shares of Common Stock that are made subject to an Award of Options, Restricted Stock, Restricted Stock Units (together with any Dividend Equivalent) or Stock Appreciation Rights that will or may be settled in stock shall be counted against the number of shares set forth in Section 3.a., unless and until the Grantee forfeits rights in the Award by failing to satisfy any condition to Vesting; and shares of Common Stock that are made subject to an Award of Restricted Stock Units (together with any Dividend Equivalent) shall not count against such number if, in either case, they are settled in cash. Any shares of Common Stock made subject to an Award shall again become available to be made subject to a new Award if the shares are not issued because the Award is forfeited or cancelled, but shares of Common Stock shall not again become available under Section 3.a. to be made subject to an Award in the case of shares that are (i) used to satisfy a withholding obligation of the Grantee, (ii) tendered to the Company to pay the exercise price or consideration required to be paid with respect to an Award, and (iii) subject to a Stock Appreciation Right, to the extent the Stock Appreciation Right is exercised.

c.  Maximum Awards. The maximum number of shares of Common Stock subject to Incentive Stock Options granted to any one Grantee (other than a non-employee Director) in a calendar year is 100,000.

4.	Administration of the Plan

a.  The Committee. The power and authority to administer the Plan is vested in the Compensation Committee of the Board (the “Committee”), which shall be selected by the Board and shall consist of at least two directors. Persons selected to the Committee shall satisfy applicable independence criteria of the stock exchange or quotation system on which the Common Stock may then be listed or quoted and be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. If the Committee does not exist or the Board, for any reason determined by it desires to directly administer the Plan, then the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.

b.  Delegation of Responsibilities. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or quotation system, the Committee may delegate (either generally or specifically) all or some of its power and authority to administer the Plan to one or more of its members, or to any other person or persons selected by it, as it deems appropriate in its sole discretion. The Committee may revoke such delegation at any time.

c.  Powers of the Committee. Subject to the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority and discretion to do the following:

(1)	determine the persons to whom Awards are to be granted, the times of grant, and the number of shares of Common Stock subject to each Award;

(2)

subject to the terms of this Plan, determine the exercise price for shares of Common Stock to be issued pursuant to the exercise of an Option; the purchase price, if any, of Restricted Stock; the Fair Market Value of Common Stock used to determine the amount required to be paid under a Restricted Stock Unit (if applicable) or Stock Appreciation Right; and whether a Restricted Stock Unit includes a Dividend Equivalent;

(3)	determine all other terms and conditions (which need not be identical between or among Grantees) of each Award;

(4)	modify or amend the terms of any Award previously granted, or grant substitute Options, subject to the provisions of Sections 16 and 21;

(5)	cancel or suspend Awards, subject to the provisions of Section 21;

(6)	interpret the Plan and Awards;

(7)	authorize any person or persons to execute and deliver Award Agreements, or to take any other actions deemed by the Committee to be necessary or appropriate, to effectuate the grant of Awards; and

(8)

construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award Agreements and determine disputed facts related thereto; provided that, with respect to all claims or disputes arising out of any determination of the Committee that materially adversely affects a Grantee’s Award, (i) the affected Grantee shall file a written claim with the Committee for review, explaining the reasons for such claim, and (ii) the Committee’s decision must be written and must explain the decision.

All decisions, determinations and interpretations of the Committee relating to the Plan and Awards shall be entitled to the maximum deference permitted by law, shall be final, binding and conclusive upon all persons, including all Grantees and any other persons interested in any Awards, and shall be non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. No member of the Committee or the Board, or any person to whom the Committee delegates its powers, responsibilities or duties in writing (each, a “Covered Person”) shall be liable to any person (including any Grantee) for any action taken or omitted to be taken with respect to the Plan or any Awards. Each Covered Person shall be indemnified and held harmless by the Company against and from:

(x)

any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith; and

(y)

any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.

The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification or coverage to which Covered Persons may be entitled under the Company’s articles of incorporation or bylaws or insurance policies, pursuant to any indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

d.  Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, and the Plan shall be construed in favor of its so complying. If any Plan provision is determined to not comply with such Rule 16b-3, the provision shall be deemed null and void. Notwithstanding any contrary provisions of the Plan, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to Grantees who are officers and directors subject to Section 16(b) of the Exchange Act, without so restricting, limiting, or conditioning the use of such provision of the Plan with respect to other Grantees.

5.	Eligibility

All Employees and Directors are eligible to be selected to be granted an Award. Notwithstanding any contrary provisions of this Plan, a Director who is not also an Employee may not be selected to be granted an Incentive Stock Option.

6.	Granting of Awards

a.  General. Only Employees and Directors selected by the Committee, in its sole discretion, shall be granted Awards. An Award may consist solely of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units (either including or not including a Dividend Equivalent), Stock Appreciation Rights, Cash Awards or any combination of the foregoing. All Awards are subject to the terms and conditions of the Plan. Notwithstanding any actions taken by the Company in connection with the grant of an Award to any person, such person shall have no rights to or under such Award prior to the time he or she first performs services as an Employee or Director. Any Restricted Stock Units that are granted with Dividend Equivalents shall accrue Dividend Equivalents at the time and at the same rate as dividends are paid on shares of Common Stock, which Dividend Equivalents shall be retained by the Company and shall be paid to the Grantee (without interest) if and to the extent that the Restricted Stock Units vest and shall be forfeited if for any reason the Restricted Stock Units are forfeited. For the avoidance of doubt, no dividends or Dividend Equivalents shall be paid on unvested Awards.

b.  Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms and conditions of the Award. A person who is granted an Award shall have no rights under the Award unless and until such person duly executes and delivers to the Company an Award Agreement. An Award shall expire, and the Company shall have no further obligations with respect thereto, if the person does not so execute and deliver an Award Agreement within any period of time prescribed by the Company.

c.  Consideration. The Committee shall determine the form and amount, if any, of consideration required to be paid by a Grantee with respect to an Award. Such consideration may take the form of cash, property, shares of Common Stock or services.

d.  Arrangements to Cancel Restricted Stock. The Company may make such arrangements as it deems necessary or appropriate to hold shares of Restricted Stock in escrow until the Grantee satisfies all conditions to Vesting and to automatically cancel such shares if the Grantee fails to satisfy such conditions.

7.	Cash Awards

a.  Grant of Cash Awards. Subject to the terms of this Plan, Cash Awards (including, without limitation, retainers and meeting-based fees for Directors) may be granted to Grantees in such amounts, and upon such terms, at any time and from time to time, as shall be determined by the Committee.

b.  Value of Cash Awards. Each Cash Award shall have a value as may be determined by the Committee.

c.  Earning of Cash Awards. Each Cash Award shall be subject to such Vesting conditions (which may include performance goals) as determined by the Committee in its discretion.

d.  Form and Timing of Cash Awards. Payment of earned Cash Awards shall be as determined by the Committee and as evidenced by the applicable Award Agreement, which shall in any event be no later than as may be required under Section 409A.

8.	Vesting of Awards

a.  The Committee may impose any terms and conditions on the Vesting of an Award that it determines to be appropriate, including, without limitation, requiring the Grantee to continue to provide services as an Employee or Director for a specified period of time or to meet performance goals established by the Committee. Such terms and conditions shall be set forth in an Award Agreement.

b.  Unless otherwise provided in an Award, in the event of the death or Disability of a Grantee who at the time of his or her death or cessation of service due to Disability was an Employee or Director and who was an Employee or Director at all times since the date of grant of (i) a Restricted Stock Award, or (ii) a Restricted Stock Unit Award, then the target number of shares of Restricted Stock and/or Restricted Stock Units, as the case may be, shall Vest upon such death or cessation of services due to Disability.

9.	Exercise and Settlement of Awards

a.  Options; Stock Appreciation Rights. Grantee shall pay the full exercise price for shares of Common Stock purchased under an Option, at the time the Option is exercised, in cash or other consideration of comparable value deemed acceptable by the Committee (including by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the date of exercise), or in any combination thereof, as determined by the Committee. The Committee may permit a Grantee to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a portion of the shares of Common Stock sufficient to pay the exercise price) acquired upon exercise of the Option and remit to the Company the sale proceeds therefrom sufficient to pay the entire exercise price and any tax withholding resulting from such exercise. The Company shall settle payment of any amounts due under a Stock Appreciation Right upon exercise of such right by the Grantee in accordance with the applicable Award Agreement.

b.  Restricted Stock. The Company shall take such actions as it determines to be reasonably necessary to release Restricted Stock from forfeiture restrictions as soon as practicable after the Restricted Stock Vests.

c.  Cash Awards. Cash Awards shall be paid as described in Section 7 above.

d.  Restricted Stock Units. The Company shall settle payment of any amounts due under a Restricted Stock Unit (and any Dividend Equivalent that it includes) in accordance with the applicable Award Agreement.

10.	Terms Applicable to Options

a.  Limit on Value of Options Granted. Subject to Section 3.c. above, any number of Options may be granted from time to time to a person eligible to receive the same hereunder, except that in the case of Incentive Stock Options the aggregate Fair Market Value (determined as of the date each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by the Grantee in any one calendar year (under all incentive stock option plans of the Company and all Subsidiaries taken together) shall not exceed $100,000.

b.  Exercise Price. The exercise price for shares of Common Stock subject to an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to an Employee who immediately before the grant of such Incentive Stock Option is a Shareholder-Employee, the Incentive Stock Option exercise price shall be at least 110% of the Fair Market Value of the Common Stock as of the date of grant of the Incentive Stock Option.

c.  Term of Option. No Option granted under the Plan shall in any event be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, however, that in the case an Incentive Stock Option granted to an Employee who immediately before such Incentive Stock Option is granted is a Shareholder-Employee, the term of such Incentive Stock Option shall be for not more than five (5) years from the date such Option is granted. Subject to the foregoing and other applicable provisions of the Plan, the Committee shall determine the term of each Option in its sole discretion.

d.  Exercise During Lifetime of Grantee. During the lifetime of a Grantee, only the Grantee may exercise such Option.

11.	Minimum Vesting

All Awards shall be subject to a minimum vesting schedule of at least twelve months following the date of grant of the Award; provided that vesting may accelerate in connection with death, Disability, retirement or a Change in Control. Notwithstanding the foregoing, up to 5% of the shares of Common Stock available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 11.

12.	Termination of Employment or Directorship

a.  Unvested Awards. Subject to the provisions of Section 8 above and Section 16 below, and unless otherwise specified in the applicable Award Agreement, a Grantee shall forfeit all rights in, to and under all Awards that have not Vested prior to the time the Grantee first ceases to be an Employee or Director. Such forfeiture shall occur without the need for further action by any person.

b.  Vested Restricted Stock Units and Cash Awards. Unless otherwise specified in the applicable Award Agreement, all Restricted Stock Units and Cash Awards that are Vested at the time a Grantee first ceases to be an Employee or Director shall be settled promptly following such event.

c.  Vested Options and Stock Appreciation Rights. Options and Stock Appreciation Rights that are Vested at the time a Grantee first ceases to be an Employee or Director shall terminate on, if not exercised before, the earlier of (i) the same day of the third month after the date of termination of the Grantee’s status as an Employee or Director, or (ii) the expiration date of the Option or Stock Appreciation Right provided in the Award Agreement. Notwithstanding the immediately preceding sentence:

(i)

Upon the death of a Grantee who at the time of his or her death is an Employee or Director, and who has been an Employee or Director at all times since the date of grant of the Option or Stock Appreciation Right, all of such Grantee’s Options and Stock Appreciation Rights that are Vested at the time of his or her death shall terminate, and may no longer be exercised, on the earlier of (a) one year after such date of death or at such later date as the Committee may set, in is sole discretion; or (b) the expiration date of the Option or Stock Appreciation Right provided in the Award Agreement. The Option or Stock Appreciation Right shall be exercisable at any time prior to such termination by the Grantee’s estate, or by any person or persons who acquire the right to exercise the Option or Stock Appreciation Right by bequest, inheritance or otherwise by reason of the death of the Grantee;

(ii)

If a Grantee ceases to be an Employee or Director at any time during the term of his or her Option or Stock Appreciation Right by reason of a Disability and the Grantee has been an Employee or Director at all times since the date of grant of the Option or Stock Appreciation Right, an Option or Stock Appreciation Right that is Vested at such time shall terminate, and may no longer be exercised, on the earlier of (i) one year after the date the Grantee ceases to be an Employee or Director, or (ii) the expiration date of the Option or Stock Appreciation Right provided in his or her Award Agreement;

(iii)

If a Grantee ceases to be an Employee or Director for Cause, then all Options and Stock Appreciation Rights that are Vested at such time shall terminate, and may no longer be exercised, immediately upon his or her ceasing to be an Employee or Director; and

(iv)

Nonqualified Stock Options and Stock Appreciation Rights granted to a person who is a Director but who ceases thereafter to be a Director (other than due to death or Disability or Cause) shall expire at such time as the Committee shall determine, but in no event more than six (6) months after the person ceases to be a Director, and shall otherwise be exercisable on such terms and conditions as the Committee shall determine.

d.  Permitted Absences From Work. A person shall not be treated as ceasing to be an Employee or Director if the interruption of his or her services as such is caused by military leave, sick leave or any other bona fide leave of absence approved by the Company or a Subsidiary, whichever is the entity for which the person primarily performs services; provided, however, that in the case of Incentive Stock Options, the foregoing is subject to any restrictions of laws or regulations applicable to such Options.

13.	Compliance with Applicable Law and Clawback Policies

a.  Shares of Common Stock shall not be issued pursuant to the Plan or any Award granted hereunder, unless the issuance and delivery of the shares will not violate, and can otherwise be done in a manner that complies with, the provisions of applicable law (including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act), and the rules or regulations of any stock exchange or quotation system on which the Common Stock may then be listed or quoted. Issuance of shares of Common Stock is further subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding anything to the contrary, the Company will not be required to make any payment or grant any Award under the Plan or any Award Agreement that would otherwise be a prohibited golden parachute payment within the meaning of Section 18(k) of the Federal Deposit Insurance Act.

b.  If the Committee at any time determines that any consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then, subject to Section 23 such Plan Action will not be taken, in whole or in part, unless and until such consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any certificate evidencing shares of Common Stock delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares. The term “consent” for this purpose shall include (i) any listings, registrations, qualifications, consents, clearances or approvals upon or by any securities exchange, governmental agency or regulatory body, (ii) other consents or authorizations required to comply with, or required to be obtained under, applicable law or (iii) any consents by the Grantee to any restrictions on the shares of Common Stock or other property delivered under the Plan. Nothing herein will require the Company to list, register or qualify the shares on any securities exchange.

c.  Awards under the Plan will be subject to the Company’s Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation, the Company’s Amended and Restated Clawback Policy and any other clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee. Furthermore, to the full extent permitted by applicable law, in the event a Misconduct Event occurs, the Committee, in its sole discretion, may require the forfeiture and/or repayment of any (i) outstanding, unpaid Awards held by the Grantee, whether vested or unvested and (ii) Awards paid to the Grantee in the three-year period preceding the date on which the Misconduct Event occurs as determined by the Committee (including any gain realized on any Award).

14.	Tax Compliance

The Company, in its sole discretion, may take any actions that it deems to be necessary or advisable to comply with all tax reporting and withholding requirements applicable to Awards under applicable law, including, but not limited to, withholding or causing to be withheld from any form of compensation or other amount due a Grantee the amount of taxes to be withheld based on the individual tax rates applicable to a Grantee. Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

15.	Non-Transferability

No Award or rights under an Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution if permitted herein. Shares of Restricted Stock may be sold, pledged, assigned, hypothecated, transferred, or disposed of only after such shares Vest and are released from forfeiture restrictions in accordance with Section 9.b. and only in compliance with the Company’s policies as in effect from time to time.

16.	Change in Control

a.  Except as otherwise provided in the applicable Award Agreement, if a Grantee’s employment is terminated by the Company, a Subsidiary or any successor entity thereto without Cause, or the Grantee resigns his or her employment for Good Reason, in either case, on or within two (2) years after a Change in Control, (i) each Award granted to such Grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (ii) any shares of Common Stock deliverable pursuant to Restricted Stock Units will be delivered promptly (but no later than 15 days) following such Grantee’s termination of employment. As of the Change in Control date, any outstanding Awards that are subject to performance-vesting conditions shall be deemed earned at the greater of the target level and the actual performance level as of the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions. Such Awards will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period except as determined by the Committee in accordance with Section 16.b.

b.  Notwithstanding the foregoing, in the event of a Change in Control, a Grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount of cash or securities equal to their value, where in the case of Options and Stock Appreciation Rights, the value of such Awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Committee; or (ii) provide for the assumption of or the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all Options and Stock Appreciation Rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

17.	Rights as a Shareholder

No person shall have any rights as a shareholder by reason of an Award until and unless the Company actually issues and delivers shares of Common Stock to such person pursuant to the Award. In the case of Restricted Stock, the Grantee thereof shall have all the rights of a shareholder (including voting and liquidation rights) with respect to shares of Restricted Stock that are issued and delivered to the Grantee, until such shares are forfeited or reacquired by the Company in accordance with the terms of the Award. Notwithstanding the foregoing, all ordinary cash dividends or other ordinary distributions paid upon any share of Restricted Stock during the period of restriction shall be retained by the Company and shall be paid to the Grantee (without interest) if and to the extent that the Award of Restricted Stock vests and shall revert back to the Company if for any reason the share of Restricted Stock upon which such dividends or other distributions were paid reverts back to the Company. Any extraordinary dividends or other extraordinary distributions shall be treated in accordance with Section 18. If any such dividends or distributions are paid in shares of Common Stock, such shares of Common Stock shall automatically be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

18.	Adjustments on Change in Capitalization

Subject to any required action by the shareholders of the Company, the number of shares of Common Stock subject to Awards, the number of shares of Common Stock available for grants under additional Awards, the exercise price for shares of Common Stock specified in each outstanding Option or Stock Appreciation Right, the value of Common Stock used to determine amounts required to be paid under Restricted Stock Units (together with any Dividend Equivalent that it includes) and Stock Appreciation Rights and the individual Grantee limitations set forth in Section 3.c. shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares, the payment of any extraordinary cash or stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Committee shall make such adjustments and its determination in that respect shall be final, binding and conclusive. No Incentive Stock Option shall be adjusted by the Committee pursuant to this Section 18 in a manner that causes the Incentive Stock Option to fail to continue to qualify as an “incentive stock option” within the meaning of Code Section 422. Except as otherwise expressly provided in this Section 18, no Grantee shall have any rights by reason of any stock split or other subdivision or consolidation of shares, any payment of an extraordinary cash or stock dividend, or any other increase or decrease in the number of such shares of Common Stock. Except as otherwise expressly provided in this Section 18, any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Award, and no adjustments in Awards shall be made by reason thereof. The grant of an Award shall not affect in any way the right or power of the Company to adjust, reclassify, reorganize or change its capital or business structure.

19.	Term of the Plan

The Plan was adopted by the Board on January 24, 2024 and was approved by shareholders on [●], 2024. Revisions and amendments to the Plan requiring the approval of shareholders of the Company, as described in Section 21, shall be effective when approved by the shareholders. Subject to Section 21, the Plan shall have a term of 10 years following the Effective Date. In the event the Plan terminates or is terminated as provided in this Section 19 or Section 21, it shall remain in effect with respect to any Awards granted under it that are outstanding at the time of such termination.

20.	No Right to Employment or Continued Service

Neither the adoption of the Plan nor the granting of an Award shall (i) confer upon any person a right to be employed by or to provide services to the Company or any Subsidiary, or to continue such employment or service; or (ii) interfere in any way with the right of a person, or the right of the Company or a Subsidiary, to terminate such employment relationship or service at any time.

21.	Amendment or Early Termination of the Plan

a.  Amendment or Early Termination. The Board may terminate the Plan at any time. The Board may amend the Plan from time to time in such respects as the Board deems advisable, except that, without proper approval of the shareholders of the Company, no such revision or amendment shall:

(1)	increase the number of shares of Common Stock subject to the Plan, other than in connection with an adjustment under Section 18; or

(2)

otherwise modify the Plan in a manner that would require shareholder approval under any applicable laws or regulations or the rules of any stock exchange or quotation system on which the Common Stock may then be listed or quoted.

Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory, and stock exchange or quotation system requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement.

b.  Modification and Amendment of Awards. The Board or Committee may modify or amend outstanding Awards granted under the Plan; provided, however that the modification or amendment shall not, without the consent of the Grantee, materially impair or diminish any of the Grantee’s rights or any of the obligations of the Company under such Award. Except as otherwise provided in this Plan or an applicable Award Agreement, no outstanding Award shall be terminated without the consent of the Grantee. Unless the Grantee otherwise agrees, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be prospective only and shall be made in a manner that will not constitute a “modification,” as defined in Code Section 424(h), and will not cause such Incentive Stock Options to fail to qualify as “incentive stock options” under Code Section 422.

c.  Re-pricing or Repurchase of Options and Stock Appreciation Rights. The exercise price of outstanding Options and Stock Appreciation Rights may not be changed, and the Company may not make an offer to purchase outstanding Options or Stock Appreciation Rights for cash or exchange outstanding Options or Stock Appreciation Rights for other securities, at a time when the exercise price of the outstanding Options or Stock Appreciation Rights exceeds the Fair Market Value of the Common Stock covered by the Options or Stock Appreciation Rights, except (i) with the approval of shareholders of the Company, or (ii) as otherwise permitted by Section 18 of the Plan.

22.	Nature of Awards; Other Payments or Awards

All Awards are unfunded and unsecured obligations of the Company. Any bookkeeping entries maintained by the Company with respect to Awards are merely for the convenience of the Company. The Company is not required to segregate any assets that may at any time represent an Award and no Grantee or other person shall have any rights or interests in any particular assets of the Company by reason of an Award. A Grantee is a mere general unsecured creditor of the Company with respect to an Award. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

23.	Section 409A of the Code

The provisions of this Plan are intended to comply with Section 409A of the Code, Treasury regulations issued thereunder, and related Internal Revenue Service guidance (“Section 409A”). Such provisions will be interpreted and applied in a manner consistent with Section 409A so that payments and benefits provided to any Grantee hereunder will not, to the greatest extent possible, be subject to taxation under such Section 409A. Notwithstanding any contrary provisions hereof, this Plan may be amended if and to the extent the Company determines that such amendment is necessary to comply with Section 409A. Without limiting the generality of this Section 23, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A, in each case to the extent required to comply with Section 409A:

a.  Any payment due upon a Grantee’s termination of employment or service will be paid only upon such Grantee’s “separation from service” from the Company within the meaning of Section 409A;

b.   Any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in ownership” or “change in effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;

c.  If a Grantee is a “specified employee” within the meaning of Section 409A, any payment to be made with respect to such Award in connection with the Grantee’s “separation from service” from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

d.  Any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

e.  With respect to any required consent described in Section 13.b. or the applicable Award Agreement, if such consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

f.  If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;

g.  If the Award includes Dividend Equivalents, the Grantee’s right to the Dividend Equivalents will be treated separately from the right to other amounts under the Award; and

h.  For purposes of determining whether the Grantee has experienced a “separation from service” from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

24.	Non-Uniform Determinations; Waiver of Claims; No Third-Party Beneficiaries

a.  The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreement, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s employment or service has been terminated for purposes of the Plan.

b.  Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award the Grantee has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, the Grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the Plan or the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

c.  Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 4.c will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

25.	Construction of Certain Terms

The term “Section” or “Sections,” as used herein, shall mean a Section or Sections of this Plan, unless otherwise required by the context. As required by the context, the singular form of words shall include the plural form, and vice-versa.

26.	Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Washington and applicable federal law. Any reference in this Plan or in any Award Agreement to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

27.	Disputes; Choice of Forum; Waiver of Jury Trial

a.  The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of Pierce, State of Washington, over any suit, action or proceeding arising out of or relating to or concerning the Plan or, to the extent not otherwise specified in any individual agreement between the Company and the Grantee, any aspect of the Grantee’s employment or service with the Company or the termination of that employment or service. The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 27.a. has a reasonable relation to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 27.a.

b.  The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 27.a., (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 27 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.

c.  Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the General Counsel of the Company as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.

d.  Each Grantee waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.

* * * * *

CERTIFICATE OF ADOPTION

I certify that the foregoing Plan was duly adopted by the Board of Directors of Columbia Banking System, Inc. on January 24, 2024 and duly approved by the shareholders of Columbia Banking System, Inc. on [●], 2024.

Kumi Y. Baruffi, Secretary

Appendix C

SECOND AMENDMENT TO

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN OF

COLUMBIA BANKING SYSTEM, INC.

This Second Amendment (this “Amendment”) to the Amended and Restated Employee Stock Purchase Plan of Columbia Banking System, Inc., is entered into by Columbia Banking System, Inc., a Washington corporation (the “Company”), as of [January 24, 2024] (the “Effective Date”).

Recitals

A.  The Company adopted the Amended and Restated Employee Stock Purchase Plan of Columbia Banking System, Inc. (the “Plan”) as of October 7, 2010.

B.  The Plan was amended on September 26, 2018 to allow employee participants, when authorizing a payroll deduction under the Plan, to elect for the amount of the deduction to be either a percentage of compensation or a flat dollar amount.

C.  The Company desires to further amend the Plan to increase the maximum number of shares issuable under the Plan by 850,000 shares from 27,206 to 877,206 shares.

Amendment

In accordance with Section 12.5 of the Plan, the Plan is hereby amended as follows:

1.  The first sentence Section 10.1 of the Plan is amended to read as follows:

“10.1 Maximum Shares.

The maximum number of shares of Common Stock that shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4, shall not exceed 877,206 shares for all Offering Periods. […].”

2.  The effectiveness of this Amendment is subject to the approval of the Company’s stockholders at the Company’s 2024 annual meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, then this Amendment shall be void ab initio and of no force and effect.

3.  All other provisions of the Plan remain in full force and effect, subject only to the amendment above.

C-1

This Amendment is effective as of the Effective Date and was duly adopted by the Board of Directors of the Company on [January 24, 2024], and the Company’s shareholders on [May 8, 2024].

COLUMBIA BANKING SYSTEM, INC.

By:
Its:

C-2

COLUMBIA BANKING SYSTEM COLUMBIA BANKING SYSTEM, INC. C/O BROADRIDGE PO BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 7, 2024 for common shareholders and by 11:59 p.m. Eastern Time on May 6, 2024 for shares held in an employee benefit plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/COLB2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 7, 2024 for common shareholders and by 11:59 p.m. Eastern Time on May 6, 2024 for shares held in an employee benefit plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V33069-P06276 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY COLUMBIA BANKING SYSTEM, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: 1a. Cort L. O’Haver 1b. Craig D. Eerkes 1c. Mark A. Finkelstein 1d. Eric S. Forrest 1e. Peggy Y. Fowler 1f. Randal L. Lund 1g. Luis F. Machuca 1h. S. Mae Fujita Numata 1i. Maria M. Pope 1j. John F. Schultz 1k. Elizabeth W. Seaton 1l. Clint E. Stein For Against Abstain 1m. Hilliard C. Terry, III 1n. Anddria Varnado The Board of Directors recommends you vote FOR proposals 2, For Against Abstain 3, 4 and 5: 2. To approve, on an advisory basis, the compensation of Columbia Banking System, Inc.’s named executive officers. 3. To approve the Columbia Banking System, Inc. 2024 Equity Incentive Plan. 4. To approve an amendment to the Amended and Restated Employee Stock Purchase Plan. 5. To ratify the appointment of Deloitte & Touche LLP as Columbia Banking System, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2024. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and AR/10K are available at www.proxyvote.com. V33070-P06276 COLUMBIA BANKING SYSTEM, INC. Annual Meeting of Shareholders May 8, 2024 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned shareholder of COLUMBIA BANKING SYSTEM, INC. (“Columbia”) hereby nominates, constitutes and appoints Cort L. O’Haver and Clint E. Stein, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and to vote all of the Common Stock of Columbia standing in my name and on its books on March 11, 2024 at the Annual Meeting of Shareholders to be held live via webcast at www.virtualshareholdermeeting.com/COLB2024 on May 8, 2024 at 10:00 AM Pacific Time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as shown on the reverse side. The undersigned hereby acknowledges access to or receipt of the Notice of Annual Meeting of Shareholders for the May 8, 2024 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED AND “FOR” PROPOSALS 2, 3, 4 AND 5. Continued and to be signed on reverse side